Exhibit 10.1

LOAN AGREEMENT

between

110 WILLIAM, LLC,
as Borrower

and

UBS REAL ESTATE SECURITIES INC.,
as Lender

Dated as of June 11, 2012

i

Table of Contents
(continued)

Table of Contents
(continued)

SCHEDULES

Schedule I    -     Rent Roll
Schedule II    -     Required Repairs
Schedule III    -    Organizational Chart
Schedule IV    -    Reserved
Schedule V    -     Updated Information
Schedule VI    -    Material Agreements
Schedule VII    -    NYC Department of Building Violations
Schedule VIII    -    Leasing Exceptions

LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of June 11, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between UBS REAL ESTATE SECURITIES INC., a Delaware corporation, having an address at 1285 Avenue of the Americas, New York, New York 10019 (together with its successors and assigns, collectively, “Lender”), and 100 WILLIAM, LLC, a Delaware limited liability company having an address at c/o Swig Equities, LLC, 110 William Street, 1st Floor, New York, New York 10038 (together with its permitted successors and assigns, collectively, “Borrower”).
All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.
W I T N E S S E T H :
WHEREAS, Borrower desires to obtain the Loan from Lender; and
WHEREAS, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents and based upon the representations, warranties, covenants and undertakings of Borrower herein and therein contained, Lender is willing to make the Loan to Borrower.
NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:
ARTICLE I
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1.    Definitions. For all purposes of this Agreement, except as otherwise expressly provided:
“Acceptable Accounting Basis” shall mean GAAP, income tax basis or such other accounting basis selected by Borrower and reasonably acceptable to Lender, in each case, which accounting basis shall be consistently applied.
“Act” shall have the meaning set forth in Section 3.1.24(s) hereof.
“Additional Mezzanine Borrower” shall have the meaning set forth in Section 11.30 hereof.
“Additional Mezzanine Lender” shall have the meaning set forth in Section 11.30 hereof.
“Additional Mezzanine Loan” shall have the meaning set forth in Section 11.30 hereof.

“Affiliate” shall mean, as to any Person, any other Person that (i) directly or indirectly, owns ten percent (10%) or more of legal, beneficial or economic interests in such Person, (ii) is in control of, is controlled by or is under common ownership or control with such Person, (iii) is a director or officer of such Person or of an Affiliate of such Person and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings.
“Affiliated Manager” shall mean any Manager that is an Affiliate of Borrower, Sole Member or Guarantor.
“Agreement” shall have the meaning set forth in the introductory paragraph hereto.
“ALTA” shall mean American Land Title Association or any successor thereto.
“Alteration Threshold” shall mean $1,450,000.00.
“Annual Budget” shall mean the operating and capital budget for the Property prepared by Borrower in accordance with Section 4.1.6(h) hereof for the applicable period or Fiscal Year.
“Appraisal” shall mean an appraisal of the Property in its then “as is” condition, prepared not more than ninety (90) days prior to the Closing Date (or other relevant date with respect to an updated Appraisal or an Appraisal) by a member of the American Institute of Real Estate Appraisers selected by Lender, which appraisal (i) shall meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), and (ii) otherwise shall be in form and substance satisfactory to Lender in its sole and absolute discretion.
“Approved Annual Budget” shall have the meaning set forth in Section 4.1.6(h) hereof.
“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Action” shall mean, with respect to any Person, (i) such Person filing a voluntary petition under the Bankruptcy Law; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Law; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (v) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
“Bankruptcy Law” shall mean the U.S. Bankruptcy Code, any other federal, state or foreign bankruptcy or insolvency law and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.
“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property for the applicable period or Fiscal Year: (i) Taxes, (ii) Other Charges, and (iii) Insurance Premiums.
“Borrower” shall have the meaning set forth in the introductory paragraph hereto.
“Borrower’s Recourse Liabilities” shall have the meaning set forth in Section 11.22 hereof.
“Broker” shall have the meaning set forth in Section 11.21 hereof.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.
“Capital Expenditure Account” shall have the meaning set forth in Section 6.4.1 hereof.
“Capital Expenditure Funds” shall have the meaning set forth in Section 6.4.1 hereof.
“Capital Expenditure Work” shall mean any labor performed or materials provided or installed in connection with any Capital Expenditures.
“Capital Expenditures” shall mean, for any period, the amounts expended for items required to be capitalized under an Acceptable Accounting Basis (including expenditures for replacements, building improvements, major repairs, alterations to the Property, tenant improvements and leasing commissions).
“Cash Management Account” shall have the meaning set forth in Section 2.7.2 hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, among Lender, Borrower, Manager, and Cash Management Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Cash Management Bank” shall mean Wells Fargo Bank, N.A. or any successor Eligible Institution acting as Cash Management Bank under the Cash Management Agreement.
“Cash Sweep DSCR Trigger Event” shall mean that, as of the last day of any calendar quarter, Lender determines the Debt Service Coverage Ratio based on the trailing twelve (12) month period immediately preceding the date of such determination and is less than 1.05 to 1.0.
“Cash Sweep Event” shall mean the occurrence of:
(i)    an Event of Default;
(ii)    any Bankruptcy Action of Borrower;
(iii)    any Bankruptcy Action of Guarantor;
(iv)    any Bankruptcy Action of Sponsor;
(v)    any Bankruptcy Action of any Affiliated Manager; or
(vi)    a Cash Sweep DSCR Trigger Event.
“Cash Sweep Event Collateral Amount” shall mean an amount as determined by Lender that, if applied on a pro rata basis to reduce the Outstanding Principal Balance and the Outstanding Mezzanine Principal Balance, would be sufficient to cause there to be no Cash Sweep DSCR Trigger Event (calculated based on such reduced Outstanding Principal Balance and Outstanding Mezzanine Principal Balance as if such amounts were applicable during the entire testing period).
“Cash Sweep Event Cure” shall mean:
(i)    if the Cash Sweep Event is caused solely by the occurrence of clause (i) in the definition of “Cash Sweep Event,” a cure of the Event of Default which is accepted or waived in writing by Lender which gave rise to such Cash Sweep Event; provided that Lender shall not have exercised any of its rights under Section 10.2 hereof to accelerate the Loan, move to appoint a receiver or commence a foreclosure action;
(ii)    if the Cash Sweep Event is caused solely by the occurrence of clause (ii) in the definition of “Cash Sweep Event,” if such Cash Sweep Event is as a result of the filing of an involuntary petition against Borrower with respect to which neither Borrower, Guarantor nor any Affiliate of Borrower or Guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within sixty (60) days of such filing; provided that (A) in Lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially increase Borrower’s monetary obligations and (B) Borrower is not in Default with respect to any of the material provisions set forth in Section 3.1.24 hereof or in Default of Section 8.1 hereof;
(iii)    if the Cash Sweep Event is caused solely by the occurrence of clause (iii) in the definition of “Cash Sweep Event,” if such Cash Sweep Event is as a result of the filing of an involuntary petition against Guarantor with respect to which neither Guarantor nor any Affiliate of Guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within sixty (60) days of such filing; provided that, in Lender’s reasonable opinion, such filing (after dismissal or discharge) does not (A) materially increase Guarantor’s monetary obligations or (B) materially and adversely affect Guarantor’s ability to perform its obligations under the Loan Documents to which it is a party;
(iv)    if the Cash Sweep Event is caused solely by the occurrence of clause (iv) in the definition of “Cash Sweep Event,” if such Cash Sweep Event is as a result of the filing of an involuntary petition against Sponsor with respect to which neither Sponsor nor any Affiliate of Sponsor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within sixty (60) days of such filing; provided that, in Lender’s reasonable opinion, such filing (after dismissal or discharge) does not (A) materially increase Sponsor’s monetary obligations or (B) materially and adversely affect Sponsor’s ability to perform its obligations under the Loan Documents to which it is a party;
(v)    if the Cash Sweep Event is caused solely by the occurrence of clause (v) in the definition of “Cash Sweep Event,” (A) if Borrower replaces such Manager with a Qualified Manager pursuant to a Replacement Management Agreement, or (B) if such Cash Sweep Event is as a result of the filing of an involuntary petition against such Manager to which such Manager did not consent, upon the same being discharged, stayed or dismissed within one hundred twenty (120) days of such filing; provided that, in Lender’s reasonable opinion, such filing (after dismissal or discharge) does not (1) materially increase such Manager’s monetary obligations or (2) materially and adversely affect such Manager’s ability to perform its obligations under the Management Agreement; and
(vi)    if the Cash Sweep Event is caused solely by the occurrence of clause (vi) in the definition of “Cash Sweep Event,” either (A) once the Debt Service Coverage Ratio based upon the trailing twelve (12) month period immediately preceding the date of such determination is greater than 1.05 to 1.0 for two (2) consecutive quarters, or (B) Borrower shall post with Lender to be held as additional collateral for the Loan cash or one or more Letters of Credit in an amount equal to the Cash Sweep Event Collateral Amount.
provided that each Cash Sweep Event Cure set forth above shall be subject to the following conditions: (1) after giving effect to such Cash Sweep Event Cure, no Cash Sweep Event shall have occurred and remain outstanding, (2) except for a Cash Sweep Event Cure described in clause (vi)(A) above, Borrower shall have notified Lender in writing of its election to cure the applicable Cash Sweep Event, and (3) Borrower shall have paid all of Lender’s reasonable out-of- pocket costs and expenses incurred in connection with such Cash Sweep Event Cure (including reasonable attorneys’ fees and expenses).
“Cash Sweep Event Period” shall mean any period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (i) the Monthly Payment Date following the occurrence of the applicable Cash Sweep Event Cure or (ii) the payment in full of all principal and interest on the Loan and all other amounts payable under the Loan Documents in accordance with the terms and provisions of the Loan Documents.
“Casualty” shall mean any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.
“Casualty Consultant” shall have the meaning set forth in Section 5.3.2(c) hereof.
“Casualty Retainage” shall have the meaning set forth in Section 5.3.2(d) hereof.
“Cause” shall mean, with respect to an Independent Director, (i) any acts or omissions by such Independent Director that constitute systematic, persistent or willful disregard of such Independent Director’s duties, or (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements.
“Clearing Account” shall have the meaning set forth in Section 2.7.1 hereof.
“Clearing Account Agreement” shall mean that certain Deposit Account Control Agreement, dated as of the date hereof, among Lender, Borrower and Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Clearing Bank” shall mean Wells Fargo Bank, National Association, a national banking association, or any successor Eligible Institution acting as Clearing Account Bank under the Clearing Account Agreement.
“Closing Date” shall mean the date hereof.
“Code” shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.
“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.
“Debt” shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon, and all other sums due to Lender in respect of the Loan under the Note, this Agreement or any other Loan Document.
“Debt Service” shall mean, with respect to any particular period of time, the aggregate amount of scheduled principal and interest payments due and payable under the Note and this Agreement.
“Debt Service Coverage Ratio” shall mean the ratio, as determined by Lender for the applicable period as and when provided for in this Agreement, in which:
(i)    the numerator is the Net Operating Income (excluding interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly) for such period as set forth in financial statements required hereunder, without deduction for (a) actual management fees incurred in connection with the operation of the Property or (b) actual amounts paid to the Reserve Funds during such period, less (1) management fees equal to the greater of (A) assumed management fees of three and one-half percent (3.5%) of Gross Income from Operations and (B) the actual management fees incurred, (2) Capital Expenditure Fund contributions for such period based on an assumed annual amount equal to $0.35 per square foot of gross leasable area at the Property, (3) tenant improvements and leasing commissions for such period based on an assumed annual amount equal to $1.72 per square foot of gross leasable area at the Property and (4) vacancy allowance based on the actual vacancy rate at the Property as of the last day of such period, reduced for vacancies which have occurred or are scheduled to occur within thirty (30) days following such period;
(ii)    the denominator is the aggregate Debt Service and Mezzanine Debt Service due and payable during such period.
“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) four percent (4%) above the Interest Rate.
“Defeasance Collateral” shall mean, in connection with the Defeasance Event, U.S. Obligations which provide payments (i) on or prior to, but as close as possible to, the Business Day immediately preceding all scheduled Monthly Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date upon which payments are required under the Note and this Agreement, and (ii) in amounts equal to the scheduled payments due on such Monthly Payment Dates or other scheduled payment dates under the Note and this Agreement (including, without limitation, scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such Monthly Payment Dates or other scheduled payment dates); provided that the Note shall be deemed, for purposes of this definition, to be due and payable and shall be prepaid in full on the Open Prepayment Commencement Date (such scheduled payments, collectively, the “Scheduled Defeasance Payments”).
“Defeasance Collateral Account” shall have the meaning set forth in Section 2.5.2 hereof.
“Defeasance Date” shall have the meaning set forth in Section 2.5.1(a) hereof.
“Defeasance Event” shall have the meaning set forth in Section 2.5.1 hereof.
“Defeasance Lockout Expiration Date” shall mean the date that is two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code for the Securitization Vehicle established in connection with the last Securitization involving any portion of the Loan.
“Defeasance Security Agreement” shall mean a pledge and security agreement in form and substance that would be satisfactory to a prudent lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.
“Disclosure Documents” shall mean, collectively, any written materials used or provided to any prospective investors and/or NRSROs in connection with any public offering or private placement in connection with a Securitization (including, without limitation, a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents, marketing materials or information provided to prospective investors), in each case in preliminary or final form and including any amendments, supplements, exhibits, annexes and other attachments thereto.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa3” and that, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s, and “F-1” by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A+” by S&P, “A2” by Moody’s and “AA-” by Fitch.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Environmental Law” shall have the meaning set forth in the Environmental Indemnity.
“ERISA” shall have the meaning set forth in Section 4.2.10 hereof.
“ESA” shall have the meaning set forth in Section 3.1.50(d) hereof.
“Event of Default” shall have the meaning set forth in Section 10.1 hereof.
“Excess Cash Flow” shall mean, as of the applicable date of determination, all amounts remaining on deposit in the Cash Management Account after application of funds to all items set forth in clauses (i) through (x) of Section 2.7.2(b).
“Excess Cash Flow Account” shall have the meaning set forth in Section 6.7.1 hereof.
“Excess Cash Flow Funds” shall have the meaning set forth in Section 6.7.1 hereof.
“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.
“Exchange Act Filing” shall mean a filing pursuant to the Exchange Act in connection with or relating to a Securitization.
“Executive Order” shall mean an Executive Order of the President of the United States of America.
“Existing Loan” shall mean the mortgage loan held by U.S. Bank National Association (as successor in interest to LaSalle Bank National Association), in its capacity as trustee for the registered holders of LB Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 outstanding to Borrower pursuant to that certain Mortgage Consolidation and Modification Agreement, dated as of June, 8, 2007, in the original principal amount of $156,000,000 made by Borrower in favor of Lehman Brothers Bank, FSB.

“Extraordinary Expense” shall have the meaning set forth in Section 4.1.6(h) hereof.
“Extraordinary Lease Payments” shall have the meaning set forth in Section 6.5.1(b) hereof.
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.
“Fitch” shall mean Fitch, Inc.
“Force Majeure” shall mean a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions (including acts of terrorism), civil commotion, Casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but lack of funds shall not be deemed a cause beyond the reasonable control of Borrower.
“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.
“Government Lists” shall mean, collectively, (i) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, and (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order.
“Governmental Authority” shall mean any court, agency, board, bureau, commission, department, office or other authority of any nature whatsoever of any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
“Grantor Trust” shall mean a grantor trust under Subpart E of Part 1 of Subchapter J of the Code.
“Gross Income from Operations” shall mean, for any period, all sustainable income, computed in accordance with an Acceptable Accounting Basis, derived from the ownership and operation of the Property from whatever source during such period, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-through or reimbursements paid by tenants under the Leases of any nature, but excluding Rents from month-to-month tenants, tenants who have exercised or given notice of intent to exercise a termination option with respect to its Lease, tenants that are included in any Bankruptcy Action or tenants whose lease guarantors are included in any Bankruptcy Action,

Extraordinary Lease Payments, sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Net Proceeds (other than business or rental interruption or other loss of income insurance), unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds, if any.
“Guarantor” shall mean Kent M. Swig.
“Guaranty” shall mean, collectively, the Longwing Guaranty and the Swig Guaranty.
“Hazardous Substances” shall have the meaning set forth in the Environmental Indemnity.
“Immediate Family Member” shall have the meaning set forth in Section 8.2 hereof.
“Improvements” shall have the meaning set forth in the granting clause of the Security Instrument.
“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness or liability of such Person (including, without limitation, for borrowed money, for amounts drawn under a letter of credit, or for deferred purchase price of property or services (including trade obligations) for which such Person or its assets is liable), (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person pursuant to any agreement to purchase, to provide funds for payment, to supply funds, or to invest in any Person, (iv) all indebtedness or liabilities guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures any other Person against loss.
“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b) hereof.
“Independent Director” shall have the meaning set forth in Section 3.1.24(o) hereof.
“Initial Rollover Reserve Deposit Amount” shall mean an amount equal to Four Million Six Hundred Thirty-Six Thousand Six Hundred and 00/100 Dollars ($4,636,600.00).
“Insolvency Opinion” shall mean, as the context may require, (i) that certain bankruptcy non-consolidation opinion letter, dated the date hereof, rendered by Edwards Wildman Palmer LLP in connection with the Loan or (ii) any other bankruptcy nonconsolidation opinion delivered to Lender in connection with the Loan (including any bankruptcy non-consolidation opinion delivered to Lender subsequent to the closing of the Loan in accordance with the Loan Documents).
“Insurance Account” shall have the meaning set forth in Section 6.3.1 hereof.
“Insurance Funds” shall have the meaning set forth in Section 6.3.1 hereof.
“Insurance Premiums” shall have the meaning set forth in Section 5.1.1(b) hereof.
“Insurance Proceeds” shall mean the amount of all insurance proceeds paid under the Policies.
“Intercreditor Agreement” shall mean that certain intercreditor agreement, dated as of the date hereof, among Lender and Mezzanine Lender, as such agreement may be amended, modified, replaced and/or otherwise changed from time to time, and which agreement (as the same may be modified, replaced, restated and/or otherwise changed from time to time) may be on such terms as Lender and Mezzanine Lender agree in their respective sole discretion.
“Interest Period” shall mean, with respect to any Monthly Payment Date, the period commencing on the seventh (7th) day of the preceding calendar month and terminating on the sixth (6th) day of the calendar month in which such Monthly Payment Date occurs; provided, however, that the initial Interest Period shall begin on the Closing Date and shall end on the immediately following sixth (6th) day of a calendar month.
“Interest Rate” shall mean a rate per annum equal to 4.783%.
“JV Agreement” shall mean that certain Amended and Restated Limited Liability Company Agreement of 110 William Mezz Parent, LLC, dated March 31, 2005, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement, dated _______, 2005, and as further amended by that certain Second Amendment to the Amended and Restated Limited Liability Company Agreement, dated as of the date hereof.
“Land” shall have the meaning set forth in the granting clause of the Security Instrument.
“Lease” shall mean any lease, sublease or subsublease (in each case, to the extent of Borrower’s rights with respect thereto), letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, letting, license, concession or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, demands and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transactions with respect to the Loan, Borrower, Guarantor or the Property or any part thereof or the ownership, construction, alteration, use, management or operation of the Property or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, Regulation AB, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws and the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all landmark preservation requirements, covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, Guarantor or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof or (ii) in any way limit the use and enjoyment thereof.
“Lender” shall have the meaning set forth in the introductory paragraph hereto.
“Lender Indemnitees” shall mean (i) Lender and any designee of Lender, (ii) any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the sponsor or depositor in connection with such Securitization, (iii) any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser in connection with a Securitization, (iv) any other co-underwriters, co-placement agents or co-initial purchasers in connection with a Securitization, (v) each Person who controls (within the meaning of Section 15 of the Exchange Act) any Person described in any of the foregoing clauses, (vi) any Person who is directly participating or will have directly participated in the origination of the Loan, (vii) any Person who is directly participating or will have directly participated in the servicing of the Loan, (viii) any Person in whose name the Lien created by the Security Instrument and the other Loan Documents are or will be recorded or filed, (ix) any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan evidenced for the benefit of third parties), (x) any Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan, (xi) any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business, and (xii) the respective officers, directors, shareholders, partners, members, employees, agents, representatives, contractors, subcontractors, Affiliates, participants, successors and assigns of any Person described in any of the foregoing clauses.
“Letter of Credit” shall mean an irrevocable, unconditional, transferable (without payment of any transfer fee), clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) days after (i) the Stated Maturity Date or (ii) such earlier date as such Letter of Credit is no longer required pursuant to the terms of this Agreement and the other Loan Documents) in favor of Lender and entitling Lender to draw thereon in New York, New York based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions of this Agreement.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, assignment, security interest, easement, restrictive covenant, preference, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing affecting (i) all or any portion of the Property or any interest therein or (ii) any direct or indirect interest in Borrower or Sole Member, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialman’s and other similar liens and encumbrances.
“Liquid Assets” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash, (b) certificates of deposit (with a maturity of two years or less) issued by, or savings account with, any bank or other financial institution reasonably acceptable to Lender or (c) marketable securities listed on a national or international exchange reasonably acceptable to Lender, marked to market.
“Loan” shall mean the loan in the original principal amount of One Hundred Forty-One Million Five Hundred Thousand and No/100 Dollars ($141,500,000.00) made by Lender to Borrower pursuant to this Agreement.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Guaranty, the Environmental Indemnity, the O&M Agreement, the Assignment of Management Agreement, the Cash Management Agreement, the Clearing Account Agreement, the Post-Closing Obligations Agreement and all other documents, agreements, certificates and instruments now or hereafter executed and/or delivered in connection with the Loan.
“Loan-to-Value Ratio” shall mean a ratio, as determined by Lender as of a particular date, in which: (i) the numerator is equal to the sum of the Outstanding Principal Balance and the Outstanding Mezzanine Principal Balance and (ii) the denominator is equal to the appraised value of the Property based on an Appraisal.
“Longwing Guarantor” shall mean Longwing Incorporated.
“Longwing Guaranty” shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, executed by Longwing Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Major Lease” shall mean any Lease which (i) either individually or when taken together with any other Lease with the same Tenant or any Affiliate of such Tenant, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such Lease or Leases, covers or is expected to cover more than 25,000 square feet at the Property, (ii) contains an option or preferential right to purchase all or any portion of the Property, (iii) is with an Affiliate of Borrower as Tenant, or (iv) is entered into during the continuation of an Event of Default.

“Management Agreement” shall mean that certain Management Agreement, dated as of March 31, 2005, between Borrower and Swig Burris Equities, LLC, as assigned to Manager pursuant to an Assignment and Assumption Agreement, dated as of May 1, 2005, pursuant to which Manager is to provide management and other services with respect to the Property, as the same has been or may be amended, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.
“Manager” shall mean Swig Equities, LLC, or, if the context requires, a Qualified Manager that manages the Property in accordance with the terms and provisions of this Agreement and the other Loan Documents pursuant to a Replacement Management Agreement.
“Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations, economic performance, assets, condition (financial or otherwise), equity, contingent liabilities, prospects, material agreements or results of operations of Borrower, Guarantor or the Property, (ii) the ability of Borrower or Guarantor to perform its obligations under any Loan Document to which it is a party, (iii) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any Loan Document or the rights, interests and remedies of Lender under any Loan Document, or (iv) the value, use or operation of the Property or the cash flows from the Property.
“Material Agreements” shall mean (i) each management, brokerage or leasing agreement (other than the Management Agreement) and (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than the Leases) (A) under which there is an obligation of Borrower to pay $350,000.00 or more per annum, or (B) that is not cancelable on thirty (30) days’ or less notice without the payment of any termination fee or payments of any kind, in either case relating to the ownership, development, leasing, management, use, operation, maintenance, repair, improvement or restoration of the Property, whether written or oral.
“Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such Governmental Authorities whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Mezzanine Borrower” shall mean 110 William Mezz, LLC, a Delaware limited liability company.
“Mezzanine Cash Sweep Event Period” shall have the meaning ascribed to the term “Mezzanine Loan Cash Sweep Event Period” in the Mezzanine Loan Agreement.
“Mezzanine Debt” shall have the meaning ascribed to the term “Debt” in the Mezzanine Loan Agreement.

“Mezzanine Debt Service” shall have the meaning ascribed to the term “Debt Service” in the Mezzanine Loan Agreement.
“Mezzanine Event of Default” shall have the meaning ascribed to the term “Event of Default” in the Mezzanine Loan Agreement.
“Mezzanine Lender” shall mean, collectively, Pearlmark Mezzanine Realty Partners III, L.L.C., a Delaware limited liability company, and TMRP III Co-Investment, L.L.C., a Delaware limited liability company, in their capacity as lender under the Mezzanine Loan Agreement, together with their successors and assigns in such capacity.
“Mezzanine Loan” shall mean that certain mezzanine loan made as of the Closing Date by Mezzanine Lender to Mezzanine Borrower in the original principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00), and evidenced by the Mezzanine Note and evidenced and secured by the other Mezzanine Loan Documents.
“Mezzanine Loan Agreement” shall mean that certain Mezzanine Loan Agreement, dated as of the Closing Date, between Mezzanine Borrower and Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.
“Mezzanine Loan Documents” shall have the meaning ascribed to the term “Loan Documents” in the Mezzanine Loan Agreement.
“Mezzanine Note” shall have the meaning ascribed to the term “Note” in the Mezzanine Loan Agreement.
“Mezzanine Option” shall have the meaning set forth in Section 11.30 hereof.
“Minimum Disbursement Amount” shall mean Ten Thousand and 00/100 Dollars ($10,000.00).
“Monthly Capital Expenditure Deposit” shall have the meaning set forth in Section 6.4.1 hereof.
“Monthly Debt Service Payment Amount” shall mean (i) with respect to each Monthly Payment Date occurring on or prior to the Monthly Payment Date in July, 2014, an amount equal to interest which is scheduled to accrue on the Loan through the end of the Interest Period in which such Monthly Payment Date occurs and (ii) with respect to each Monthly Payment Date thereafter, a constant monthly payment amount of Seven Hundred Forty Thousand Nine Hundred Forty-Eight and 16/100 Dollars ($740,948.16).
“Monthly Insurance Deposit” shall have the meaning set forth in Section 6.3.1 hereof.
“Monthly Payment Date” shall mean the sixth (6th) day of every calendar month occurring during the Term commencing with August 6, 2012; provided, however, that Lender shall have the right to change the Monthly Payment Date to any other day of a calendar month selected by Lender, in its sole and absolute discretion (including in connection with a Securitization) upon notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change; provided that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period accordingly.
“Monthly Rollover Deposit” shall have the meaning set forth in Section 6.5.1 hereof.
“Monthly Tax Deposit” shall have the meaning set forth in Section 6.2.1 hereof.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage Borrower” shall have the meaning set forth in Section 11.30 hereof.
“Mortgage Loan” shall have the meaning set forth in Section 11.30 hereof.
“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.
“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.
“Net Proceeds” shall mean: (i) the net amount of all Insurance Proceeds, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Insurance Proceeds; provided that, for purposes of Section 5.3 hereof, “Net Proceeds” shall mean such net amount of Insurance Proceeds to the extent received by Lender pursuant to the Policies required under Sections 5.1.1(a)(i), (iv), (vi), (xi) and (xii) as a result of the applicable Casualty, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.
“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.3.2(f) hereof.
“Net Worth” shall have the meaning given such term in the Guaranty.
“Note” shall mean that certain Promissory Note, dated the date hereof, in the stated principal amount of One Hundred Forty-One Million Five Hundred Thousand and No/100 Dollars ($141,500,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Notice” shall have the meaning set forth in Section 11.6 hereof.

“NRSRO” shall mean any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or other Securitization Indemnified Parties in connection with, or in anticipation of, a Securitization.
“O&M Agreement” shall mean that certain Operations and Maintenance Agreement, dated as of the date hereof, between Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.
“OFAC” shall mean the Office of Foreign Assets Control or, if the context requires, any successor Governmental Authority.
“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized signatory of Sole Member.
“Open Prepayment Commencement Date” shall mean the Monthly Payment Date that occurs four (4) months prior to the Stated Maturity Date.
“Operating Expenses” shall mean, for any period, the total of all expenditures, computed in accordance with an Acceptable Accounting Basis, of whatever kind during such period relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including, without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees actually paid during such period, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation and amortization, Debt Service, Capital Expenditures and contributions to the Reserve Funds.
“Organizational Documents” shall mean, as to any Person, the organizational or governing documents of such Person, including the certificate of incorporation and by-laws with respect to a corporation; the certificate of formation or organization and operating agreement with respect to a limited liability company; and the certificate of limited partnership and partnership agreement with respect to a limited partnership.
“Other Charges” shall mean all ground rents, maintenance charges, impositions (other than Taxes), and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Other Obligations” shall mean: (i) all obligations of Borrower contained in this Agreement, the Note or any other Loan Document, and (ii) all obligations of Borrower contained in any renewal, extension, amendment, restatement, modification, consolidation, change of, or substitution or replacement for all or any part of this Agreement, the Note or any other Loan Document, excluding, in each case, Borrower’s obligation for the payment of the Debt.

“Outstanding Mezzanine Principal Balance” shall mean, as of any date, the then aggregate outstanding principal balance of the Mezzanine Loan.
“Outstanding Principal Balance” shall mean, as of any date, the then outstanding principal balance of the Loan.
“Patriot Act” shall mean, collectively, all laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as the same may be amended, replaced, supplemented or otherwise modified from time to time.
“Patriot Act Offense” shall mean (i) any violation of the laws of the United States of America or of any of the several states, or any act or omission that would constitute a violation of such laws if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or money laundering, including any offense under (a) the laws against terrorism; (b) the laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act, or (ii) the conspiracy to commit, or aiding and abetting another to commit, any violation of any such laws.
“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters expressly set forth on Schedule A or Schedule B of the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) the Liens granted pursuant to the Mezzanine Loan Documents, (v) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion or which are otherwise expressly permitted under the Loan Documents.
“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.
“Permitted Release Date” shall mean the earlier to occur of (i) the third (3rd) anniversary of the first (1st) Monthly Payment Date and (ii) the Defeasance Lockout Expiration Date.
“Permitted Trade Payables” shall have the meaning set forth in Section 3.1.24(d) hereof.
“Permitted Transfer” shall mean any of the following: (i) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, provided, however, in the case of the death of Kent Swig, the transferee shall have caused a replacement guarantor reasonably acceptable to Lender to execute and deliver a new guarantee and environmental indemnity substantially similar to the Swig Guaranty and Environmental Indemnity executed and delivered on the date hereof by Kent M. Swig in connection with the Loan, (ii) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, provided, however, in the case of the legal incapacity of Kent Swig, the transferee shall have caused a replacement guarantor reasonably acceptable to Lender to execute and deliver a new guarantee and environmental indemnity substantially similar to the Swig Guaranty and Environmental Indemnity executed and delivered on the date hereof by Kent M. Swig in connection with the Loan, (iii) any Lease of space in the Improvements to Tenants in accordance with the terms and provisions of Section 4.1.9 hereof, (iv) any Transfer permitted without Lender’s prior consent in accordance with the terms and provisions of Section 8.2 hereof, and (v) any pledge by Mezzanine Borrower of the direct ownership interests in Borrower and other collateral pursuant to the Mezzanine Loan Agreement, as well as any Transfer made in accordance with all requirements of the Intercreditor Agreement occurring upon the foreclosure of, or other remedial action with respect to, any such ownership interests or delivery of an assignment in lieu of foreclosure in respect of any such ownership interests.
“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Physical Conditions Report” shall mean a structural engineering report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion.
“Policies” or “Policy” shall have the meaning set forth in Section 5.1.1(b) hereof.
“Post-Closing Obligations Agreement” shall mean that certain Post-Closing Obligations Agreement, dated as of the date hereof, between Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Prepayment Date” shall mean the date on which the Loan is prepaid in accordance with the terms hereof.
“Prohibited Lender Entity” shall mean each of SL Green Realty Corp., Square Mile Capital Management LLC, RCG Longview, LP, or any Affiliate of any of the foregoing.
“Prohibited Person” shall mean any Person:
(i)    listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders;
(ii)    that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224;

(iii)    with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including Executive Order No. 13224;
(iv)    who commits, threatens, conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;
(v)    that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or at any replacement website or other replacement official publication of such list;
(vi)    that is subject to trade restrictions under United States law, including, without limitation, the Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder;
(vii)    that is listed on any Government List;
(viii)    that has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense;
(ix)    that is currently under investigation by any Governmental Authority for alleged criminal activity; or
(x)    who is an Affiliate of any Person that is described by or that satisfies any of clauses (i) through (ix) above.
“Property” shall mean the Real Property, as such term is defined in the Security Instrument.
“Qualified Manager” shall mean (i) Manager, (ii) CBRE, Inc., Newmark Knight Frank, Jones Lang LaSalle or Cushman & Wakefield (or any successor by merger of any of the foregoing), or (iii) a reputable and experienced manager (which may be an Affiliate of Borrower) which, in the reasonable judgment of Lender, possesses experience in managing properties similar in location, size, class, use, operation and value as the Property; provided, that Borrower shall have obtained (a) a Rating Agency Confirmation from the Rating Agencies and (b) if such Person is an Affiliate of Borrower, a new bankruptcy non-consolidation opinion reasonably acceptable to Lender and acceptable the Rating Agencies in their sole discretion.
“Qualified Transferee” shall mean an investment bank, insurance company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government plan, real estate company, investment fund, real estate investment trust or a Person substantially similar to any of the foregoing, provided, in each case, that:
(i)    such Person has total assets (in name or under management) in excess of $600,000,000.00 (exclusive of any interest in the Property) and capital/statutory surplus or shareholder equity in excess of $250,000,000.00 (exclusive of any interest in the Property);

(ii)    such Person (A) owns or operates office properties similar in size, class, use and operation as the Property and containing not less than 3,000,000 square feet of leasable space in the aggregate (exclusive of the Property) and (B) has been engaged in the business of owning or operating commercial properties for at least five (5) years;
(iii)    neither such Person nor any Controlled Affiliate of such Person (A)(1) is then the subject of any Bankruptcy Proceeding or investigation by any Governmental Authority or regulatory agency alleging criminal activity involving moral turpitude or the defrauding of creditors or investors and (2) has not been, during the preceding seven (7) years, the subject of any Bankruptcy Proceeding or investigation by any Governmental Authority or regulatory agency which resulted in a final, non-appealable conviction for criminal activity involving moral turpitude or the defrauding of creditors or investors, and (B) shall cause any breach of the representations and warranties contained in the Loan Documents relating to ERISA or the Patriot Act (including, without limitation, those set forth in Sections 3.1.8 and 3.1.41 hereof).
“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s, Fitch, Morningstar Credit Ratings, LLC, Kroll Bond Rating Agency, Inc., and DBRS, Inc. or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that has been designated by Lender or the issuer or underwriter of any Securities to rate any of such Securities.
“Rating Agency Confirmation” shall mean, collectively, a written affirmation from each of the Rating Agencies that the rating of the Securities (or any class thereof) by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. In the event that any Rating Agency declines to consider whether to grant or withhold such an affirmation, such Rating Agency shall be deemed to have granted such an affirmation, provided, however, that if the Loan is not subject to a Securitization, no Securities are rated by a Rating Agency or no Rating Agency has elected to consider whether to grant or withhold such an affirmation, then the term “Rating Agency Confirmation” shall be deemed instead to require the written approval of Lender, which approval shall not be unreasonably withheld or delayed; provided, further, that the foregoing shall be inapplicable in any case in which Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement.
“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such regulation may be amended from time to time.
“Regulation S-K” means Regulation S-K of the Securities Act, as such regulation may be amended from time to time.
“Regulation S-X” means Regulation S-X of the Securities Act, as such regulation may be amended from time to time.

“Related Loan” shall mean (i) a loan made to an Affiliate of Borrower or Guarantor or secured by a Related Property that is included in a Securitization with the Loan or any portion thereof or interest therein or (ii) any loan that is cross-collateralized or cross-defaulted with the Loan.
“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of “Significant Obligor” to the Property.
“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or any interest therein.
“Rent Abatement Reserve Account” shall have the meaning set forth in Section 6.6.1 hereof.
“Rent Abatement Reserve Funds” shall have the meaning set forth in Section 6.6.1 hereof.
“Rents” shall mean, in each case, without duplication of any other item herein, all rents (including, without limitation, percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, Extraordinary Lease Payments, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or the benefit of Borrower, Manager or any of their respective agents or employees from any and all sources arising from or attributable to the Property, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their respective agents or employees, and the Insurance Proceeds, if any, from business or rental interruption or other loss of income insurance, but only to the extent Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds in accordance with Section 5.2.3 hereof.
“Replacement Management Agreement” shall mean, collectively, (i)(a) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (b) a management agreement with a Qualified Manager, which management agreement shall be in form and substance reasonably acceptable to Lender; provided, that Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation from the Rating Agencies, and (ii) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or in such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager.

“Required Repair Account” shall have the meaning set forth in Section 6.1.1 hereof.
“Required Repair Funds” shall have the meaning set forth in Section 6.1.1 hereof.
“Required Repairs” shall have the meaning set forth in Section 6.1.1 hereof.
“Reserve Funds” shall mean, collectively, the Required Repair Funds, the Tax Funds, the Insurance Funds, the Capital Expenditure Funds, the Rollover Funds, the Excess Cash Flow Funds and any other escrow or reserve fund established by the Loan Documents.
“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.
“Restoration Threshold” shall mean $1,450,000.00.
“Restricted Party” shall mean, collectively, (i) Borrower, Sole Member, any Guarantor, any Affiliated Manager and (ii) any shareholder, partner, member, non-member manager or any other direct or indirect legal or beneficial owner of Borrower, Sole Member, any Guarantor, any Affiliated Manager or any non-member manager.
“Rollover Account” shall have the meaning set forth in Section 6.5.1 hereof.
“Rollover Funds” shall have the meaning set forth in Section 6.5.1 hereof.
“S&P” shall mean Standard & Poor’s Ratings Services.
“Scheduled Defeasance Payments” shall have the meaning set forth in the definition of the term “Defeasance Collateral”.
“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a) hereof.
“Securities” shall have the meaning set forth in Section 9.1(a) hereof.
“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.
“Securitization” shall have the meaning set forth in Section 9.1(a) hereof.
“Securitization Indemnification Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.
“Securitization Indemnified Parties” shall have the meaning set forth in Section 9.2(b) hereof.
“Securitization Vehicle” means each REMIC Trust or Grantor Trust into which all or a portion of the Loan or an interest therein has been transferred.

“Security Instrument” shall mean that certain first priority Consolidated, Amended and Restated Mortgage and Security Agreement, dated as of the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Servicer” shall have the meaning set forth in Section 11.24(a) hereof.
“Servicing Agreement” shall have the meaning set forth in Section 11.24(a) hereof.
“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c) hereof.
“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.
“Sole Member” shall mean 110 William Mezz, LLC, a Delaware limited liability company, the sole member of Borrower.
“Special Member” shall have the meaning set forth in Section 3.1.24(q) hereof.
“Sponsor” shall mean, individually and collectively, Swig Equities, LLC, a New York limited liability company, and Longwing Incorporated, a Delaware corporation.
“Springing Recourse Event” shall have the meaning set forth in Section 11.22 hereof.
“Stack Exchange Lease” shall mean that certain Lease, dated as of June 11, 2012, between Borrower, as landlord, and Stack Exchange, Inc., as tenant.
“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.
“Stated Maturity Date” shall mean July 6, 2017; provided, however, that, in the event Lender changes the Monthly Payment Date in accordance with this Agreement, the Stated Maturity Date shall also be deemed to have been changed such that the Stated Maturity Date shall occur on the Monthly Payment Date in July, 2017, and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change.
“Successor Borrower” shall have the meaning set forth in Section 2.5.3 hereof.
“Survey” shall mean a current land survey for the Property, certified to the title insurance company and Lender and its successors and assigns, in form and substance satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the most current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys together with the surveyor’s seal affixed to the Survey and a certification from the surveyor in form and substance acceptable to Lender.

“Swig Family Entity” shall have the meaning set forth in Section 8.2 hereof.
“Swig Guaranty” shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, executed by Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Tax Account” shall have the meaning set forth in Section 6.2.1 hereof.
“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof, together with all interest and penalties thereon.
“Tax Funds” shall have the meaning set forth in Section 6.2.1 hereof.
“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.
“Term” shall mean the term of the Loan.
“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the Lien of the Security Instrument, together with such endorsements and affirmative coverages as Lender may require.
“Transfer” shall have the meaning set forth in Section 8.1(a) hereof.
“Transferee” shall have the meaning set forth in Section 8.1(f) hereof.
“Transferee’s SPE Constituent Entity” shall mean, with respect to any Transferee, the entity that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies that is (i) the general partner of such Transferee, if such Transferee is a limited partnership, or (ii) the managing member of such Transferee, if such Transferee is a multi-member limited liability company.
“Transferee’s Sponsors” shall mean, with respect to any Transferee, such Transferee’s shareholders, general partners or managing members that, directly or indirectly,(i) own fifty-one percent (51%) or more of legal, beneficial and economic interests in such Transferee and (ii) are in control of such Transferee. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.
“Treasury Note Rate” shall mean, at the time of the prepayment, as applicable, the rate of interest per annum equal to the yield to maturity (converted by Lender to the equivalent monthly yield using Lender’s then system of conversion) of the United States Treasury obligations selected by the holder of the Note having maturity dates closest to, but not exceeding, the remaining term to the Open Prepayment Commencement Date.
“Trustee” shall mean any trustee of a Securitization Vehicle.
“UBSRESI” shall mean UBS Real Estate Securities Inc., a Delaware corporation, and its successors in interest.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State or, if the context requires, in the State of Delaware or the State of New York.
“Updated Information” shall have the meaning set forth in Section 9.1(b)(i) hereof.
“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code entitled
“Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder.
“U.S. Obligations” shall mean (i) direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption or (ii) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.
“Voluntary Lien” shall mean any Lien which has been placed on the Property directly by Borrower, Guarantor or any Affiliate of either, or as to which Borrower, Guarantor or any Affiliate of either has consented or otherwise acquiesced.
“Yield Maintenance Default Premium” shall mean an amount equal to the greater of: (i) five percent (5%) of the principal amount of the Loan being prepaid and (ii) the excess, if any, of (a) the present value (determined using a discount rate equal to the Treasury Note Rate at such time) of all scheduled payments of principal and interest payable in respect of the principal amount of the Loan being prepaid, provided that the Note shall be deemed, for purposes of this definition, to be due and payable on the Open Prepayment Commencement Date, over (b) the principal amount of the Loan being prepaid.
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) the excess, if any, of (a) the present value (determined using a discount rate equal to the Treasury Note Rate at such time) of all scheduled payments of principal and interest payable in respect of the principal amount of the Loan being prepaid, provided that the Note shall be deemed, for purposes of this definition, to be due and payable on the Open Prepayment Commencement Date, over (b) the principal amount of the Loan being prepaid.
Section 1.2.     Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation,” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE II
THE LOAN
Section 2.1.    The Loan.
2.1.1.     Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.
2.1.2.    Single Disbursement to Borrower. Borrower shall receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
2.1.3.    The Note. The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement and the Note.
2.1.4.    Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) acquire the Property and/or repay and discharge any existing loans relating to the Property, (b) pay all past-due Basic Carrying Costs, if any, in respect of the Property, (c) deposit the Reserve Funds, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Property, as approved by Lender, and (f) distribute the balance of the proceeds, if any, to Borrower.
Section 2.2.    Interest Rate.
2.2.1.    Interest Rate. Interest on the Outstanding Principal Balance shall accrue and be payable from the Closing Date up to and including the end of the last Interest Period in which the Maturity Date occurs at the Interest Rate.
2.2.2.    Default Rate. In the event that, and for so long as, any Event of Default has occurred and remains outstanding, the Outstanding Principal Balance and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.
2.2.3.    Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the Outstanding Principal Balance.

2.2.4.    Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required or obligated to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan shall, to the extent permitted by the applicable Legal Requirements, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.3.     Loan Payments.
2.3.1.    Payment Before Maturity Date. Borrower shall make a payment to Lender of interest only on the Closing Date for the initial Interest Period. Borrower shall make a payment to Lender equal to the Monthly Debt Service Payment Amount on the Monthly Payment Date occurring in August, 2012, and on each Monthly Payment Date thereafter to and including the Maturity Date.
2.3.2.    Intentionally Omitted.
2.3.3.    Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all interest which has accrued to but excluding the Maturity Date and all other amounts due hereunder and under the Note and the other Loan Documents.
2.3.4.    Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (excluding the Outstanding Principal Balance due and payable on the Maturity Date) is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum or (b) the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents to the extent permitted by applicable law.
2.3.5.    Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement, the Note and the other Loan Documents shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b)    Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the first (1st) Business Day that is immediately succeeding such due date (notwithstanding such adjustment of due dates, Borrower shall not be entitled to any deduction of interest due under this Agreement, the Note or any of the other Loan Documents).
(c)    All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.
Section 2.4.    Prepayments.
2.4.1.    Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. Subject to Sections 2.4.3 and 2.4.4 hereof, on and after the Open Prepayment Commencement Date, Borrower may, at its option and upon thirty (30) days’ prior notice to Lender (which notice shall specify the proposed Prepayment Date and shall be revocable provided Borrower pays all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the anticipated prepayment and as a result of the revocation thereof), prepay the Debt in whole (but not in part), on any date. Any prepayment received by Lender shall be accompanied by (a) all interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment (or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date) and (b) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents. Subject to Borrower’s right of revocation set forth above in this Section 2.4.1, if a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.4.1, the amount designated for prepayment and all other sums required under this Section 2.4 shall be due and payable on the proposed Prepayment Date.
2.4.2.    Mandatory Prepayments. On each date on which Lender actually receives any Net Proceeds, and if Lender is not obligated to make such Net Proceeds available (and otherwise elects not to make available) to Borrower for a Restoration in accordance with this Agreement, Lender shall apply such Net Proceeds to prepay all or a portion of the Debt in an amount equal to one hundred percent (100%) of such Net Proceeds; provided that, if an Event of Default has occurred and remains outstanding, Lender may apply such Net Proceeds to the payment of the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion. Any prepayment received by Lender in accordance with this Section 2.4.2 shall be (a) accompanied by (i) all interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment (or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date) and (ii) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents and (b) subject to Sections 2.4.3 and 2.4.4 hereof.

2.4.3.    Prepayments After Default. If, during the continuation of any Event of Default, prepayment (but not defeasance in accordance with the provisions of Section 2.5 hereof) of all or any part of the Debt is tendered by Borrower (which tender Lender may reject to the extent permitted by the applicable Legal Requirements), a purchaser at foreclosure or any other Person, Borrower, such purchaser at foreclosure or other Person shall pay, in addition to the amount of the Loan to be prepaid, (a) without duplication of any amounts required pursuant to clause (b) of this section, an amount equal to the Yield Maintenance Default Premium, (b) all interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment (or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date), and (c) all other sums due and payable under the Loan Documents.
2.4.4.    Prepayment Prior to Defeasance Lockout Expiration Date. If the Permitted Release Date has occurred but the Defeasance Lockout Expiration Date has not occurred, the Debt may be prepaid in whole (but not in part) prior to the Open Prepayment Commencement Date upon not less than thirty (30) days’ prior notice to Lender specifying the Monthly Payment Date on which prepayment is to be made (which notice shall be revocable provided Borrower pays all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the anticipated prepayment and as a result of the revocation thereof); provided that (a) no Event of Default has occurred and remains outstanding and (b) such prepayment shall be accompanied by (i) the Yield Maintenance Premium, (ii) all interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment (or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date), and (iii) all other sums due and payable under the Loan Documents. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Subject to Borrower’s right of revocation set forth above in this Section 2.4.4, if a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.4.4, the Debt shall be due and payable on the proposed Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith.
Section 2.5.    Defeasance.
2.5.1.    Conditions to Defeasance. So long as no Event of Default has occurred and remains outstanding, Borrower shall have the right at any time after the Defeasance Lockout Expiration Date and prior to the Open Prepayment Commencement Date to voluntarily defease the entire Loan and obtain a release of the Lien of the Security Instrument (a “Defeasance Event”), subject to the satisfaction of the following conditions precedent:
(a)     Borrower shall provide Lender not less than thirty (30) days’ prior notice (or such shorter period of time if permitted by Lender in its sole discretion) specifying a Monthly Payment Date (the “Defeasance Date”) on which the Defeasance Event is to occur (which notice shall be revocable provided Borrower pays all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the anticipated Defeasance Event and as a result of the revocation thereof);

(b)    Borrower shall pay to Lender (i) the Monthly Debt Service Payment Amount due on the Defeasance Date and (ii) all other sums then due and payable under this Agreement, the Note and the other Loan Documents;
(c)    Borrower shall deposit the applicable Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.5.2 and 2.5.3 hereof and, if applicable, Section 2.6.3 hereof;
(d)    the Mezzanine Loan shall be simultaneously prepaid or defeased in accordance with the terms and conditions of the Mezzanine Loan Agreement;
(e)    Borrower shall execute and deliver to Lender a Defeasance Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;
(f)    Borrower shall deliver to Lender an opinion of counsel that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (i) Borrower has legally and validly transferred and assigned the Defeasance Collateral and all rights and obligations under the Note to Successor Borrower, (ii) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral, (iii) if a Securitization has occurred, the Securitization Vehicle formed in connection with such Securitization will not fail to maintain its status as a Securitization Vehicle as a result of the Defeasance Event, (iv) the Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, and (v) the delivery of the Defeasance Collateral and the grant of a security interest in the Defeasance Collateral Account and the Defeasance Collateral to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or any other Bankruptcy Law;
(g)    If required by the Rating Agencies, Borrower shall deliver to Lender a bankruptcy non-consolidation opinion with respect to Successor Borrower reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion;
(h)    Lender shall have obtained (at Borrower’s sole cost and expense) a Rating Agency Confirmation as to the Defeasance Event;
(i)     Borrower shall deliver a certificate reasonably acceptable to Lender of a “big four” or other public accounting firm reasonably acceptable to Lender certifying that the Defeasance Collateral will generate amounts equal to or greater than the applicable Scheduled Defeasance Payment on or prior to each corresponding Monthly Payment Date or other scheduled payment date;
(j)    Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request;
(k)    Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.5 have been satisfied; and

(l)     Borrower shall pay all reasonable out-of-pocket fees, costs and expenses incurred by Lender in connection with the Defeasance Event or otherwise required to accomplish the agreements set forth in this Section 2.5 and, if applicable, Section 2.6.3 hereof, including (i) reasonable attorneys’ fees and expenses, (ii) the fees, costs and expenses of the Rating Agencies, (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, and (iv) the fees, costs and expenses of Servicer and any Trustee. Simultaneously with the notice described in Section 2.5.1(a) above, Borrower shall deliver to Lender an amount reasonably determined by Lender to be sufficient to pay such fees, costs and expenses, which amount may be used by Lender to pay such fees, costs and expenses if a proposed Defeasance Event does not occur.
2.5.2.    Defeasance Collateral Account. On or before the date on which Borrower delivers the Defeasance Collateral, Borrower shall open at an Eligible Institution the defeasance collateral account (the “Defeasance Collateral Account”) which shall at all times be an Eligible Account. Each of the U.S. Obligations that constitutes a part of the Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such instruments as may be required by the Eligible Institution at which the Defeasance Collateral Account is to be maintained to effectuate book-entry transfers and pledges through the book-entry facilities of such Eligible Institution) in order to perfect, upon the delivery of the Defeasance Collateral, a first priority security interest therein in favor of Lender in conformity with all applicable Legal Requirements governing the granting of such security interest. The Defeasance Collateral Account shall contain only (a) the Defeasance Collateral and (b) cash from principal and interest paid on the Defeasance Collateral or other cash proceeds thereof. Pursuant to the Defeasance Security Agreement or other appropriate agreement or instrument, Borrower or Successor Borrower, as applicable, shall authorize and direct that all payments received from and all proceeds of the Defeasance Collateral be made or paid directly to the Cash Management Account (unless otherwise directed by Lender) and applied to satisfy the Debt Service and, if applicable, other payment obligations of Borrower under the Note. Borrower or Successor Borrower, as applicable, shall be the owner of the Defeasance Collateral Account and shall report all income accrued on the Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower or Successor Borrower, as applicable, shall prepay all fees, costs and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.
2.5.3.    Successor Borrower. In connection with a Defeasance Event, Borrower shall establish a successor entity reasonably acceptable to Lender (a “Successor Borrower”) which (a) shall be a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies and (b) shall be approved by the Rating Agencies. Any Successor Borrower may, at Borrower’s option, be an Affiliate of Borrower unless the Rating Agencies shall require otherwise. Borrower shall transfer and assign all rights and obligations under and to the Note and the Defeasance Security Agreement, together with the Defeasance Collateral, to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Defeasance Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay a minimum of One Thousand and No/100 Dollars ($1,000) to any Successor Borrower as consideration for assuming the obligations under the Note and the

Defeasance Security Agreement. Borrower shall pay all reasonable out-of-pocket fees, costs and expenses incurred by Lender and the Rating Agencies in connection therewith.
Section 2.6.    Release of Property.
2.6.1.    Release of Property. Except as set forth in Sections 2.4.4, 2.5 and this Section 2.6, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Security Instrument on the Property.
(a)    If Borrower has elected to defease the entire Loan and the requirements of Section 2.5 and this Section 2.6 have been fully satisfied, the Property shall be released from the Lien of the Security Instrument and the Defeasance Collateral Account and the Defeasance Collateral, pledged pursuant to the Defeasance Security Agreement, shall be the sole source of collateral securing the Note.
(b)    In connection with the release of the Security Instrument, Borrower shall submit to Lender, concurrently with the notice under Section 2.5.1(a), a release of Lien (and the related Loan Documents) for the Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other certificates, documents and instruments Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement.
2.6.2.    Release on Payment in Full. (a) Upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Loan Documents, upon the written request and at the sole cost and expense of Borrower, Lender shall release the Lien of the Security Instrument.
(b)    In connection with the release of the Security Instrument, Borrower shall submit to Lender, concurrently with the request under Section 2.6.2(a), a release of Lien (and the related Loan Documents) for the Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other certificates, documents and instruments Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement.
2.6.3.    Assignment of Security Instrument.
(a)    If Borrower has specified in the notice delivered pursuant to Section 2.5.1(a) hereof that it desires to effectuate a Defeasance Event in a manner which will permit the assignment of the Note and the Security Instrument to a new lender providing a portion of the funds necessary to acquire the Defeasance Collateral in order to save mortgage recording taxes, Borrower and Lender shall cooperate to effect such proposed assignment in the following manner:
Lender shall assign the Note and the Security Instrument, each without recourse, covenant or warranty of any nature, express or implied, to such new lender designated by Borrower (other than Borrower or a nominee of Borrower), provided that Borrower (i) has executed and delivered to such new lender a new note to be secured by the Defeasance Collateral pursuant to the Defeasance Security Agreement between Borrower and such new lender (such new note to have the same term, interest rate, unpaid principal balance and all other material terms and conditions of the Note), which new note, together with the Defeasance Security Agreement and the rights of such new lender in and to the Defeasance Collateral, shall be assigned by such new lender to Lender simultaneously with the assignment of the Note and the Security Instrument by Lender and (ii) has complied with all other provisions of Section 2.5 and Section 2.6 hereof to the extent not inconsistent with this Section 2.6.3. In addition, any such assignment shall be conditioned on the following: (A) payment by Borrower of (1) Lender’s then customary administrative fee for processing assignments of mortgage; and (2) the reasonable costs and expenses of Lender incurred in connection therewith (including attorneys’ fees and expenses for the preparation, delivery and performance of such an assignment); (B) Borrower shall have caused the delivery of an executed Statement of Oath under Section 275 of the New York Real Property Law; (C) such new lender shall materially modify the Note such that it shall be treated as a new loan for federal tax purposes; (D) such an assignment is not then prohibited by any federal, state or local law, rule, regulation or order or by any Governmental Authority; (E) such assignment and the actions described above do not constitute a prohibited transaction for any REMIC Trust formed in connection with a Securitization and will not disqualify such REMIC Trust as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such assignment and the Defeasance Event, and an opinion of counsel to Borrower to that effect is delivered to Lender in a form that would be satisfactory to a prudent lender; and (F) Borrower shall provide such other opinions, documents, items and information which a prudent lender would require to effectuate such assignment. Borrower shall be responsible for all mortgage recording taxes, recording fees and other charges payable in connection with any such assignment. Lender agrees that the assignment of the Note and the Security Instrument to the new lender and the assignment of the new note, the Defeasance Collateral and the Defeasance Security Agreement by the new lender to Lender shall be accomplished by an escrow closing conducted through an escrow agent satisfactory to Lender and pursuant to an escrow agreement in form and substance satisfactory to Lender.
(b)    Upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Loan Documents, upon the written request and at the sole cost and expense of Borrower, Lender shall cooperate with Borrower to effect an assignment of the Note and the Security Instrument to a new lender in the following manner:
Lender shall assign the Note and the Security Instrument, each without recourse, covenant or warranty of any nature, express or implied, to such new lender designated by Borrower (other than Borrower or a nominee of Borrower). In addition, any such assignment shall be conditioned on the following: (i) payment by Borrower of (A) Lender’s then customary administrative fee for processing assignments of mortgage and (B) the reasonable costs and expenses of Lender incurred in connection therewith (including attorneys’ fees and expenses for the preparation, delivery and performance of such an assignment); (ii) Borrower shall have caused the delivery of an executed Statement of Oath under Section 275 of the New York Real Property Law; (iii) such an assignment is not then prohibited by any federal, state or local law, rule, regulation or order or by any Governmental Authority; and (iv) Borrower shall provide such other opinions, documents, items and information which a prudent lender would require to effectuate such assignment. Borrower shall be responsible for all mortgage recording taxes, recording fees and other charges payable in connection with any such assignment. Lender agrees that the assignment of the Note and the Security Instrument to the new lender shall be accomplished by an escrow closing conducted through an escrow agent satisfactory to Lender and pursuant to an escrow agreement in form and substance satisfactory to Lender.
Section 2.7.    Clearing Account/Cash Management Account.
2.7.1.    Clearing Account. (a) During the term of the Loan, Borrower shall establish and maintain an account (the “Clearing Account”) with Clearing Bank in trust for the benefit of Lender in accordance with the Clearing Account Agreement. The Clearing Account shall be under the sole dominion and control of Lender. Lender and Servicer shall have the sole right to make withdrawals from the Clearing Account. All costs and expenses for establishing and maintaining the Clearing Account shall be paid by Borrower.
(b)    Borrower shall cause all Rents to be delivered directly to the Clearing Account. In accordance with the Clearing Account Agreement, Borrower shall, or shall cause Manager to, deliver irrevocable written instructions to all Tenants under Leases to deliver all Rents payable thereunder directly to the Clearing Account. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, in the event Borrower or Manager shall receive any amounts constituting Rents, Borrower shall, and shall cause Manager to, deposit all such amounts received by Borrower or Manager into the Clearing Account within one (1) Business Day after receipt thereof.
(c)    Borrower shall obtain from Clearing Bank its agreement to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Clearing Account once every Business Day throughout the term of the Loan.
(d)    During the continuation of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any amounts then on deposit in the Clearing Account to the payment of the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion.
(e)    The Clearing Account shall not be commingled with other monies held by Borrower or Clearing Bank.
(f)    Borrower shall not further pledge, assign or grant any security interest in the Clearing Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
(g)    Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including reasonable attorneys’ fees and expenses) arising from or in any way connected with the Clearing Account and/or the Clearing Account Agreement or the performance of the obligations for which the Clearing Account was established, except to the extent that any such actions, suits, claims, demands, liabilities, losses, damages, obligations or costs and expenses arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender.
2.7.2.    Cash Management Account. (a) During the term of the Loan, Borrower shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Cash Management Bank in trust and for the benefit of Lender in accordance with the Cash Management Agreement. The Cash Management Account shall be under the sole dominion and control of Lender. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account. All costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.
(b)    Provided that no Event of Default shall have occurred and remain outstanding, all funds on deposit in the Cash Management Account (or the applicable Subaccounts (as defined in the Cash Management Agreement)) shall be applied in the following amounts and order of priority:
(i)    First, funds sufficient to pay the next Monthly Tax Deposit to the Tax Account in accordance with the terms and conditions of Section 6.2 hereof;
(ii)    Second, funds sufficient to pay the next Monthly Insurance Deposit to the Insurance Account in accordance with the terms and conditions of Section 6.3 hereof;
(iii)    Third, funds sufficient to pay the fees and expenses of Cash Management Bank then due and payable to Cash Management Bank in accordance with the Cash Management Agreement;
(iv)    Fourth, funds sufficient to pay the next Monthly Debt Service Payment Amount;
(v)    Fifth, funds sufficient to pay the next Monthly Capital Expenditure Deposit to the Capital Expenditure Account in accordance with the terms and conditions of Section 6.4 hereof;
(vi)    Sixth, funds sufficient to pay the next Monthly Rollover Deposit to the Rollover Account in accordance with the terms and conditions of Section 6.5 hereof;
(vii)    Seventh, funds sufficient to pay any interest accruing at the Default Rate (without duplication with clause (iv) above), late payment charges and any other amounts then due and payable under the Loan Documents;

(viii)    Eighth, funds sufficient to pay for Operating Expenses for the applicable period incurred in accordance with an Approved Annual Budget (subject to a five percent (5%) variance for any line item in the Approved Annual Budget), provided, that during a Cash Sweep Event Period or a Mezzanine Cash Sweep Event Period, such funds shall only be disbursed up to an amount equal to the lesser of (A) the actual cost of the individual Operating Expense and (B) the budgeted amount of such individual Operating Expense as set forth in such Approved Annual Budget, in the case of each of the foregoing clauses (A) and (B), as set forth in a request for payment submitted by Borrower to Lender specifying the individual Operating Expenses in form and substance reasonably acceptable to Lender;
(ix)    Ninth, funds sufficient to pay for Extraordinary Expenses for the applicable period approved by Lender (or for which Lender’s approval is not required in accordance with Section 4.1.6(h) hereof), if any;
(x)    Tenth, subject to Section 2.7.3 below, funds sufficient to pay the next monthly installment of Mezzanine Debt Service shall be remitted to Mezzanine Lender;
(xi)    Eleventh, for the period commencing on the Closing Date through the Monthly Payment Date occurring in July, 2016, the remaining amount shall be deposited into the Rollover Account (i) until such time that the aggregate amount so deposited, together with the Initial Rollover Reserve Deposit Amount, the Monthly Rollover Deposits deposited from time to time after the Closing Date and the interest accrued on all such Rollover Funds, shall equal or exceed in the aggregate $18,500,000, or (ii) during a Cash Sweep Event Period (regardless of the aggregate amounts that have been deposited pursuant to the preceding clause (i));
(xii)    Twelfth, during a Cash Sweep Event Period, the remaining amount shall be deposited into the Excess Cash Flow Account and held and applied in accordance with the terms and conditions of Section 6.7 hereof;
(xiii)    Lastly, subject to Section 2.7.3 below, the remaining amount shall be (A) in the event a Mezzanine Cash Sweep Event Period shall be continuing, transferred to the Mezzanine Lender to be applied in accordance with the Mezzanine Loan Documents, or (B) in the event no Mezzanine Cash Sweep Event Period shall be continuing, deposited into an account designated by Borrower in accordance with the Cash Management Agreement.
(c)    Notwithstanding anything to the contrary contained in this Agreement, the Note or the other Loan Documents, during the continuation of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any amounts then on deposit in the Cash Management Account to the payment of the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion.
(d)    Borrower hereby agrees that Lender may modify the Cash Management Agreement for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement, the Note and the other Loan Documents, which sub-accounts shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts). All costs and expenses for establishing and maintaining such accounts shall be paid by Borrower.
(e)    Borrower acknowledges that Lender shall be entitled to rely, without further inquiry or investigation, on any notice from Mezzanine Lender regarding the existence of a Mezzanine Cash Sweep Event Period.
2.7.3.    Borrower Distributions. Any transfer of Borrower’s funds from the Cash Management Account or other sources to or for the benefit of the Mezzanine Lender or the Mezzanine Borrower pursuant to this Agreement, the Cash Management Agreement or any of the other Loan Documents, is intended by the parties to constitute, and shall constitute, a distribution from the Borrower to the Mezzanine Borrower and shall be treated as such on the books and records of each party. All such distributions must comply with the requirements of Section 18-607 of the Delaware Limited Liability Company Act. No provision of any Loan Document is intended to nor shall create a debtor-creditor relationship between Borrower and Mezzanine Lender.
2.7.4.    Payments Received Under Cash Management Agreement. The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement, the Note and the other Loan Documents, and such obligation shall be separate and independent, and not conditioned on any event or circumstance whatsoever. Notwithstanding anything to the contrary contained in this Agreement, the Note or the other Loan Documents, and provided that no Event of Default shall have occurred and remain outstanding, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1.    Borrower Representations. Borrower represents and warrants to Lender that as of the date hereof:
3.1.1.     Organization. (a) Each of Borrower and Sole Member is, and since the date of its respective formation has been, duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is, and since the date of its respective formation has been, duly qualified and in good standing in all jurisdictions in which the ownership or leasing of its property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a Material Adverse Effect) and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby and thereby.
(b)    Borrower’s exact legal name is correctly set forth in the first paragraph of this Agreement. Borrower is an organization of the type specified in the first paragraph of this Agreement. Borrower is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth in the first paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is 3869496. Borrower’s federal tax identification number is 20-1843073.
3.1.2.    Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).
3.1.3.    No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any asset or property of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s assets or properties is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s assets or properties.
3.1.4.    Litigation. There is no action, suit, proceeding or investigation pending or, to the best of Borrower’s knowledge, threatened against Borrower, Sole Member, Longwing Guarantor, Manager, the Property or, except as disclosed in writing to Lender, Guarantor in any court or by or before any other Governmental Authority that could have a Material Adverse Effect.
3.1.5.    Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which could materially and adversely affect Borrower or the Property, or Borrower’s business, assets or properties, operations or condition (financial or otherwise). Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property as permitted under Section 3.1.24(d) hereof and (b) obligations under the Loan Documents.
3.1.6.    Consents. Each consent, approval, authorization, order, registration or qualification of or with any court or any other Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents has been obtained and is in full force and effect
3.1.7.    Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, when properly recorded in the appropriate records, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. To the best of Borrower’s knowledge, there are no claims for payment or mechanic’s, materialman’s or other similar liens or claims which have been filed for work, labor or materials affecting the Property which are or may become Liens prior to, or of equal priority with, the Lien of the Security Instrument and the other Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Instrument and the other Loan Documents, materially and adversely affect the value of the Property, impair the use or operation of the Property or impair Borrower’s ability to perform its Obligations in a timely manner.
3.1.8.    No Plan Assets. As of the date hereof and throughout the Term, (a) Borrower does not sponsor, is not obligated to contribute to and is not itself and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, (b) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, (c) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to any statute, rule or regulation regulating investments of, or fiduciary obligations with respect to, “governmental plans” within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement (including, but not limited to, the exercise by Lender of any of its rights under the Loan Documents).
3.1.9.    Compliance. Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Except as disclosed in the Zoning Analysis Report for the Property, prepared by National Zoning Associates, LLC, dated June 1, 2012, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the best of Borrower’s knowledge, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. Except as disclosed in the title and departmental searches provided to Lender in connection with the closing of the Loan, Borrower is not in default or violation of any order, regulation, writ, injunction, decree or demand of any Governmental Authority, the violation of which could have a Material Adverse Effect. There has not been committed by Borrower or, to the best of Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government, any state or local government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents.
3.1.10.    Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property or otherwise in connection with the Loan (i) are true, correct and complete in all material respects, (ii) accurately represent the financial condition of Borrower and the Property, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with an Acceptable Accounting Basis throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and that could have a Material Adverse Effect. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Borrower or the Property from that set forth in said financial statements.
3.1.11.    Condemnation. No Condemnation or other similar proceeding is currently pending or, to Borrower’s best knowledge, has been threatened or is currently being contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.
3.1.12.    Easements; Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the continued use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over any other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all applicable Governmental Authorities.
3.1.13.    Separate Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

3.1.14.    Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.
3.1.15.    Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Sole Member or any Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and, as to enforceability, to principles of equity), and neither Borrower, Sole Member nor any Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
3.1.16.    Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, as more particularly set forth therein. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.
3.1.17. Insurance. Borrower has obtained and has delivered to Lender original or certified copies of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.
3.1.18. Licenses. All approvals, authorizations, certifications, licenses and permits, including, without limitation, certificates of completion and occupancy, required by any Governmental Authority or otherwise necessary for the legal ownership, use, occupancy and operation of the Property in the manner in which the Property is currently being owned, used, occupied and operated have been obtained by or on behalf of Borrower and are in full force and effect.
3.1.19.    Flood Zone. None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area (or, if so located, the flood insurance required pursuant to Section 5.1.1(a)(i) is in full force and effect with respect to the Property).
3.1.20.    Physical Condition. Except as otherwise expressly disclosed in the Physical Conditions Report obtained by Lender in connection with the closing of the Loan, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property (including, to Borrower’s knowledge, any latent defects), and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond.
3.1.21.    Boundaries. Except as shown on the Survey, all of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property. No easements or other encumbrances affecting the Property encroach upon any of the Improvements so as to affect the value, marketability, use or operation of the Property except those which are insured against by the Title Insurance Policy, each of which, whether or not insured against by the Title Insurance Policy, is shown on the Survey.
3.1.22.    Leases. Borrower represents and warrants to Lender with respect to the Leases that, except as set forth on Schedule VIII attached hereto: (a) the rent roll attached hereto as Schedule I is true, correct and complete in all material respects and the Property is not subject to any Leases other than the Leases described in Schedule I, (b) the Leases identified on Schedule I are in full force and effect and there are no defaults thereunder by any party thereto and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder, (c) the copies of the Leases delivered to Lender are true, correct and complete, and there are no oral agreements with respect thereto, (d) no Rent (including security or other deposits) has been paid more than one (1) month in advance of its due date, (e) all work to be performed by the landlord under each Lease has been performed as required and has been accepted by the applicable Tenant, (f) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord to any Tenant has already been received by such Tenant, (g) all security or other deposits are being held in accordance with the applicable Leases and all applicable Legal Requirements, (h) Borrower has no knowledge of any notice of termination or default with respect to any Lease; (i) Borrower has not assigned or pledged any of the Leases, the rents or any interest therein except to Lender; (j) no Tenant or other Person has an option, right of first refusal or offer or any other preferential right to purchase all or any portion of or interest in the Property; (k) no Tenant has any right or option for additional space in the Improvements, (l) to Borrower’s knowledge, no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, (m) no Tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease; (n) to Borrower’s knowledge, no Hazardous Substances have been disposed, stored or treated by any Tenant on, under or about the Property; (o) Borrower does not have any knowledge of any Tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any other Hazardous Substances, and (p) all existing Leases are subordinate to the Security Instrument either pursuant to their terms or a recorded subordination agreement.
3.1.23.    Filing, Recording and Other Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under the applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid under the applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established under the Loan Documents.
3.1.24.    Single Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that since the date of its formation and at all times on and after the date hereof and until such time as the Debt shall be paid in full:
(a)    Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, owning, leasing, managing and operating the Property, entering into and performing its obligations under the Loan Documents, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing and (ii) has not owned, does not own and will not own any asset or property other than (A) the Property and (B) incidental personal property necessary for the ownership, leasing, management or operation of the Property. Since its formation and through the date hereof, Borrower has not owned any property or conducted any business other than activities related to its ownership of the Property.
(b)    Borrower has not engaged and will not engage in any business or activity other than the acquisition, ownership, leasing, management and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated.
(c)    Except for capital contributions and capital distributions permitted under the terms and conditions of its limited liability company agreement, Borrower has not entered and will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair, commercially reasonable, and substantially similar to those that would be available on an arm’s-length basis from an unrelated third party.
(d)    Borrower has not incurred and will not incur any Indebtedness other than (i) the Debt and the Existing Loan (which Existing Loan is being assigned to Lender or paid off in connection with the Loan) and (ii) unsecured trade payables and operational debt not evidenced by a note and in an aggregate amount not exceeding 2% of the original aggregate principal amount of the Loan and the Mezzanine Loan at any one time; provided that any Indebtedness incurred pursuant to clause (ii) shall be (A) outstanding not more than sixty (60) days and (B) incurred in the ordinary course of business (such Indebtedness which satisfies the conditions of the preceding clauses (ii)(A) and (ii)(B), “Permitted Trade Payables”). No Indebtedness, other than the Debt, may be secured (senior, subordinate or pari passu) by the Property.
(e)    Borrower has not made and will not make any loans or advances to any other Person (including any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party), and has not acquired and shall not acquire obligations or securities of its Affiliates.

(f)    Borrower has been, is, and will endeavor to remain solvent and Borrower has paid its debt and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same became due and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, however, that this provision shall not require any direct or indirect equity owner of Borrower to make any capital contributions to Borrower.
(g)    (i) Borrower has done or caused to be done, and will do and cause to be done, all things necessary to observe its organizational formalities and preserve its separate existence, (ii) Borrower has not terminated or failed to comply with and will not terminate or fail to comply with the provisions of its Organizational Documents, (iii) Borrower has not amended, modified or otherwise changed its Organizational Documents other than as reviewed and approved by Lender on or prior to the Closing Date, and (iv) unless (A) Lender has consented in writing and (B) following a Securitization of the Loan, the Rating Agencies have issued a Rating Agency Confirmation in connection therewith, Borrower will not amend, modify or otherwise change its Organizational Documents.
(h)    Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Borrower’s assets have not been listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may have been included in a consolidated financial statement of its Affiliates; provided that (i) if applicable, appropriate notation was made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on Borrower’s own separate balance sheet. Borrower’s assets will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (B) such assets shall be listed on Borrower’s own separate balance sheet. Borrower has filed and shall file its own tax returns (except to the extent that Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law) and has not filed and shall not file a consolidated federal income tax return with any other Person. Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.
(i)    Borrower (i) has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), (ii) has corrected and shall correct any known misunderstanding regarding its status as a separate entity, (iii) has conducted and shall conduct business in its own name, (iv) has not identified and shall not identify itself or any of its Affiliates as a division or department or part of the other and (v) has maintained and utilized and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)    Borrower has maintained and will endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that this provision shall not require any direct or indirect equity owner of Borrower to make any capital contributions to Borrower.
(k)    Neither Borrower nor any constituent party of Borrower has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower, any sale or other transfer of all or substantially all of Borrower’s assets or any sale or other transfer by Borrower outside the ordinary course of business.
(l)    Borrower has not commingled and will not commingle funds or other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.
(m)    Borrower has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.
(n)    Borrower did not assume, guarantee or become obligated for the debts or obligations of any other Person and did not hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person. Borrower will not assume, guarantee or become obligated for the debts or obligations of any other Person and does not and will not hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person.
(o)    The Organizational Documents of Borrower shall provide that the business and affairs of Borrower shall be managed by or under the direction of the Sole Member, and at all times there shall be at least two (2) duly appointed individuals as directors or managers (each, an “Independent Director”) of Borrower, each of whom (i) has at least three (3) years prior employment experience and continues to be employed as an independent director, independent manager or independent member by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, independent managers and independent members, another nationally-recognized company that provides such services and which is reasonably approved by Lender; (ii) is not, and has never been, on the board of directors or managers of any Affiliate of Borrower; and (iii) is not, and has never been, and will not, while serving as an Independent Director be, any of the following: (A) a stockholder, director, manager, officer, employee, partner, member, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect equity holder of any of them, (B) a creditor, customer, supplier, service provider (including provider of professional services) or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower (other than a nationally-recognized company that routinely provides professional independent directors, independent managers or independent members and other corporate services to Borrower or any Affiliate of Borrower in the ordinary course of its business), (C) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, creditor, customer, supplier, service provider or other Person, or (D) a Person controlling or under common control with any of subclauses (A), (B) or (C) above. A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) by reason of (I) being, having been or becoming an Independent Director of an Affiliate of Borrower that is not in the direct chain of ownership of Borrower or Sole Member and that is required by a creditor to be a “single purpose entity”; provided that such Independent Director is, was or will be employed by a company that routinely provides professional independent directors, independent managers or independent members, or (II) being, having been or becoming a member of Borrower pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director as a member of Borrower upon the occurrence of any event pursuant to which Sole Member ceases to be a member of Borrower (including the withdrawal or dissolution of Sole Member). A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) or (iii)(B) by reason of being, having been or becoming an Independent Director of a “single purpose entity” affiliated with Borrower; provided that the fees or other compensation that such individual earns by serving as an Independent Director of one or more Affiliates of Borrower in any given year constitute, in the aggregate, less than five percent (5%) of such individual’s income for such year. The Organizational Documents of Borrower shall provide that no Independent Director of Borrower may be removed or replaced without Cause, and unless Borrower provides Lender with not less than three (3) Business Days’ prior notice of (1) any proposed removal of any Independent Director, together with a statement as to the reasons for such removal, and (2) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the Organizational Documents of Borrower relating to an Independent Director. In addition, the Organizational Documents of Borrower shall provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” and “separateness” provisions of such Organizational Documents. As used in this paragraph, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings. As used in this paragraph, the term “single purpose entity” shall mean a Person whose Organizational Documents contain, and who covenants that such Person shall comply or cause compliance with, provisions substantially similar to those set forth in this Section 3.1.24.
(p)    The Organizational Documents of Borrower shall provide that the directors or managers of Borrower shall not take any action which, under the terms of any Organizational Documents (including, if applicable, any voting trust agreement with respect to any common stock), requires a unanimous vote of the directors or managers of Borrower unless, at the time of such action, there shall be at least two (2) directors or managers who are Independent Directors (and such Independent Directors have participated in such vote). The Organizational Documents of Borrower shall provide that Borrower will not (and Borrower agrees that it will not), without the unanimous consent of its directors or managers, including the consent of each Independent Director, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official for Borrower or a substantial portion of its assets or properties, (iii) take any action that might cause Borrower to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing Borrower’s inability to pay its debts generally as they become due, (vi) declare or effectuate a moratorium on the payment of any obligations, or (vii) take any action in furtherance of any of the foregoing. In addition, the Organizational Documents of Borrower shall provide that, when voting with respect to any of the matters set forth in the immediately preceding sentence of this Section 3.1.24(p), the Independent Directors shall consider only the interests of Borrower, including its creditors.
(q)    The Organizational Documents of Borrower shall provide that, as long as any portion of the Debt remains outstanding, upon the occurrence of any event that causes the sole member of Borrower (“Sole Member”) to cease to be a member of Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interests in Borrower and the admission of the transferee, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents), each of the persons acting as an Independent Director of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as a member of Borrower (a “Special Member”) and shall preserve and continue the existence of Borrower without dissolution. The Organizational Documents of Borrower shall further provide that for so long as any portion of the Debt is outstanding, no Special Member may resign or transfer its rights as a Special Member unless (A) a successor Special Member has been admitted to Borrower as a Special Member, and (B) such successor Special Member has also accepted its appointment as an Independent Director of Borrower.
(r)    The Organizational Documents of Borrower shall provide that, as long as any portion of the Debt remains outstanding, except as expressly permitted pursuant to the terms of the Loan Documents, including, without limitation, Section 8.1(f) hereof, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to Borrower.
(s)    The Organizational Documents of Borrower shall provide that, as long as any portion of the Debt remains outstanding: (i) Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B)the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interests in Borrower and the admission of the transferee, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing (1) to continue the existence of Borrower, and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member to cease to be a member of Borrower and upon the occurrence of such event, the business of Borrower shall continue without dissolution; (iv) in the event of the dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of its assets and properties in an orderly manner), and its assets and properties shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by applicable law, each of Sole Member and Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of Borrower, to compel any sale of all or any portion of the assets or properties of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.
(t)    Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all of the representations, warranties and covenants in this Section 3.1.24, and (iii) all of the Organizational Documents of Borrower.
(u)    Except for Manager, in its capacity as agent of Borrower, and Sole Member, as member and manager of Borrower, Borrower has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts.
(v)    Borrower has paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.
(w)    Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it. Borrower has paid and shall pay from its assets all obligations of any kind incurred.
(x)    Borrower has not (i) filed a bankruptcy, insolvency or reorganization petition or otherwise instituted insolvency proceedings or otherwise sought any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) sought or consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or for all or any portion of Borrower’s assets or properties, (iii) made any assignment for the benefit of Borrower’s creditors, or (iv) taken any action that could reasonably be expected to have caused Borrower to become insolvent. Without the unanimous consent of all of its directors or managers (including each Independent Director), as applicable, will not (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or for all or any portion of Borrower’s assets or properties, (C) make any assignment for the benefit of Borrower’s creditors, or (D) take any action that could reasonably be expected to cause Borrower to become insolvent.
(y)    Borrower has maintained and will maintain an arm’s-length relationship with its Affiliates.
(z)    Borrower has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space and services performed by an employee of an Affiliate.
(aa)    Except in connection with the Loan, Borrower has not pledged and will not pledge its assets or properties for the benefit of, or to secure the obligations of, any other Person.
(bb)    Borrower has had, has and will have no obligation to indemnify its directors, managers, officers, members or Special Members, as the case may be, or, if applicable, has such an obligation that is fully subordinated to the Debt and that will not constitute a claim against Borrower if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.
(cc)    The Organizational Documents of Borrower shall provide that Borrower will not: (i) dissolve, merge, liquidate, consolidate; (ii) sell, transfer, dispose, or encumber (except in accordance with the Loan Documents) all or substantially all of its assets or properties or acquire all or substantially all of the assets or properties of any other Person; or (iii) engage in any other business activity, or amend its Organizational Documents with respect to any of the matters set forth in this Section 3.1.24, without the prior consent of Lender in its sole discretion.
(dd)    Borrower and Independent Directors will consider the interests of Borrower’s creditors in connection with all actions.
(ee)    Borrower has not had and, except for the Guaranty, does not have and will not have any of its obligations guaranteed by any Affiliate.
(ff)    Borrower has not owned or acquired and will not own or acquire any stock or securities of any Person, except that Borrower may invest in those investments to the extent expressly permitted under the Loan Documents.
(gg)    Borrower has not bought or held and will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).
(hh)    Borrower has not formed, acquired or held and will not form, acquire or hold any subsidiary (whether corporation, partnership, limited liability company or other entity), and Borrower has not owned and will not own any equity interest in any other entity.
Notwithstanding anything to the contrary contained in this Section 3.1.24, no provisions contained in this Section 3.1.24 shall be deemed to create an obligation on the part of

Borrower, any member in Borrower, or any member, officer, director, employee or Affiliate of any of the forgoing to make loans, equity infusions or capital contributions to Borrower.
3.1.25.    Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become or may become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
3.1.28.    Organizational Chart. The organizational chart attached hereto as Schedule III, relating to Borrower and certain Affiliates and other Persons, is true, correct and complete on and as of the date hereof. No Person, other than those Persons shown on Schedule III, has any ownership interest in, or right of control, directly or indirectly, in Borrower.
3.1.29.    Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.
3.1.30.    No Other Debt. Borrower has not borrowed or received debt financing (other than permitted pursuant to this Agreement) that has not been heretofore repaid in full.
3.1.31.    Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment

Company Act of 1940, as amended, or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
3.1.32.    Intentionally Omitted.
3.1.33.    No Bankruptcy Filing. No petition in bankruptcy has ever been filed against Borrower or any constituent party of Borrower, and neither Borrower nor any constituent party of Borrower has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent parties is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s or such constituent party’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or any of its constituent parties.
3.1.34.    Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents, or any written statement or document furnished by or on behalf of Borrower in connection with the Loan or pursuant to the terms of this Agreement or any other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to Borrower which has not been disclosed to Lender and which could reasonably be expected to have a Material Adverse Effect.
3.1.35.    Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.
3.1.36.    No Change in Facts or Circumstances; Disclosure. All information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls (including the rent roll attached hereto as Schedule I), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms of this Agreement or the other Loan Documents and all statements of fact made by or on behalf of Borrower in this Agreement or in any other Loan Document, are true, correct and complete in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information or statement of fact inaccurate, incomplete or otherwise misleading in any material respect or that otherwise has or could have a Material Adverse Effect.
3.1.37.    Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Management Agreement was entered into on commercially reasonable terms.
3.1.38.    Perfection of Accounts. Borrower hereby represents and warrants to Lender that:
(a)    This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Clearing Account and the Cash Management Account in favor of Lender, which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents, Borrower has not sold, pledged, transferred or otherwise conveyed the Clearing Account and the Cash Management Account;
(b)    The Clearing Account and the Cash Management Account constitute “deposit accounts” or “securities accounts” within the meaning of the Uniform Commercial Code;
(c)    Pursuant and subject to the terms of this Agreement and the other Loan Documents, Clearing Bank and Cash Management Bank have agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Clearing Account and the Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and
(d)    The Clearing Account and the Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to Clearing Bank or Cash Management Bank complying with instructions with respect to the Clearing Account or the Cash Management Account from any Person other than Lender.
3.1.39.    Intentionally Omitted.
3.1.40.    Intentionally Omitted.
3.1.41. Patriot Act. (a) None of Borrower or any of its constituents or Affiliates, and to the best of Borrower’s knowledge, any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Loan is a Prohibited Person.None of Borrower, any of its constituents or Affiliates and any of their respective brokers or other agents acting in any capacity in connection with the Loan, (i) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) has dealt or will deal in, or otherwise has engaged or will engage in, any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Patriot Act.
(c)    Borrower covenants and agrees to deliver to Lender any certification or other evidence reasonably requested from time to time by Lender in its sole discretion, confirming Borrower’s compliance with this Section 3.1.41.
3.1.42.    Intentionally Omitted.
3.1.43.    No Casualty. To the best of Borrower’s knowledge, the Property has suffered no material Casualty which has not been fully repaired and the cost thereof fully paid.

3.1.44.    Purchase Options. Except pursuant to Sections 5.7 and 12.1 of the JV Agreement, neither the Property nor any part thereof or interest therein is subject to any purchase options, rights of first refusal to purchase, rights of first offer to purchase or other similar rights in favor of any Person.
3.1.45.    Use of Property. The Property consists solely of an office building and related operations and is used for no other purpose.
3.1.46.    Fiscal Year. Each Fiscal Year of Borrower commences on January 1.
3.1.47.    Material Agreements. (a) Borrower has not entered into, and is not bound by, any Material Agreement which continues in existence, except those set forth on Schedule VI attached hereto.
(b)    Each of the Material Agreements is in full force and effect, there are no monetary or other defaults by Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other defaults thereunder by any other party thereto. None of Borrower, Manager or any other Person acting on Borrower’s behalf has given or received any notice of default under any Material Agreement that remains outstanding or in dispute.
(c)    Borrower has delivered true, correct and complete copies of the Material Agreements (including all amendments and supplements thereto) to Lender.
(d)    No Material Agreement has as a party an Affiliate of Borrower.
3.1.48.    Other Obligations and Liabilities. Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a Material Adverse Effect. Borrower has no known contingent liabilities (except to the extent any such contingent liabilities are not required to be disclosed on Borrower’s financial statements in accordance with Borrower’s Acceptable Accounting Basis).
3.1.49.    Illegal Activity. No portion of the Property has been purchased by Borrower with proceeds of any illegal activity.
3.1.50. Underwriting Representations. Borrower hereby represents that it:
(a)     has no judgments or liens of any nature against it except for tax liens not yet due;
(b)    is not involved in any dispute with any taxing authority (except to the extent of any tax contest performed in accordance with the terms of this Agreement);
(c)    except as disclosed in writing to Lender, is not now, nor has ever been, a party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it or its assets or properties that has not been paid in full;
(d)    has obtained a current Phase I environmental site assessment (and, if applicable, a current Phase II environmental assessment) (collectively, the “ESA”) for the

Property prepared consistent with ASTM Practice E 1527 and the ESA has not identified any recognized environmental conditions that require further investigation or remediation; and
(e)    each amendment and restatement of Borrower’s Organizational Documents has been accomplished in accordance with, and was permitted by, the relevant provisions of said documents prior to such amendment or restatement from time to time.
Section 3.2.     Survival of Representations. The representations and warranties set forth in Section 3.1 hereof shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.
ARTICLE IV
BORROWER COVENANTS
Section 4.1.     Borrower Affirmative Covenants. Borrower hereby covenants and agrees with Lender that:
4.1.1.    Existence; Compliance with Legal Requirements. Each of Borrower and Sole Member shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government, any state or local government or any other Governmental Authority the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all of its assets and properties used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instrument. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall operate the Property in accordance with the terms and provisions of the O&M Agreement in all material respects. After prior notice to Lender, Borrower, at its sole cost and expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement; provided that (a) no monetary Default nor any Event of Default has occurred and remains outstanding; (b) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Security Instrument; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost;

(e) Borrower shall promptly upon final determination thereof comply with such Legal Requirement determined to be valid or applicable or cure any violation of such Legal Requirement; (f) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; (g) Borrower shall furnish such cash or other security as may be required in the proceeding, or as may be reasonably requested by Lender, to ensure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith; and (h) such contest by Borrower is not in violation of the Leases. Lender may apply any such security or part thereof as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.
4.1.2.    Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 6.2 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges no later than ten (10) days prior to the date the same shall become delinquent; provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 6.2 hereof. Borrower shall not permit or suffer and shall promptly cause to be paid and discharged any Lien or charge against the Property, subject to any rights of Borrower to contest any such Liens in accordance with the terms of the Loan Documents. Notwithstanding the prior sentence, after prior notice to Lender, Borrower, at its sole cost and expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges; provided that (a) no Default or Event of Default has occurred and remains outstanding; (b) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Security Instrument; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (e) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (f) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; (g) Borrower shall furnish such cash or other security as may be required in the proceeding, or as may be reasonably requested by Lender, to ensure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon; and (h) such contest by Borrower is not in violation of the Leases. Lender may pay over, assign or transfer any such security or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.

4.1.3.    Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against the Property, Borrower, Sole Member or Guarantor which, if adversely determined, could have a Material Adverse Effect. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
4.1.4.     Access to Property. Subject to the rights of Tenants, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.
4.1.5.    Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower’s sole cost and expense:
(a)    furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;
(b)    cure, or cause to be cured, any defects in the execution and delivery of the Loan Documents;
(c)    execute and deliver, or cause to be executed and delivered, all such documents, instruments, certificates, assignments and other writings and do, or cause to be done, such other acts necessary or desirable (i) to correct any omissions in the Loan Documents, (ii) to evidence and more fully describe the collateral at any time securing or intended to secure the Obligations, (iii) to perfect, protect or preserve any Liens created under any of the Loan Documents or (iv) to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith; and
(d)    do and execute, or cause to be done and executed, all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.
4.1.6.    Financial Reporting.
(a)    GAAP. Borrower shall keep and maintain, or shall cause to be kept and maintained, in accordance with GAAP, income tax basis or such other accounting basis selected by Borrower and acceptable to Lender and the requirements of Regulation AB, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. All financial statements delivered to Lender pursuant to this Section 4.1.6 shall be prepared in accordance with GAAP, income tax basis or such other accounting basis selected by Borrower and acceptable to Lender and consistently applied and the requirements of Regulation AB.

(b)    Monthly Reports. Prior to a Securitization, Borrower shall furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar month the following items, accompanied by an Officer’s Certificate stating that such items are true, correct and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject month; (ii) monthly and year-to-date operating statements prepared for such month, noting Gross Income from Operations, Operating Expenses, Capital Expenditures, Net Operating Income, Net Cash Flow and such other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such month, all in form satisfactory to Lender; and (iii) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such month for such month and for the immediately preceding twelve (12) month period. In addition, such Officer’s Certificate shall also state the representations and warranties of Borrower set forth in Section 3.1.24 are true and correct in all material respects as of the date of such certificate and that there are no trade payables and operational debt outstanding for more than sixty (60) days.
(c)    Quarterly Reports. Borrower shall furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by an Officer’s Certificate stating that such items are true, correct and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments), as applicable: (i) a rent roll for the subject quarter; (ii) (A) a balance sheet for Borrower as of the last day of such quarter and (B) quarterly and year-to-date operating statements prepared for such quarter, noting Gross Income from Operations, Operating Expenses, Capital Expenditures, Net Operating Income, Net Cash Flow and such other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such quarter, all in form satisfactory to Lender; and (iii) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter for such quarter and for the last four quarters. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 3.1.24 are true and correct in all material respects as of the date of such certificate and that there are no trade payables and operational debt outstanding for more than sixty (60) days.
(d)    Annual Reports. Borrower shall furnish, or cause to be furnished, to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender (it being agreed that Berdon LLP is acceptable to Lender) in accordance with GAAP, income tax basis or such other accounting basis selected by Borrower and acceptable to Lender and the requirements of Regulation AB covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year and shall include, but not be limited to, amounts representing annual Gross Income from Operations, Operating Expenses, Capital Expenditures, Net Operating Income and Net Cash Flow. Borrower’s annual financial statements shall be accompanied by (i) an Officer’s Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP, income tax basis or such other accounting basis selected by

Borrower and acceptable to Lender and the requirements of Regulation AB, (ii) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender (it being agreed that Berdon LLP is acceptable to Lender), (iii) a list of tenants, if any, occupying more than ten percent (10%) of the total floor area of the Improvements, (iv) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (v) a schedule audited by such accounting firm or independent certified public accountant reconciling Net Operating Income to Net Cash Flow, which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such accounting firm or independent certified public accountant, and (vi) a statement from a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender (it being agreed that Berdon LLP is acceptable to Lender) setting forth in reasonable detail Guarantor’s Net Worth and Liquid Assets as of the end of such prior calendar year certified by Guarantor as true, correct, accurate and complete.
(e)    Certification; Supporting Documentation. Each such financial statement shall be in scope and detail reasonably satisfactory to Lender and certified by an officer or representative of Borrower.
(f)    Access. Lender shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any reasonable out-of-pocket costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.
(g)    Format of Delivery. Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form and (ii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form reasonably acceptable to Lender.
(h)    Annual Budget. For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year, which Annual Budget shall set forth, on a month-by-month basis, in reasonable detail, each line item of Borrower’s good faith estimate of Gross Income from Operations, Operating Expenses and Capital Expenditures for such period or Fiscal Year and shall otherwise be in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender’s reasonable approval (each such Annual Budget, an “Approved Annual Budget”) and shall include the notation “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN TEN (10) BUSINESS DAYS AFTER LENDER’S RECEIPT SHALL ENABLE BORROWER TO DELIVER A SECOND NOTICE, WHICH THE FAILURE OF LENDER TO RESPOND TO WITHIN SEVEN (7) BUSINESS DAYS AFTER LENDER’S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER” prominently displayed in bold, all caps and fourteen (14) point or larger font. In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within ten (10) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this Section 4.1.6(h) until Lender approves the Annual Budget. In the event that Lender fails to respond to a proposed Annual Budget or a revised Annual Budget within ten (10) Business Days after Lender’s receipt thereof, Borrower shall resubmit the proposed Annual Budget or revised Annual Budget with the notation “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN SEVEN (7) BUSINESS DAYS AFTER LENDER’S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER” prominently displayed in bold, all caps and fourteen (14) point or larger font. If Lender does not approve or advise Borrower of any objections to the proposed Annual Budget or revised Annual Budget within seven (7) Business Days after Lender’s receipt of the resubmitted request, Lender shall be deemed to have approved such proposed Annual Budget or revised Annual Budget. Until such time that Lender approves a proposed Annual Budget or a proposed Annual Budget is deemed approved, the most recent Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges. In the event that Borrower must incur an extraordinary operating expense or capital expense not set forth in the applicable Approved Annual Budget (or, if such expense is set forth in the applicable Approved Annual Budget, the actual cost of such expense exceeds the budgeted amount as set forth in such Approved Annual Budget) (each, an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lender’s approval shall not be required in connection with emergency expenses to preserve and protect the Property and occupants thereof from imminent danger to health or safety. In the event of any such emergency expense, Borrower shall deliver to Lender a reasonably detailed explanation of such expense promptly after incurring the same.
(i)    Additional Information. Borrower shall submit to Lender the financial data and financial statements required, and within the time periods required, under Sections 9.1(d), (e) and (f), if and when applicable.
(j)    Other Required Information. Borrower shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender (including, without limitation, a comparison of the budgeted income and expenses as set forth in the applicable Approved Annual Budget and the actual income and expenses for the applicable month, quarter or year and year-to-date for the Property, together with a detailed explanation of any variances of more than the greater of (i) five percent (5%) between budgeted and actual amounts for such periods and (ii) $50,000.00).

(k)    Reporting Default. If Borrower fails to provide to Lender the financial statements and other information specified in this Section 4.1.6 within the respective time period specified, and such failure continues for five (5) Business Days, then such failure shall, at Lender’s election, constitute an Event of Default upon notice from Lender.
4.1.7.    Title to Property. Borrower shall warrant and defend (a) its title to the Property, subject only to Permitted Encumbrances, and (b) the validity and priority of the Liens of the Security Instrument and the Assignment of Leases on the Property, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property or any part thereof is claimed by any other Person except as expressly permitted hereunder.
4.1.8.    Estoppel Statement. (a) Borrower shall deliver to Lender, within ten (10) Business Days after Lender’s request, a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the interest rate of the Loan, (iv) the date installments of principal and/or interest were last paid, (v) any offsets or defenses to the payment and performance of the Obligations, if any, and (vi) that this Agreement and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified (or, if modified, giving particulars of such modification).
(b)    Borrower shall use commercially reasonable efforts to deliver to Lender, within thirty (30) days after Lender’s request, an estoppel certificate from each Tenant under any Lease in form and substance reasonably satisfactory to Lender; provided that (i) such estoppel certificate may be in the form required under such Lease and (ii) after the final Securitization of the Loan, Borrower shall not be required to deliver (or to use commercially reasonable efforts to deliver) such estoppel certificate from any Tenant more frequently than two (2) times in any calendar year.
4.1.9.    Leases. (a) All Leases and all renewals of Leases executed after the date hereof shall (i) provide for economic terms, including rental rates, comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) have a term of not less than three (3) years (unless Lender approves in writing a shorter term or the aggregate square footage of all such Leases or renewals then in effect is not more than 15,000), (iv) have a term of not more than fifteen (15) years from the rent commencement date of such Lease or renewal of such Lease, as the case may be, including all extensions and renewals (unless Lender approves in writing a longer term), (v) provide that such Lease is subordinate to the Security Instrument and the Assignment of Leases and that the Tenant thereunder will attorn to Lender and any purchaser at a foreclosure sale, (vi) be with Tenants that are creditworthy or guaranteed by a creditworthy party, in each case, as reasonably determined by Borrower, (vii) be written substantially in accordance with a standard form of Lease which shall have been approved in writing by Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable Tenant), (viii) not be with any Affiliate of Borrower, Guarantor or Manager, (ix) not contain any limitation regarding the Tenant’s obligation under such Lease to reimburse the landlord thereunder for management fees and expenses, and (x) not contain any option to purchase, any right of first option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of destruction or condemnation of all or substantially all of the Property), any requirement for a non-disturbance or recognition agreement, or any other terms which could materially adversely affect Lender’s rights under the Loan Documents; provided that, in connection with renewals of Leases existing on the date hereof, any applicable term that would otherwise breach the requirements set forth in this Section 4.1.9(a) shall be permitted to the extent necessary to implement a renewal term expressly contained in the applicable Lease and with respect to which Borrower has no discretion. All Leases and all renewals of Leases executed after the date hereof that do not satisfy the above conditions shall be subject to Lender’s prior approval, which approval shall not be unreasonably withheld. Additionally, all Major Leases and all renewals, modifications and amendments thereof (other than renewals, modifications and amendments strictly limited to the implementation of options or rights expressly contained in Major Leases and with respect to which Borrower has no discretion as to the terms thereof) executed after the date hereof shall be subject to Lender’s prior approval, which approval shall not be unreasonably withheld.
(b)    Borrower (i) shall perform the obligations which Borrower is required to perform under the Leases; (ii) shall enforce the obligations to be performed by the Tenants thereunder; (iii) shall promptly furnish to Lender any notice of default or termination received by Borrower from any Tenant, and any notice of default or termination given by Borrower to any Tenant; (iv) shall not collect any Rents for more than one (1) month in advance of the time when the same shall become due, except for bona fide security deposits; (v) shall not enter into any ground Lease or master Lease of any part of the Property; (vi) shall not further assign or encumber any Lease or the Rents (except as contemplated by the Loan Documents); (vii) shall not, except with Lender’s prior consent or in accordance with any unilateral right of a Tenant expressly set forth in the applicable Lease, cancel or accept surrender or termination of any Lease; and (viii) shall not, except with Lender’s prior consent, modify or amend any Lease (except, solely with respect to Leases that are not Major Leases, for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the applicable Lease). Any action in violation of clause (v), (vi), (vii) or (viii) of this Section 4.1.9(b) shall be void at the election of Lender.
(c)    Notwithstanding anything to the contrary contained in this Section 4.1.9:
(i)    whenever Lender’s approval is required pursuant to the provisions of this Section 4.1.9, Borrower shall have the right to submit a term sheet of such transaction to Lender for Lender’s approval. Any such term sheet submitted to Lender shall (A) set forth all material terms of the proposed transaction including, without limitation, identity of tenant (and, if applicable, the Lease guarantor), square footage, term, rent, rent credits, abatements, work allowances, tenant improvements to be constructed by Borrower and such other matters as Lender may reasonably require, (B) include all other documents and information reasonably necessary to evaluate such Lease, renewal, modification or amendment, and (C) contain the following notation: “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN TEN (10) BUSINESS DAYS AFTER LENDER’S RECEIPT SHALL ENABLE BORROWER TO DELIVER A SECOND NOTICE, WHICH THE FAILURE OF LENDER TO RESPOND TO WITHIN SEVEN (7) BUSINESS

DAYS AFTER LENDER’S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER” prominently displayed in bold, all caps and fourteen (14) point or larger font. In the event that Lender fails to respond to Borrower’s initial request within ten (10) Business Days after Lender’s receipt thereof, Borrower shall resubmit the term sheet, and all other documents and information reasonably necessary to evaluate such Lease, renewal, modification or amendment, with the notation “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN SEVEN (7) BUSINESS DAYS AFTER LENDER’S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER” prominently displayed in bold, all caps and fourteen (14) point or larger font. If Lender fails to respond to such resubmitted request within seven (7) Business Days after receipt thereof, Lender shall be deemed to have approved such term sheet;
(ii)    whenever Lender’s approval is required pursuant to the provisions of this Section 4.1.9 for any matter that Lender has not previously approved (or deemed to have approved) a term sheet pursuant to Section 4.1.9(c)(i) above, Borrower shall submit to Lender a copy of the proposed Lease or the proposed renewal, modification or amendment of a Lease, together with all other documents and information reasonably necessary to evaluate such Lease, renewal, modification or amendment, with the notation “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN TEN (10) BUSINESS DAYS AFTER LENDER’S RECEIPT SHALL ENABLE BORROWER TO DELIVER A SECOND NOTICE, WHICH THE FAILURE OF LENDER TO RESPOND TO WITHIN SEVEN (7) BUSINESS DAYS AFTER LENDER’S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER” prominently displayed in bold, all caps and fourteen (14) point or larger font. In the event that Lender fails to respond to Borrower’s initial request within ten (10) Business Days after Lender’s receipt thereof, Borrower shall resubmit a copy of the proposed Lease or the proposed renewal, modification or amendment of a Lease, together with all other documents and information reasonably necessary to evaluate such Lease, renewal, modification or amendment, with the notation “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN SEVEN (7) BUSINESS DAYS AFTER LENDER’S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER” prominently displayed in bold, all caps and fourteen (14) point or larger font. If Lender fails to respond to such resubmitted request within seven (7) Business Days after receipt thereof, Lender shall be deemed to haveapproved the proposed Lease or the proposed renewal, modification or amendment of a Lease;
(iii)    whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.9 for any matter that Lender has previously approved (or deemed to have approved) a term sheet pursuant to Section 4.1.9(c)(i) above, Borrower shall submit to Lender a copy of the proposed Lease or the proposed renewal, modification or amendment of a Lease, together with all other documents and information reasonably necessary to evaluate such Lease, renewal, modification or amendment, with the notation “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN TEN (10)

BUSINESS DAYS AFTER LENDER’S RECEIPT SHALL ENABLE BORROWER TO DELIVER A SECOND NOTICE, WHICH THE FAILURE OF LENDER TO RESPOND TO WITHIN SEVEN (7) BUSINESS DAYS AFTER LENDER’S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER” prominently displayed in bold, all caps and fourteen (14) point or larger font. In the event that Lender fails to respond to Borrower’s initial request within ten (10) Business Days after Lender’s receipt thereof, Borrower shall resubmit a copy of the proposed Lease or the proposed renewal, modification or amendment of a Lease, together with all other documents and information reasonably necessary to evaluate such Lease, renewal, modification or amendment, with the notation “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN SEVEN (7) BUSINESS DAYS AFTER LENDER’S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER” prominently displayed in bold, all caps and fourteen (14) point or larger font. If Lender fails to respond to such resubmitted request within seven (7) Business Days after receipt thereof, Lender shall be deemed to have approved the proposed Lease or the proposed renewal, modification or amendment of a Lease, provided that there have been no material deviations from the term sheet and that the aggregate economics of the transaction are no less favorable to Borrower than as set forth in the term sheet; and
(iv)    in the event that Lender shall have approved (or be deemed to have approved) a term sheet submitted by Borrower with respect to a certain Lease, Lender shall not withhold its approval or consent with respect to such Lease on the basis of any provisions of such Lease that are consistent with the terms contained in the approved term sheet.
(d)    Borrower shall not permit or consent to any assignment or sublease of any Major Lease without Lender’s prior approval (other than any assignment or sublease expressly permitted under a Major Lease pursuant to a unilateral right of Tenant thereunder not requiring the consent of Borrower).
(e)    Upon Borrower’s request and at Borrower’s sole cost and expense, Lender shall execute and deliver its standard form of subordination, non-disturbance and attornment agreement to Tenant under any future Major Lease approved or deemed approved by Lender, with such commercially reasonable changes as may be requested by such Tenant and which are acceptable to Lender.
(f)    Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in connection with the review of any proposed Major Lease, any other matter requiring Lender’s consent under this Section 4.1.9 or execution and delivery of any subordination, non-disturbance and attornment agreement in accordance with this Section 4.1.9.
(g)    Within ten (10) days after Lender’s request, Borrower shall furnish to Lender a statement of all tenant security or other deposits and copies of all Leases not previously delivered to Lender, certified as being true, correct and complete.

(h)    All security deposits of Tenants, whether held in cash or any other form, shall be held in compliance with all applicable Legal Requirements and shall not be commingled with any other funds of Borrower. After the occurrence of an Event of Default, Borrower shall, if permitted by the applicable Legal Requirements, cause all security deposits held in cash (and any interest thereon) to be transferred to the Cash Management Account to be held by Cash Management Bank in a separate Eligible Account subject to the terms of the Leases. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under the applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as described above, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted by the applicable Legal Requirements, name Lender as payee or mortgagee thereunder (or, at Lender’s option, be fully assignable to Lender), and (iv) shall in all respects comply with the applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing.
4.1.10.    Alterations. Lender’s prior approval shall be required in connection with any alterations to the Property (other than tenant improvements under Leases in effect on the date hereof or approved (or deemed approved) by Lender in accordance with Section 4.1.9 hereof after the date hereof) (a)(i) that could have a Material Adverse Effect, (ii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold, or (iii) that could materially and adversely affect any structural component of any Improvements, any utility or HVAC system at the Property or the exterior of any building constituting a part of any Improvements or (b) during the continuation of any Event of Default, which approval, in each case under clause (a) or (b), may be granted or withheld in Lender’s sole discretion. Any alteration to the Property shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Property shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) cash, (B) Letters of Credit, (C) U.S. Obligations or (D) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases; provided that the applicable Leases shall be in full force and effect) over the Alteration Threshold, and, at Lender’s option, Lender shall have the right to apply such security from time to time to pay for such alterations. Upon substantial completion of any alteration to the Property, Borrower shall provide evidence satisfactory to Lender that (1) such alteration was constructed in accordance with all applicable Legal Requirements, (2) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with such alteration have been paid in full and have delivered unconditional releases of liens, and (3) all licenses and permits necessary for the use, operation and occupancy of the Improvements have been issued (except for any such licenses and permits that are not capable of being issued until final completion of any alteration to the Property, in which case, Borrower shall provide evidence reasonably satisfactory to Lender that such licenses and permits have been issued upon final completion of any alteration to the

Property), provided that, if any such license or permit is temporary in nature, Borrower shall diligently pursue procuring a permanent license or permit from the applicable Governmental Authority.
4.1.11.    Intentionally Omitted.
4.1.12.    Material Agreements. Borrower shall (a) promptly perform and/or observe the covenants, agreements and conditions required to be performed and observed by Borrower under each Material Agreement and Operating Agreement to which Borrower is a party, and do all things necessary to preserve and to keep unimpaired Borrower’s rights thereunder, (b) promptly notify Lender in writing of the giving of any notice of any default by any party under any Material Agreement and Operating Agreement of which Borrower is aware, and (c) promptly enforce the performance and observance of all of the covenants, agreements and conditions required to be performed and/or observed by any other party under each Material Agreement and Operating Agreement to which Borrower is a party in a commercially reasonable manner.
4.1.13. Performance by Borrower. Borrower shall, in a timely manner, observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower (subject to any notice and cure rights expressly set forth therein, if any), and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower without the prior consent of Lender.
4.1.14. Costs of Enforcement/Remedying Defaults. In the event (a) that the Security Instrument is foreclosed in whole or in part or the Note or any other Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any Lien or mortgage, whether senior or junior to the Security Instrument, in which proceeding Lender is made a party, (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or Guarantor or an assignment by Borrower or Guarantor for the benefit of its creditors, or (d) Lender shall remedy or attempt to remedy any Event of Default, Borrower shall be chargeable with and agrees to pay all reasonable out-of-pocket costs and expenses incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys’, experts’, consultants’ and witnesses’ fees and disbursements) in connection therewith and in connection with any appellate proceeding or postjudgment action, which shall be due and payable on demand, together with interest at the Default Rate from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by Lender. All such indebtedness shall be secured by the Security Instrument.
4.1.15. Business and Operations. Borrower will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, management and operation of the Property. Borrower shall at all times cause the Property to be maintained as an office building.

4.1.16. Existing Building Violations. Borrower shall use commercially reasonable efforts to promptly cause all NYC Department of Building violations set forth on Schedule VII attached hereto to be removed of record. To the extent Borrower is successful with respect to the obligations described in the preceding sentence, Borrower shall promptly provide evidence reasonably satisfactory to Lender that all such violations have been so removed.
4.1.17. Intentionally Omitted.
4.1.18. Handicapped Access. (a) Borrower covenants and agrees that the Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all federal, state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, the “Access Laws”).
(b)    Notwithstanding anything to the contrary set forth herein or in any other Loan Document, Borrower shall not alter or cause or permit to be altered the Property in any manner which would increase Borrower’s responsibilities for compliance with any Access Laws without the prior approval of Lender. The foregoing shall apply to tenant improvements constructed by Borrower or by any Tenant. Lender may condition any such approval upon receipt of a certificate of compliance with the Access Laws from an architect, engineer, or other Person acceptable to Lender.
(c)    Borrower covenants and agrees to give prompt notice to Lender of the receipt by Borrower of any notice of material violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any Access Laws.
4.1.19. Additional Reports. Borrower shall deliver to Lender as soon as reasonably available, but in no event later than thirty (30) days after such items become available to Borrower in final form, copies of any final engineering, environmental or seismic reports prepared for Borrower with respect to the Property.
4.1.20. Notice of Certain Events. Borrower shall promptly notify Lender of (a) any Default or Event of Default, together with a detailed statement of the steps being taken to cure such Default or Event of Default; (b) any notice of default received by Borrower under any agreement, document or instrument to which Borrower is a party or to which Borrower or the Property is subject; (c) any notice of default received by Borrower under any other obligations relating to the Property or otherwise material to Borrower’s business; and (d) any pending or threatened legal, judicial, administrative or regulatory proceedings, including any disputes between Borrower and any Governmental Authority, affecting Borrower or the Property.
4.1.21. Further Assurances; Power of Attorney. Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary for the purpose of exercising and perfecting any and all rights and remedies available to Lender under the Loan Documents, at law and in equity (and the above powers granted to Lender are coupled with an interest and shall be irrevocable); provided, however, that except with respect to (a) a Secondary Market Transaction, (b) Section 11.29 hereof, or (c) Section 11.30 hereof, Lender shall not do any such acts or execute any such documents under such power except during the continuation of an Event of Default.
4.1.22.    Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (a) deducting the Loan from the value of the Property for the purpose of taxation, (b) affecting any Lien on the Property, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; provided, however, that if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.
4.1.23. Intentionally Omitted.
4.1.24.    Intentionally Omitted.
4.1.25.    Patriot Act Compliance. Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities relating to terrorism and money laundering. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities relating to terrorism and money laundering. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, Lender may, at its option, cause Borrower to comply therewith. All costs and expenses incurred by Lender in connection therewith shall be paid by Borrower to Lender, upon demand, with interest at the Default Rate from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by Lender. All such indebtedness shall be secured by the Security Instrument.
Section 4.2.    Borrower Negative Covenants. Borrower covenants and agrees with Lender that:
4.2.1.     Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any direct or indirect interest in Borrower or Sole Member or on any portion of the Property except for Permitted Encumbrances. After prior written notice to Lender, Borrower, at its sole cost and expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, any mechanics’, materialman’s or contractors’ Lien and the amount or validity or application in whole or in part of any amounts due to such mechanics, materialmen or contractors, provided that (a) no monetary Default nor any Event of Default has occurred and remains outstanding, (b) intentionally omitted, (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements, (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (e) Borrower shall have (i) deposited with Lender adequate reserves for the payment of such amounts, together with all interest and penalties thereon, unless Borrower has paid all of such amounts under protest, or (ii) fully bonded the Lien with a surety company reasonably acceptable to Lender to the reasonable satisfaction of Lender such that the Lien is discharged of record, (f) Borrower shall have furnished such cash or other security as may be required in such proceeding, or as may be reasonably requested by Lender to insure the payment of any amounts due, together with all interest and penalties thereon, (g) such proceeding shall suspend the enforcement of any such mechanics’, materialman’s or contractors’ Lien against Borrower and the Property, (h) such contest is not in violation of the Leases, and (i) Borrower shall promptly upon final determination thereof pay any amounts due, together will all costs, interest and penalties which may be payable in connection therewith. Lender may apply such security or part thereof held by Lender at any time when, in the reasonable judgment of Lender, the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost, or there shall be an imminent danger of the Lien of the Security Instrument being primed by any related Lien.
4.2.2.    Dissolution. Borrower shall not (a) engage in any dissolution, winding up, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership, management and operation of the Property, (c) amend, modify, waive or terminate any Organizational Document of Borrower or any provision thereof, (d) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the assets or properties of Borrower except to the extent expressly permitted by the Loan Documents, or (e) cause, permit or suffer Sole Member to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Sole Member would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate any Organizational Document of Sole Member or any provision thereof, in each case without obtaining the prior consent of Lender.
4.2.3.    Change in Business. Borrower shall not (a) enter into any line of business other than the ownership, management and operation of the Property, (b) make any material change in the scope or nature of its business objectives, purposes or operations, or (c) undertake or participate in activities other than the continuance of its present business.
4.2.4.    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
4.2.5.    Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with any Affiliate of Borrower or any partner, member, or shareholder, as applicable, of Borrower or any Affiliate of Borrower without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed provided that such transaction is in the ordinary course of business and on terms and conditions that are fully disclosed to Lender in advance and that are intrinsically fair, commercially reasonable and substantially similar to that that would be available to Borrower or such Affiliate, partner, member or shareholder on an arm’s-length basis with an unrelated third party.

4.2.6.    Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.
4.2.7.    Assets. Borrower shall not purchase or own any asset or property other than the Property and any asset or property necessary for or incidental to the operation of the Property.
4.2.8.    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) with any portion of the Property which may be deemed to constitute personal property, or any other action or procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property or any portion thereof.
4.2.9.    Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days’ prior notice.
4.2.10.    ERISA. (a) Assuming that either no source of funds used to make the Loan constitutes “plan assets” within the meaning of Section 3(42) of ERISA or that Section 4.2.10(c) applies, Borrower shall not engage in any transaction which would cause any obligation, or any action taken or to be taken, hereunder or under the other Loan Documents (or the exercise by Lender of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
(b)    Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one (1) or more of the following circumstances is true:
(A)    Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);
(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA; or
(C) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

(c)    In the event of any transfer of the Loan or any interest therein to a trust or other entity that issues securities to investors, such securities will be structured in such manner as Lender reasonably believes to be covered under an administrative or other exemption from Section 406 of ERISA, Section 4975 of the Code or other applicable law which, if the securities are “equity securities” for this purpose, provides relief at least comparable to that provided by Department of Labor prohibited transaction exemption (“PTE”) 2007-05, or, if the securities are “debt” for this purpose, provides relief at least comparable to that provided by PTE 84-14.
4.2.11.    Material Agreements. Borrower shall not, without Lender’s prior consent: (a) enter into, surrender or terminate any Material Agreement or Organizational Document to which Borrower is a party or to which Borrower or the Property is subject (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Material Agreement or Organizational Document to which Borrower is a party or to which Borrower or the Property is subject, except as provided therein or on an arm’s-length basis and commercially reasonable terms and except for changes to the employee salaries under the cleaning contract for the Property as required by the 32BJ CBA; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of Borrower’s rights and remedies under any Material Agreement or Organizational Document to which Borrower is a party or to which Borrower or the Property is subject in any material respect, except on an arm’s-length basis and commercially reasonable terms.
4.2.12.    Change of Name, Identity or Structure. Borrower will not cause or permit any change to be made to its name (including its trade name or names) or corporate, partnership or organizational structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change (such notice to include a revised organizational chart showing such change) and, except as expressly set forth to the contrary in Section 8.2 hereof with respect to Permitted Transfers, without first obtaining the prior consent of Lender. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or amendment to financing statement required by Lender to establish or maintain the validity, perfection and priority of the security interests granted by the Loan Documents. At Lender’s request, Borrower shall execute a certificate in form satisfactory to Lender listing each trade name under which Borrower operates or intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.
4.2.13.    Special Purpose. Without in any way limiting the provisions of this Article IV, Borrower shall not take or permit any action that would result in Borrower or Sole Member not being in compliance with the representations, warranties and covenants set forth in Section 3.1.24.
4.2.14.    Prohibited Person. At all times throughout the Term, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, any Sponsor or any Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Prohibited Person, with the result that the investment in Borrower, Sponsor or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law, or the Loan made by Lender would be in violation of law, (b) no

Prohibited Person shall have any interest of any nature whatsoever in Borrower, any Sponsor or any Guarantor, as applicable, with the result that the investment in Borrower, Sponsor or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrower, any Sponsor or any Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower, Sponsor or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.
ARTICLE V
INSURANCE, CASUALTY AND CONDEMNATION
Section 5.1.    Insurance.
5.1.1.    Insurance Policies. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:
(i)    comprehensive all risk insurance (including wind and named storms) on the Improvements and the personal property at the Property (A) in an amount equal to the lesser of (1) $350,000,000 and (2) one hundred percent (100%) of the “full replacement cost” of the Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Twenty-Five Thousand and No/100 Dollars ($25,000) for all such insurance coverage; and (D) containing “law and ordinance” coverage if any of the Improvements or the use of the Property shall at any time constitute a legal non-conforming structure or use. In addition, Borrower shall obtain: (1) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, plus such excess amount as Lender shall require; and (2) if the Property is located in an area with a high degree of seismic activity, earthquake insurance in amounts and in form and substance satisfactory to Lender, provided that the insurance pursuant to clauses (1) and (2) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 5.1.1(a)(i).
(ii)    broad form commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so called “occurrence” form with an occurrence limit of not less than One Million and No/100 Dollars ($1,000,000) and an aggregate limit of not less than Two Million and No/100 Dollars ($2,000,000) , with a deductible not greater than $1,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Security Instrument to the extent the same is available;
(iii)    business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by insurance pursuant to Sections 5.1.1(a)(i), (iv), (vi), (xi) and (xii) for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; (C) in an amount equal to one hundred percent (100%) of the projected gross income from the Property for a period from the date of loss to a date (assuming total destruction) which is eighteen (18) months from the date of loss; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of three hundred sixty (360) days from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding eighteen (18) month period. All proceeds payable to Lender pursuant to this Section 5.1.1(a)(iii) shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligation to pay the Debt at the time and in the manner provided for in this Agreement, the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iv)    at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to construction, repair and alteration at the Property not covered by or under the terms or provisions of the commercial general liability insurance and umbrella liability insurance policies required under this Section 5.1.1; and (B) the insurance provided for in Section 5.1.1(a)(i) above written in a so-called builder’s risk completed value form in amounts and with deductibles, terms and conditions required by Lender (1) on a non reporting basis, (2) covering all risks required to be insured against pursuant to Sections 5.1.1(a)(i), (iii), (vi), (xi) and (xii), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;
(v)    if applicable, workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance subject to statutory limits, if applicable, or in amounts acceptable to Lender in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi)    comprehensive boiler and machinery insurance in amounts required by Lender and on terms consistent with the insurance required under Section 5.1.1(a)(i) above (if applicable);
(vii)    umbrella liability insurance in addition to primary coverage in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000) per occurrence on terms consistent with the insurance required under Section 5.1.1(a)(ii) and (viii);
(viii)    motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles, containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000) (if applicable);
(ix)    with respect to commercial property, general liability, business income and umbrella liability insurance required under this Section 5.1.1(a) (including, if applicable, insurance required under Section 5.1.1(a)(iv) above), insurance for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required under this Section 5.1.1(a). The policy or endorsement providing for such insurance shall be in form and substance satisfactory to Lender and shall satisfy Rating Agency criteria for securitized loans; and
(x)    upon sixty (60) days’ notice, such other insurance and in such amounts as Lender may, from time to time, reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.
(b)     All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (each individually, a “Policy” and collectively, the “Policies”) and, to the extent not specified above, shall be subject to the approval of Lender as to insurers, amounts, deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies (and, upon Lender’s request, complete copies of such Policies) accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”) shall be delivered by Borrower to Lender.
(c)    Any blanket insurance Policy shall be subject to Lender’s approval, which approval shall be conditioned upon, among other things, evidence satisfactory to Lender that such Policy provides the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a).
(d)    All Policies of insurance provided for or contemplated by Section 5.1.1(a) shall be primary coverage and shall name Borrower as a named insured and, with respect to liability coverages, except for the Policy referenced in Section 5.1.1(a)(v), Lender and its successors and/or assigns as the additional insured, as its interests may appear, and, in the case of property insurance (including, but not limited to, flood, earthquake, boiler and machinery, and terrorism insurance), shall name Lender and its successors and/or assigns, as their interests may appear, as mortgagee pursuant to a non-contributing mortgagee clause in favor of Lender and its successors and/or assigns providing that the loss thereunder shall be payable to Lender and its successors and/or assigns. Borrower shall not procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of Borrower or Lender to collect any proceeds under any of the Policies.
(e)    All Policies of insurance provided for in Section 5.1.1(a), except for the Policies referenced in Section 5.1.1(a)(v) and (a)(viii), shall contain clauses or endorsements to the effect that:
(i)    no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;
(ii)    the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured (provided, that not less than ten (10) days’ written notice shall be acceptable solely with regard to a notice of cancellation due to nonpayment of premiums);
(iii)    Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and
(iv)    the issuers thereof shall give written notice to Lender if the Policies have not been renewed ten (10) days prior to its expiration.
(f)    If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all costs and expenses (including any Insurance Premiums) incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand with interest at the Default Rate from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by Lender. All such indebtedness shall be secured by the Security Instrument.
(g)    In the event of foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in Lender, the purchaser at such foreclosure or the transferee in the event of such other transfer of title.
5.1.2.    Insurance Company. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A” or “A2” or better by S&P or Moody’s; provided, however, that if Borrower elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred (100%) of the first layer of such insurance coverage shall be provided by insurance companies having a claims paying ability rating of “A” or better by S&P or “A2” by Moody’s and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P or “Baa1” or better by Moody’s. Notwithstanding the foregoing, Affiliated FM Insurance Company shall be deemed in compliance with the foregoing rating requirements provided they maintain a rating of “A” or better with Fitch.
Section 5.2.     Casualty and Condemnation.
5.2.1.     Casualty. If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the Restoration of the Property in accordance with Section 5.3 hereof. Borrower shall pay all costs and expenses of such Restoration whether or not such costs and expenses are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower. In the event of a Casualty where the loss and the applicable Net Proceeds are less than the Restoration Threshold, Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and remains outstanding and (b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss or the applicable Net Proceeds is equal to or greater than the Restoration Threshold or if an Event of Default has occurred and remains outstanding, Borrower may settle and adjust such claim only with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost and expense, in any such adjustments. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for in this Agreement, the Note and the other Loan Documents.
5.2.2.    Condemnation. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Lender a copy of any and all notices or papers served in connection with such Condemnation or related proceedings. Borrower may settle and compromise any Condemnation only with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost and expense, in any applicable litigation or proceeding and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments reasonably requested by Lender to permit such participation. Borrower shall, at its cost and expense, diligently prosecute any such litigations or proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such litigations or proceedings. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power during the continuation of an Event of Default to collect, receive and retain any Award and to make any compromise or settlement in connection with any Condemnation. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for in this Agreement, the Note and the other Loan Documents. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive interest at the rate or rates provided herein or in the Note. If any portion of the Property is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute to completion the Restoration of the Property and otherwise comply with the provisions of Section 5.3 hereof. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award or a portion thereof sufficient to pay the Debt in full.
5.2.3.    Casualty Proceeds. Notwithstanding the last sentence of Section 5.1.1(a)(iii) above, and provided that no Event of Default has occurred and remains outstanding, proceeds received by Lender on account of business or rental interruption or other loss of income insurance specified in Section 5.1.1(a)(iii) above with respect to any Casualty shall be deposited by Lender into the Cash Management Account (in installments from time to time, if applicable) to the extent such proceeds (or a portion thereof) reflects a replacement for lost Rents for the relevant period, as determined by Lender in good faith. All other such proceeds shall be held by Lender and disbursed in accordance with Section 5.3 hereof.
Section 5.3.    Delivery of Net Proceeds.
5.3.1.    Minor Casualty or Condemnation. If a Casualty or Condemnation has occurred to the Property and the Net Proceeds shall be less than the Restoration Threshold and the costs and expenses to complete the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt; provided that, subject to Section 5.3.2(i) hereof, all of the conditions set forth in Section 5.3.2(a) hereof are met and Borrower delivers a written undertaking to commence and complete the Restoration in an expeditious and diligent fashion and in accordance with all applicable Legal Requirements. If any Net Proceeds are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held by Borrower in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the costs and expenses of Restoration in accordance with the terms hereof.
5.3.2.    Major Casualty or Condemnation. (a) If a Casualty or Condemnation has occurred to the Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs and expenses to complete the Restoration are equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions is satisfied:
(i)    no Event of Default shall have occurred and remain outstanding;
(ii)    (A) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements at the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is the subject of the Condemnation;
(iii)    intentionally omitted;

(iv)    intentionally omitted;
(v)    Leases requiring payment of annual rent equal to not less than eighty percent (80%) of the Gross Income from Operations received by Borrower during the twelve (12) month period immediately preceding the Casualty or Condemnation shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty or Condemnation;
(vi)    unless prohibited by law, Borrower shall commence the Restoration (which, for purposes hereof, shall include the removal of debris and the application for permits required pursuant to Legal Requirements) as soon as reasonably practicable (but in no event later than sixty (60) days after the occurrence of such Casualty or Condemnation) and shall diligently pursue the same to satisfactory completion;
(vii)    Lender shall be satisfied that any operating deficits and all scheduled payments under this Agreement and the other Loan Documents (including scheduled payments of principal and interest) will be paid during the period required for Restoration from (A) the Net Proceeds, (B) the Insurance Proceeds of the business or rental interruption or other loss of income insurance specified in Section 5.1.1(a)(iii) hereof or(C) other funds of Borrower;
(viii)    Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date that is six (6) months prior to the Maturity Date, (B) the earliest date required for such completion under the terms of any Lease, (C) the date, if any, required under the applicable Legal Requirements for such completion, or (D) 6 months prior to the expiration of the insurance coverage specified in Section 5.1.1(a)(iii) hereof;
(ix)    the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;
(x)    the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;
(xi)    such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements unless the Property retains reasonable access which does not impair the commercial viability of the Property;
(xii)    the Management Agreement shall remain in full force and effect, notwithstanding the occurrence of such Casualty or Condemnation;
(xiii)    intentionally omitted;
(xiv)    intentionally omitted;

(xv)    after giving effect to such Restoration, the pro forma Debt Service Coverage Ratio for the twelve (12) full calendar months immediately following such Restoration shall not be less than the greater of (A) the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date, and (B) the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding such Casualty or Condemnation;
(xvi)    Lender shall be satisfied that, upon the completion of the Restoration, the Loan-to-Value Ratio shall not be greater than the Loan-to-Value Ratio as of the Closing Date;
(xvii)    Borrower shall deliver, or cause to be delivered, to Lender a signed, detailed budget approved in writing by Borrower’s architect or engineer stating all of the costs and expenses of completing the Restoration, which budget shall be reasonably acceptable to Lender; and
(xviii)    the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender, are sufficient, in Lender’s reasonable judgment, to pay for all costs and expenses of the Restoration in full.
(b)    The Net Proceeds shall be paid directly to Lender and held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Obligations. The Net Proceeds (including all interest earned thereon) shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (i) all requirements set forth in Section 5.3.2(a) have been satisfied, (ii) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been (or will, with the application of the requested disbursement of Net Proceeds, be) paid for in full, and (iii) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded by a surety company acceptable to Lender and the Rating Agencies to the satisfaction of Lender and discharged of record or, in the alternative, fully insured to the satisfaction of Lender by the title insurance company issuing the Title Insurance Policy.
(c)    All plans and specifications in connection with the Restoration shall be subject to the prior approval of Lender and an independent architect or engineer selected by Lender (the “Casualty Consultant”), which approval shall not be unreasonably withheld. The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements so that, upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the Casualty or Condemnation, as applicable (it being understood, however, that (i) Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty or Condemnation, as applicable, and (ii) in the case of a partial Condemnation, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation; provided that the Property shall be restored, to the extent reasonably practicable, to be of at least equal value and of substantially the same character as prior to the Casualty or Condemnation, as applicable). Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable Legal Requirements. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the prior approval of Lender and the Casualty Consultant, which approval shall not be unreasonably withheld. All costs and expenses incurred by Lender in connection with recovering, holding and disbursing the Net Proceeds for the Restoration (including, without limitation, reasonable attorneys’ fees and expenses and the Casualty Consultant’s fees and disbursements) shall be paid by Borrower.
(d)    In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs and expenses actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs and expenses actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2 and that all approvals necessary for the reoccupancy and use of the Property have been obtained from all applicable Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs and expenses of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (i) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract (ii) such contractor, subcontractor or materialman delivers lien waivers and evidence of payment in full of all sums due to such contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title insurance company issuing the Title Insurance Policy, and (iii) Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Security Instrument and evidence of payment of any premium payable in connection with such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the applicable contractor, subcontractor or materialman.
(e)    Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once in any calendar month.
(f)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs and expenses which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs and expenses actually incurred in connection with the Restoration on the same terms and conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Obligations.
(g)    The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after (i) the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2 and (ii) the receipt by Lender of evidence reasonably satisfactory to Lender that all costs and expenses incurred in connection with the Restoration have been paid in full shall be remitted by Lender to Borrower, provided that no Event of Default has occurred and remains outstanding; provided, however, that, in the case of a Condemnation, the amount returned to Borrower in accordance with this Section 5.3.2(g) shall not exceed the amount of the Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in Section 5.3.2(h) hereof.
(h)    All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) hereof may be retained and applied by Lender toward the payment of the Debt, whether or not then due and payable, in such order, proportion and priority as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve in its sole discretion.
(i)    Notwithstanding the foregoing provisions of this Section 5.3, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Security Instrument following a Casualty or Condemnation (but taking into account any proposed Restoration of the remaining Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Property is greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust), the principal balance of the Loan must be paid down by the least of the following amounts: (i) the Net Proceeds, (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the loan-to-value ratio of the Loan (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Security Instrument. If and to the extent the preceding sentence applies, only such amount of the Net Proceeds, if any, in excess of the amount required to pay down the principal balance of the Loan may be released for purposes of Restoration or released to Borrower as otherwise expressly provided in this Section 5.3.

ARTICLE VI
RESERVE FUNDS AND CASH MANAGEMENT
Section 6.1.    Required Repair Funds.
6.1.1.    Deposit of Required Repair Funds. Borrower shall perform the repairs at the Property as more particularly set forth on Schedule II hereto (such repairs, collectively, the “Required Repairs”), and shall complete each of the Required Repairs on or before the respective deadline as set forth on Schedule II. On the Closing Date, Borrower shall deposit with Lender Seven Hundred Sixty-Three Thousand Four Hundred and No/100 Dollars ($763,400.00), an amount equal to one hundred ten percent (110%) of the estimated cost to perform the Required Repairs as set forth on Schedule II. Amounts deposited pursuant to this Section 6.1.1 are referred to herein as the “Required Repair Funds” and the account in which such amounts are held by Lender shall hereinafter be referred to as the “Required Repair Account.”
6.1.2.    Release of Required Repair Funds. (a) With respect to any Required Repair (or portion thereof) which has been completed, Lender shall disburse to Borrower the Required Repair Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs (or portion thereof) to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no monetary Default nor any Event of Default shall have occurred and remain outstanding, (iii) Lender shall have received an Officer’s Certificate (A) stating that all Required Repairs (or portion thereof) to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with such Required Repairs to the extent then available given the progress of the project, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, (C) stating that each such Person has been paid to date or will be paid to date upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, and (D) stating that the Required Repairs (or portion thereof) to be funded by the requested disbursement have not been the subject of a previous disbursement, (iv) at Lender’s option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, (v) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs (or portion thereof) to be funded by the requested disbursement have been completed and are paid for or will be paid for in full upon such disbursement to Borrower, and (vi) funds remaining in the Required Repair Account are, in Lender’s judgment, sufficient to complete (and pay in full) the Required Repairs when required in accordance with the terms of this Agreement. Lender shall not be required to disburse Required Repair Funds more frequently than once in any calendar month, and each disbursement of Required Repair Funds must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total remaining balance of Required Repair Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the Required Repair Account shall be made).

(b)    Nothing in this Section 6.1 shall (i) make Lender responsible for making or completing any Required Repairs; (ii) obligate Lender to commence or proceed with any Required Repairs; (iii) require Lender to expend funds in addition to the Required Repair Funds to complete any Required Repairs; or (iv) obligate Lender to demand from Borrower additional sums to perform or complete any Required Repairs.
(c)    Intentionally Omitted.
(d)    Borrower shall permit Lender and its agents and representatives (including, without limitation, Lender’s engineer or architect) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Required Repairs and all materials being used in connection therewith and to examine all plans, specifications and shop drawings relating to such Required Repairs. Borrower shall cause all contractors, subcontractors and materialmen to reasonably cooperate with Lender and its agents and representatives or such other Persons described above in connection with the inspections, if any, reasonably required by Lender in accordance with this Section 6.1.2.
(e)    All Required Repairs and all materials, equipment, fixtures, or any other item comprising a part of any Required Repair shall be constructed, installed or completed, as applicable, free and clear of all liens, claims and other encumbrances not previously approved by Lender.
(f)    All Required Repairs shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the Property and all applicable insurance requirements (including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters).
(g)    In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided builder’s risk insurance, workers’ compensation insurance, public liability insurance and other insurance to the extent required by the applicable Legal Requirements in connection with any Required Repair. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with a non-contributing mortgagee clause (or its equivalent) making loss thereunder payable to Lender and its successors and/or assigns shall be so endorsed. At Lender’s request, certified copies of such policies shall be delivered to Lender.
(h)    All reasonable and out-of-pocket costs and expenses incurred by Lender in connection with holding and disbursing the Required Repair Funds (including, without limitation, the costs and expenses of the inspections, if any, required hereunder) shall be paid by Borrower.
6.1.3.    Failure to Perform Required Repairs. It shall be an Event of Default if (a) Borrower does not complete the Required Repairs by the required deadline for each Required Repair as set forth on Schedule II, subject to reasonable extension to account for Force Majeure, (b) Borrower does not satisfy each condition set forth in Section 6.1.2(a) hereof or (c) fails to comply with any other provision of this Section 6.1 and such failure is not cured within thirty

(30) days after notice from Lender. Upon the occurrence of an Event of Default, Lender may, at its option, use the Required Repair Funds (or any portion thereof) to perform or complete any Required Repairs. Such right to withdraw and apply the Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.
Section 6.2.    Tax Funds.
6.2.1.    Deposits of Tax Funds. On the Closing Date, Borrower shall deposit with Lender an amount equal to Three Hundred Fifty-Two Thousand Seven Hundred Sixty-One and 64/100 Dollars ($352,761.64) and, on each Monthly Payment Date, Borrower shall deposit with Lender an amount equal to one-twelfth (1/12) of the Taxes (the “Monthly Tax Deposit”) that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates. Amounts deposited pursuant to this Section 6.2.1 are referred to herein as the “Tax Funds” and the account in which such amounts are held by Lender shall hereinafter be referred to as the “Tax Account.” If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes at least thirty (30) days prior to the respective due dates, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any such deficiency after the date that is thirty (30) days prior to the date that Taxes are due, Borrower will deposit such amount by the earlier of (a) three (3) Business Days after its receipt of such notice and (b) one (1) Business Day prior to the date that Taxes are due.
6.2.2.    Release of Tax Funds. (a) Lender will apply the Tax Funds to payments of Taxes required to be made by Borrower pursuant to Section 4.1.2 hereof and under the Security Instrument. Borrower shall furnish Lender with all bills, statements and estimates for Taxes at least thirty (30) days prior to the date on which such Taxes first become payable. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining after the Debt has been paid in full (or Borrower has consummated a Defeasance Event in accordance with Section 2.5 hereof) shall be, subject to the provisions of Section 2.7.3 hereof, (i) in the event that the Mezzanine Loan shall remain outstanding as of such date, delivered to the Mezzanine Lender to be held by the Mezzanine Lender pursuant to the Mezzanine Loan Documents, or (ii) in the event that the Mezzanine Loan shall no longer remain outstanding as of such date, returned to Borrower.
(b)    All reasonable out-of-pocket costs and expenses incurred by Lender in connection with holding and disbursing the Tax Funds (including, without limitation, the costs and expenses of the inspections, if any, required hereunder) shall be paid by Borrower.

Section 6.3.    Insurance Funds.
6.3.1.    Deposits of Insurance Funds. On the Closing Date, Borrower shall deposit with Lender an amount equal to Seventy-Two Thousand Seven Hundred Eighty and 53/100 Dollars ($72,780.53), and on each Monthly Payment Date, Borrower shall deposit with Lender an amount equal to one-twelfth (1/12) of the Insurance Premiums (the “Monthly Insurance Deposit”) that Lender reasonably estimates will be payable for the renewal of the coverages afforded by the Policies upon expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Amounts deposited pursuant to this Section 6.3.1 are referred to herein as the “Insurance Funds” and the account in which such amounts are held by Lender shall hereinafter be referred to as the “Insurance Account.” If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies; provided that if Borrower receives notice of any such deficiency after the date that is thirty (30) days prior to expiration of the Policies, Borrower will deposit such amount by the earlier of (a) three (3) Business Days after its receipt of such notice and (b) one (1) Business Day prior to expiration of the Policies.
6.3.2.    Release of Insurance Funds. (a) Lender will apply the Insurance Funds to payments of Insurance Premiums for the Policies required to be maintained by Borrower pursuant to Section 5.1.1 hereof. Borrower shall furnish Lender with all bills, invoices and statements for Insurance Premiums at least thirty (30) days prior to the date on which such Insurance Premiums first become payable. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, invoice or statement procured from the insurance company or its agent, without inquiry into the accuracy of such bill, invoice or statement. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining after the Debt has been paid in full shall be, subject to the provisions of Section 2.7.3 hereof, (i) in the event that the Mezzanine Loan shall remain outstanding as of such date, delivered to the Mezzanine Lender to be held by the Mezzanine Lender pursuant to the Mezzanine Loan Documents, or (ii) in the event that the Mezzanine Loan shall no longer remain outstanding as of such date, returned to Borrower.
(b)    All reasonable out-of-pocket costs and expenses incurred by Lender in connection with holding and disbursing the Insurance Funds (including, without limitation, the costs and expenses of the inspections, if any, required hereunder) shall be paid by Borrower.
Section 6.4.    Capital Expenditure Funds.
6.4.1.    Deposits of Capital Expenditure Funds. On each Monthly Payment Date, Borrower shall deposit with Lender an amount equal to Thirty-Six Thousand Nine Hundred Twenty and 00/100 Dollars ($36,920.00) (the “Monthly Capital Expenditure Deposit”) for annual Capital Expenditures set forth in the Approved Annual Budget or otherwise approved by

Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Amounts deposited pursuant to this Section 6.4.1 are referred to herein as the “Capital Expenditure Funds” and the account in which such amounts are held by Lender shall hereinafter be referred to as the “Capital Expenditure Account.”
6.4.2.    Release of Capital Expenditure Funds. (a) Lender shall disburse Capital Expenditure Funds only for Capital Expenditures.
(b)    Lender shall disburse to Borrower the Capital Expenditure Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specifies the Capital Expenditures to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no monetary Default nor any Event of Default shall have occurred and remain outstanding, (iii) Lender shall have received an Officer’s Certificate (A) stating that all items to be funded by the requested disbursement are Capital Expenditures, (B) stating that all Capital Expenditures to be funded by the requested disbursement have been completed in a good and workmanlike manner (or, partially completed in a good and workmanlike manner, in the case of disbursements of Capital Expenditure Funds made pursuant to Section 6.4.2(e) hereof) and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with such Capital Expenditures, (C) identifying each Person that supplied materials or labor in connection with the Capital Expenditures to be funded by the requested disbursement, (D) stating that each such Person has been paid in full or will be paid in full for the materials or labor supplied in connection with the Capital Expenditures (or, portion thereof, in the case of disbursements of Capital Expenditure Funds made pursuant to Section 6.4.2(e) hereof) to be funded by the requested disbursement upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, and (E) stating that the Capital Expenditures to be funded by the requested disbursement have not been the subject of a previous disbursement, (iv) at Lender’s option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the Capital Expenditures to be funded by the requested disbursement have been completed (or, partially completed, in the case of disbursements of Capital Expenditure Funds made pursuant to Section 6.4.2(e) hereof) and such Capital Expenditures (or, portion thereof, in the case of disbursements of Capital Expenditure Funds made pursuant to Section 6.4.2(e) hereof) are paid for or will be paid for in full upon such disbursement to Borrower. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once in any calendar month, and each disbursement of Capital Expenditure Funds must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total remaining balance of Capital Expenditure Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the Capital Expenditure Account shall be made).
(c)    Nothing in this Section 6.4 shall (i) make Lender responsible for making or completing any Capital Expenditure Work; (ii) obligate Lender to commence or proceed with any Capital Expenditure Work; (iii) require Lender to expend funds in addition to the Capital

Expenditure Funds to complete any Capital Expenditure Work; or (iv) obligate Lender to demand from Borrower additional sums to perform or complete any Capital Expenditure Work.
(d)    If a disbursement of Capital Expenditure Funds will exceed One Hundred Thousand and No/100 Dollars ($100,000.00), Lender may require an inspection of the Property prior to such disbursement in order to verify completion of the Capital Expenditure Work for which reimbursement is sought. Lender may require that such inspection be conducted by an independent professional selected by Lender and may require a certificate of completion by an independent professional acceptable to Lender prior to such disbursement of Capital Expenditure Funds.
(e)    If (i) the disbursement of Capital Expenditure Funds exceeds Twenty-Five Thousand and No/100 Dollars ($25,000.00) and (ii) the contractor performing such Capital Expenditures requires periodic payments pursuant to terms of a written contract, a request for disbursement of Capital Expenditure Funds may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) any materials for which such request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Capital Expenditures Account are, in Lender’s judgment, sufficient to complete (and pay for in full) such Capital Expenditure and other Capital Expenditures when required in accordance with the terms of this Agreement, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.
(f)    Borrower shall permit Lender and its agents and representatives (including, without limitation, Lender’s engineer or architect) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Capital Expenditure Work and all materials being used in connection therewith and to examine all plans, specifications and shop drawings relating to such Capital Expenditure Work. Borrower shall cause all contractors, subcontractors and materialmen to reasonably cooperate with Lender and its agents and representatives or such other Persons described above in connection with the inspections, if any, reasonably required by Lender in accordance with this Section 6.4.2.
(g)    All Capital Expenditure Works and all materials, equipment, fixtures, or any other item comprising a part of any Capital Expenditure Work shall be constructed, installed or completed, as applicable, free and clear of all liens, claims and other encumbrances not previously approved by Lender.
(h)    All Capital Expenditure Works shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the Property and all applicable insurance requirements (including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters).
(i)    In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided builder’s risk insurance, workers’ compensation insurance, public liability insurance and other insurance to the extent required by the applicable Legal Requirements in connection with any Capital Expenditure Work. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with a non-contributing mortgagee clause (or its equivalent) making loss thereunder payable to Lender and its successors and/or assigns shall be so endorsed. At Lender’s request, certified copies of such policies shall be delivered to Lender.
(j)    Any Capital Expenditure Funds remaining after the Debt has been paid in full shall be, subject to the provisions of Section 2.7.3 hereof, (i) in the event that the Mezzanine Loan shall remain outstanding as of such date, delivered to the Mezzanine Lender to be held by the Mezzanine Lender pursuant to the Mezzanine Loan Documents, or (ii) in the event that the Mezzanine Loan shall no longer remain outstanding as of such date, returned to Borrower.
(k)    All reasonable out-of-pocket costs and expenses incurred by Lender in connection with holding and disbursing the Capital Expenditure Funds (including, without limitation, the costs and expenses of the inspections, if any, required hereunder) shall be paid by Borrower.
6.4.3.    Failure to Perform Capital Expenditure Works. It shall be an Event of Default if Borrower fails to comply with any provision of this Section 6.4 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence of an Event of Default, Lender may, at its option, use the Capital Expenditure Funds (or any portion thereof) to perform or complete any Capital Expenditure Work as provided in Section 6.4.2 hereof or any other repair or replacement to the Property. Such right to withdraw and apply the Capital Expenditure Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.
Section 6.5.    Rollover Funds.
6.5.1.    Deposits of Rollover Funds.
(a)    On the Closing Date, Borrower shall deposit with Lender an amount equal to the Initial Rollover Reserve Deposit Amount and, on each Monthly Payment Date, Borrower shall deposit with Lender an amount equal to Ninety-Four Thousand One Hundred Eighty-Three and 00/100 Dollars ($94,183.00) (the “Monthly Rollover Deposit”) for tenant improvements and leasing commissions that may be incurred following the date hereof. Amounts deposited pursuant to Section 2.7.2(b)(xi) and this Section 6.5.1 are referred to herein as the “Rollover Funds” and the account in which such amounts are held by Lender shall hereinafter be referred to as the “Rollover Account”.
(b)    In addition to the deposits required under Section 6.5.1(a), Borrower shall deposit, or cause to be deposited, with Lender all amounts paid to Borrower in connection with (i) any modification or amendment of any Lease, (ii) any consent (including any consent to an assignment or sublease of any Lease) or waiver by Borrower of any term, condition or provision under any Lease, (iii) any settlement of claims of Borrower against third parties in connection with any Lease, (iv) any rejection, termination, surrender, cancellation or buy-out of any Lease (including in connection with any Bankruptcy Action and including any payment relating to unamortized tenant improvements and/or leasing commissions), and (v) any other extraordinary event pursuant to which Borrower receives payment (in whatever form) derived from or generated by the use, ownership or operation of the Property not otherwise covered by this Agreement or the Cash Management Agreement (collectively, the “Extraordinary Lease Payments”), in each case, with respect to clauses (i), (ii), (iii), (iv) and (v), net of reasonable, out-of-pocket costs and expenses, if any, incurred by Borrower. In connection with any amount required to be deposited with Lender pursuant to this Section 6.5.1(b), Borrower shall provide prior notice to Lender of the amount and the nature thereof and otherwise cooperate with Lender to ensure that such amounts are properly accounted for and held as Rollover Funds.
6.5.2.    Release of Rollover Funds. (a) Lender shall disburse to Borrower the Rollover Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specifies the tenant improvement costs and leasing commissions to be paid or reimbursed, (ii) on the date such request is received by Lender and on the date such payment or reimbursement is to be made, no monetary Default nor any Event of Default shall have occurred and remain outstanding, (iii) Lender shall have received and, if required hereunder, approved the Lease in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions, (iv) Lender shall have received and approved a budget for tenant improvement costs and a schedule of leasing commission payments and the requested disbursement will be used to pay all or a portion of such costs and payments, (v) Lender shall have received an Officer’s Certificate (A) stating that all tenant improvements at the Property to be funded by the requested disbursement have been completed in a good and workmanlike manner (or, partially completed in a good and workmanlike manner, in the case of disbursements of Rollover Funds made pursuant to Section 6.5.2(b) hereof) and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with such tenant improvements, (B) identifying (1) each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement and (2) each Person that provided brokerage services in connection with the leasing commissions to be funded by the requested disbursement, (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, and (D) stating that the tenant improvement costs and/or leasing commission payments to be funded have not been the subject of a previous disbursement, (vii) at Lender’s option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, (viii) Lender shall have received such other evidence as Lender may reasonably request that (A) the tenant improvements at the Property to be funded by the requested disbursement have been completed (or, partially completed, in the case of disbursements of Rollover Funds made pursuant to Section 6.5.2(b) hereof) and such tenant improvements (or, portion thereof, in the case of disbursements of Rollover Funds made pursuant to Section 6.5.2(b) hereof) are paid for or will be paid for in full upon such disbursement to Borrower and (B) the leasing commissions to be funded by the requested disbursement have been paid for or will be paid for in full upon such disbursement to Borrower, and (ix) with respect to the final disbursement of Rollover Funds for tenant improvements in connection with a particular Lease, Lender shall have received an estoppel certificate from the applicable Tenant stating that (A) (1) all work required to be performed by Borrower has been completed in accordance with the applicable Lease and has been accepted by such Tenant or (2) all work required to be performed by such Tenant has been completed and a reimbursement of the amount specified in such estoppel certificate is due to such Tenant pursuant to its Lease and (B) such Tenant is in occupancy and paying full unabated rent or has taken possession of the demised premises; provided, that if Borrower is unable to obtain such a tenant estoppel certificate despite its commercially reasonable efforts to do so, the requirements of this clause (ix) may be satisfied by delivery of a certificate of Borrower confirming the matters to be addressed by such tenant estoppel certificate, which certificate shall be accompanied by such other evidence as Lender may reasonably require to verify such matters. Lender shall not be required to disburse Rollover Funds more frequently than once in any calendar month, and each disbursement of the Rollover Funds must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total remaining balance of Rollover Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the Rollover Account shall be made). Any Rollover Funds remaining after the Debt has been paid in full (or Borrower has consummated a Defeasance Event in accordance with Section 2.5 hereof) shall be, subject to the provisions of Section 2.7.3 hereof, (i) in the event that the Mezzanine Loan shall remain outstanding as of such date, delivered to the Mezzanine Lender to be held by the Mezzanine Lender pursuant to the Mezzanine Loan Documents, or (ii) in the event that neither the Mezzanine Loan shall no longer remain outstanding as of such date, returned to Borrower.
(b)    If (i) the disbursement of Rollover Funds exceeds Twenty-Five Thousand and No/100 Dollars ($25,000.00), and (ii) the contractor performing the tenant improvement or the Person providing brokerage services requires periodic payments pursuant to terms of a written contract, a request for reimbursement from the Rollover Account may be made after completion of a portion of the work or provision of a portion of the services under such contract, provided (A) such contract requires payment upon completion of such portion of the work or provision of a portion of the services, (B) with respect to tenant improvements, any materials for which such request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Rollover Account are, in Lender’s judgment, sufficient to complete (and pay in full) such tenant improvement or pay for such Leasing Costs and other tenant improvements and leasing commissions when required in accordance with the terms of this Agreement, and (E) if required by Lender, each contractor, subcontractor or other Person receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor, subcontractor or Person.
(c)    Intentionally Omitted.
(d)    Notwithstanding anything contained in this Section 6.5.2 to the contrary, disbursements for Rollover Funds exceeding $100.00 per square foot of the rentable floor area demised under the applicable Lease to which such disbursement relates to pay for tenant improvement costs and leasing commissions incurred by Borrower in connection with such Lease shall be subject to Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(e)    All reasonable out-of-pocket costs and expenses incurred by Lender in connection with holding and disbursing the Rollover Funds shall be paid by Borrower.
Section 6.6.    Rent Abatement Reserve Funds.
6.6.1.     Deposit of Rent Abatement Reserve Funds. On the Closing Date, Borrower shall deposit with Lender an amount equal to Six Hundred One Thousand Six Hundred Thirty Nine and 00/100 Dollars ($601,639.00), an amount in respect of the rent abatements under the Stack Exchange Lease. Amounts deposited pursuant to this Section 6.6.1 are referred to herein as the “Rent Abatement Reserve Funds” and the account in which such amounts are held by Lender shall hereinafter be referred to as the “Rent Abatement Reserve Account”.
6.6.2.     Release of Rent Abatement Reserve Funds. On each of the seven (7) consecutive Monthly Payment Dates commencing as of the Monthly Payment Date occurring in February, 2013, Lender shall release from the Rent Abatement Reserve Account an amount of Rent Abatement Reserve Funds equal to Eighty Five Thousand Nine Hundred Forty-Eight and 43/100 Dollars ($85,948.43) and deposit such Rent Abatement Reserve Funds into the Cash Management Account to be applied in accordance with Section 2.7.2 hereof. All costs and expenses incurred by Lender in connection with holding and disbursing such amount shall be paid by Borrower.
Section 6.7.    Excess Cash Flow Funds.
6.7.1.    Deposits of Excess Cash Flow Funds. During a Cash Sweep Event Period, Borrower shall deposit with Lender all Excess Cash Flow, which sums shall be held by Lender as additional security for the Loan. Amounts so deposited shall hereinafter be referred to as the “Excess Cash Flow Funds” and the account in which such amounts are held by Lender shall hereinafter be referred to as the “Excess Cash Flow Account.”
6.7.2.    Release of Excess Cash Flow Funds. (a) Upon the termination of a Cash Sweep Event Period and provided that no other Cash Sweep Event shall have occurred and remain outstanding, all funds on deposit in the Excess Cash Flow Account shall be (i) in the event a Mezzanine Cash Sweep Event Period shall be continuing, transferred to the Mezzanine Lender to be applied in accordance with the Mezzanine Loan Documents, or (ii) in the event no Mezzanine Cash Sweep Event Period shall be continuing, deposited into an account designated by Borrower in accordance with the Cash Management Agreement.
(a)    All reasonable out-of-pocket costs and expenses incurred by Lender in connection with holding and disbursing the Excess Cash Flow Funds shall be paid by Borrower.
Section 6.8.    Reserve Funds.
6.8.1.    Security Interest. Borrower hereby pledges to Lender, and grants a security interest in, any and all monies now or hereafter deposited in the Reserve Funds as additional security for the performance of the Obligations. Until expended or applied as provided in this Agreement, the Reserve Funds shall constitute additional security for the performance of the Obligations. Lender shall have no obligation to release any of the Reserve Funds while any monetary Default or any Event of Default has occurred and remains outstanding. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Reserve Funds to the payment of the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion. Borrower shall not further pledge, assign or grant any security interest in any Reserve Fund or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
6.8.2.    Investments; Income Taxes. The Reserve Funds shall be held in Lender’s name and may be commingled with Lender’s own funds at financial institutions selected by Lender in its sole discretion. The Reserve Funds shall be held in an Eligible Account and may be invested in Permitted Investments as directed by Lender. Except to the extent of any gross negligence or willful misconduct on the part of Lender, Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall deposit with Lender an amount equal to the actual losses sustained on the investment of any funds constituting the Reserve Funds in Permitted Investments within one (1) Business Day of Lender’s notice. All interest on a Reserve Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender, except that all interest on the Capital Expenditure Funds and the Rollover Funds shall be added to and become a part of such Reserve Fund. Borrower (or its applicable indirect owner) shall report on its federal, state and local income tax returns all interest or income on the Reserve Funds credited or paid to Borrower. Notwithstanding the foregoing, provided no Cash Sweep Event has occurred and is continuing, Borrower may elect to have Lender invest sums on deposit in the Capital Expenditure Account and Rollover Account in either items (a) or (e) of the definition of Permitted Investments. Borrower hereby acknowledges and agrees that it shall under no circumstances be permitted to choose or select any individual Permitted Investment but rather may only select whether funds shall be invested generally in items (a) or (e) of the definition of Permitted Investments.
6.8.3.    Indemnity. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established except to the extent that any such actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid or reimbursed from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains outstanding.
Section 6.9.    Provisions Regarding Letters of Credit.
6.9.1.    Event of Default. An Event of Default shall occur if Borrower shall fail to make any reimbursement or similar obligation with respect to any Letter of Credit that has been delivered pursuant to this Agreement, or if Borrower shall fail to (i) replace or extend any Letter of Credit prior to the date which is thirty (30) days prior to the expiration thereof or (ii) replace any outstanding Letter of Credit within thirty (30) days if such Letter of Credit fails to meet the requirements set forth in the definition of Letter of Credit. Lender shall not be required to exercise its rights under Section 6.9.4 below in order to prevent any such Event of Default from occurring and shall not be liable for any losses due to the insolvency of the issuer of the Letter of Credit as a result of any failure or delay by Lender in the exercise of such rights, but if Lender draws on the Letter of Credit and the issuer honors such draw and no Event of Default shall exist, Lender shall hold the proceeds of such draw in the same manner as Lender holds the Reserve Funds.
6.9.2.    Security for Debt. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine or to hold such proceeds as security for the Debt.
6.9.3.    Limitations on Letters of Credit. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, Borrower shall not have any rights to deliver any Letter of Credit pursuant to any provision of this Agreement or any other Loan Document if the aggregate amount of any Letters of Credit delivered to Lender in accordance with this Agreement or any other Loan Document shall exceed ten percent (10%) of the Outstanding Principal Balance. In no event shall the aggregate amount of any Letters of Credit delivered in accordance with this Agreement or any other Loan Document exceed ten percent (10%) of the Outstanding Principal Balance.
6.9.4.    Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire or a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; or (c) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and Borrower has not, within thirty (30) days after notice thereof, obtained a new Letter of Credit from an Eligible Institution.
ARTICLE VII
PROPERTY MANAGEMENT
Section 7.1.    Management Agreement. Borrower shall cause the Property to be operated in accordance with the Management Agreement. Borrower shall (a) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (b) promptly notify Lender of any default under the Management Agreement of which it is aware, (c) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, and (d) promptly enforce the performance and observance of all of the terms, covenants and conditions required to be performed and/or observed by Manager under the Management Agreement in a commercially reasonable manner. If Borrower shall default in the performance or observance of any term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder, under the other Loan Documents or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed in all material respects.
Section 7.2.    Prohibition Against Termination or Modification.
(a)    Borrower shall not, without prior consent of Lender, (i) surrender, terminate, cancel, modify, renew, amend or extend the Management Agreement; provided that Borrower may, without Lender’s consent, replace Manager with a Qualified Manager pursuant to a Replacement Management Agreement, (ii) reduce or consent to the reduction of the term of the Management Agreement, (iii) increase or consent to the increase of the amount of any fees or other charges under the Management Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In connection with the replacement of Manager with a Qualified Manager, Borrower shall execute and cause Qualified Manager to execute an assignment of management agreement and subordination of management fees in the form then used by Lender.
(b)    In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with a Qualified Manager.
(c)    Upon the occurrence and during the continuation of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.
Section 7.3.    Replacement of Manager. Lender shall have the right to require Borrower to replace Manager with a Qualified Manager which is not an Affiliate of, but is chosen by, Borrower upon the occurrence of any one (1) or more of the following events: (a) at any time following the occurrence of an Event of Default, (b) if Manager shall be in material default under the Management Agreement beyond any applicable notice and cure period, (c) if Manager shall become insolvent or a debtor in any Bankruptcy Action, and/or (d) if at any time Manager has engaged in fraud, willful misconduct or misappropriation of funds.

Section 7.4.    Matters Concerning Manager. Without limiting the generality of the terms set forth in Section 7.3 above, if (a) the Debt has been accelerated pursuant to Section 10.1(b) hereof, (b) Manager shall become insolvent or a debtor in any Bankruptcy Action or (c) a material default occurs under the Management Agreement beyond any applicable notice and cure period, Borrower shall, at Lender’s request, terminate the Management Agreement and replace Manager with a Qualified Manager, which is not an Affiliate of Borrower, pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.
ARTICLE VIII
TRANSFERS
Section 8.1.    Transfer or Encumbrance of Property. (a) Without the prior consent of Lender, neither Borrower nor any Restricted Party shall do any of the following (each, a “Transfer”): sell, transfer, convey, assign, mortgage, pledge, encumber, alienate, grant a Lien on, grant any option with respect to or grant any other interest in the Property, any part thereof or any direct or indirect interest therein (including any legal, beneficial or economic interest in Borrower or any Restricted Party), directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record, other than Permitted Transfers.
(b)    A Transfer shall include (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof or interest therein for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if Borrower or any Restricted Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock such that such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (iv) if Borrower or any Restricted Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member, the voluntary or involuntary transfer of the partnership interest of any general partner, managing partner or limited partner, the creation or issuance of new limited partnership interests, the voluntary or involuntary transfer of the interest of any joint venturer or member or the creation or issuance of new non-managing member interests; and (v) if Borrower or any Restricted Party is a trust or nominee trust, the voluntary or involuntary transfer of the legal or beneficial interest in such trust or nominee trust or the creation or issuance of new legal or beneficial interests.
(c)    Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder or under the other Loan Documents in order to declare the Debt immediately due and payable upon a Transfer (other than a Permitted Transfer) without Lender’s prior consent. This provision shall apply to every Transfer regardless of whether voluntary or not, and whether or not Lender has consented to any previous Transfer.

(d)    Lender’s consent to one Transfer shall not be deemed to be a waiver of Lender’s right to require such consent to any future occurrence of same. Any Transfer made in contravention of this Section 8.1 shall be null and void and of no force and effect.
(e)    Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and/or documentation of any proposed Transfer. If required by Lender, Borrower shall deposit with Lender an amount equal to Lender’s anticipated costs and expenses in evaluating any proposed Transfer.
(f)    No consent to any assumption of the Loan shall occur on or before the first (1st) anniversary of the first (1st) Monthly Payment Date. Thereafter, Lender’s consent to a Transfer (by deed or through a direct or indirect Transfer of 100% of the interests in Borrower) of the Property and the assumption of the Loan shall not be unreasonably withheld, conditioned or delayed after consideration of all relevant factors and provided that the following conditions are satisfied:
(i)    Lender shall have received a notice from Borrower requesting Lender’s consent to such Transfer not less than sixty (60) days prior to the proposed date of such Transfer;
(ii)    No Default or Event of Default shall have occurred and remain outstanding;
(iii)    The proposed transferee (“Transferee”) shall be a corporation, partnership or limited liability company that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies (including, without limitation, criteria applicable to Transferee’s SPE Constituent Entities);
(iv)    The Organizational Documents of Transferee and Transferee’s SPE Constituent Entities shall comply with the terms and conditions of the Loan Documents;
(v)    Neither any Transferee’s Sponsor, Transferee nor any other Person owned or controlled, directly or indirectly, by Transferee’s Sponsors shall have been a party to any Bankruptcy Action or taken advantage of any Bankruptcy Law or any law for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer;
(vi)    Neither any Transferee’s Sponsor, Transferee nor any other Person owned or controlled, directly or indirectly, by Transferee’s Sponsors shall have interfered in bad faith with the exercise by any lender of its remedies in connection with a default with respect to any Indebtedness or defaulted under its obligations which caused a foreclosure with respect to any Indebtedness in a manner which is not reasonably acceptable to Lender;
(vii)    There shall be no material litigation or regulatory action pending or threatened against any Transferee’s Sponsor, Transferee or any other Person owned or controlled, directly or indirectly, by Transferee’s Sponsors which is not reasonably acceptable to Lender;
(viii)    Transferee and Transferee’s Sponsors shall, as of the date of such Transfer, have an aggregate net worth and liquidity reasonably satisfactory to Lender;
(ix)    Transferee and Transferee’s Sponsors (together with Transferee’s proposed property manager) shall be experienced owners and operators of properties similar in location, size, class, use, operation and value as the Property, as evidenced by financial statements and other information reasonably satisfactory to Lender (it being understood and agreed that Lender reserves the right to approve Transferee without approving its proposed property manager);
(x)    If the Management Agreement will be terminated as a result of such Transfer, the Property shall be managed by a Qualified Manager in accordance with a Replacement Management Agreement;
(xi)    Intentionally omitted;
(xii)    Transferee and Transferee’s SPE Constituent Entities shall have delivered all agreements, certificates and opinions reasonably required by Lender (including, if applicable, an amendment to Section 3.1.24 hereof to incorporate necessary changes based on differences in the organizational structures of Borrower and Transferee);
(xiii)    Transferee shall have assumed all obligations of Borrower under the Loan Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to Lender;
(xiv)    Borrower shall have delivered, at its sole cost and expense, a new Title Insurance Policy or an endorsement to the Title Insurance Policy issued on the date hereof, as modified by the assumption agreement, as a valid first lien on the Property and naming Transferee as owner of the Property, which new Title Insurance Policy or endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any Liens other than those contained in the Title Insurance Policy issued on the date hereof and the Permitted Encumbrances;
(xv)    Prior to any release of Guarantor, one (1) or more substitute guarantors reasonably acceptable to Lender shall (A) have assumed all obligations of Guarantor under the Guaranty and the Environmental Indemnity or (B) have executed a replacement guaranty and a replacement environmental indemnity in form and substance reasonably satisfactory to Lender;
(xvi)    Borrower or Transferee, at its sole cost and expense, shall have delivered a new bankruptcy non consolidation opinion reflecting such Transfer reasonably acceptable to Lender and acceptable to the Rating Agencies;
(xvii)    If required by Lender, Borrower shall have delivered a Rating Agency Confirmation as to such Transfer and Transferee;

(xviii)    Borrower shall have paid to Lender an assumption fee equal to one-half of one percent (0.5%) of the Outstanding Principal Balance for each assumption of the Loan (or direct or indirect transfer of 100% of the interests in Borrower); and
(xix)    Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such Transfer (including reasonable fees and disbursements of Lender’s counsel and fees, costs and expenses of the Rating Agencies).
The conditions set forth in clauses (viii) and (ix) shall be deemed to have been satisfied with respect to any Transfer if one (1) or more Qualified Transferees, directly or indirectly, (i) owns fifty-one percent (51%) or more of the legal, beneficial and economic interests in Transferee and (ii) and controls Transferee (it being hereby understood and agreed that Lender reserves the right to approve Transferee without approving its proposed property manager).
(g)    As used in this Section 8.1, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings.
Section 8.2.    Permitted Transfers of Interests in Borrower. Notwithstanding anything to the contrary contained in Section 8.1 hereof, Lender’s consent shall not be required in connection with one or a series of Transfers, of not more than forty-nine percent (49%) in the aggregate of the direct or indirect ownership interests in Borrower; provided that the following conditions are satisfied: (a) no monetary or material non-monetary Default nor any Event of Default shall have occurred and remain outstanding or shall occur solely as a result of such Transfer; (b) such Transfer shall not (i) cause the transferee, together with its Affiliates, to acquire control of Borrower, (ii) result in Borrower no longer being controlled by one or more Sponsors, or (iii) cause the transferee, together with its Affiliates, to increase its direct or indirect interest in Borrower to an amount which exceeds forty-nine percent (49%) in the aggregate; (c) to the extent the transferee owns twenty percent (20%) or more of the direct or indirect interests in Borrower immediately following such Transfer (provided that such transferee did not own 20% or more of the direct or indirect ownership interests in such Borrower as of the Closing Date), Borrower shall deliver, at Borrower’s sole cost and expense, customary searches (OFAC, KYC, credit, judgment, lien, bankruptcy, etc.) reasonably acceptable to Lender with respect to such transferee and its Affiliates as Lender may reasonably require; (d) after giving effect to such Transfer, (i) one or more Sponsors shall continue to own, directly or indirectly, in the aggregate, at least fifty-one percent (51%) of all legal, beneficial and economic interests in Borrower and (ii) (A) Longwing Incorporated shall continue to own, directly or indirectly, in the aggregate, at least twenty percent (20%) of all legal, beneficial and economic interests in Borrower or (B) the transferee shall have caused a replacement guarantor reasonably acceptable to Lender to execute and deliver a new guarantee substantially similar to the Longwing Guaranty executed and delivered on the date hereof by Longwing Guarantor in connection with the Loan; (e) the Property shall continue to be managed by Manager or a Qualified Manager; (f) Borrower shall give Lender notice of such proposed Transfer, together with copies of all instruments effecting such Transfer and copies of any Organizational Documents, including, without limitation, a revised organizational structure chart, that Lender shall reasonably require, not less than ten (10)

Business Days prior to the proposed date of such Transfer; (g) the structure of Borrower (including, without limitation, its single purpose nature and bankruptcy remoteness) shall not be adversely affected by such Transfer; and (h) if such Transfer results in Borrower no longer being controlled by Kent M. Swig, then Longwing Guarantor shall have executed and delivered a new guarantee and environmental indemnity substantially similar to the Swig Guaranty and Environmental Indemnity executed and delivered on the date hereof by Kent M. Swig in connection with the Loan. In addition, nothing herein shall be deemed to prohibit (w) Transfers of publicly held indirect ownership interests in the Borrower on the New York Stock Exchange or any other nationally recognized stock exchange, provided the foregoing clauses (b) and (d) remain satisfied, (x) Transfers by Kent M. Swig (by operation of law or otherwise) of any of his direct or indirect interest in Borrower to (I) any parent, sibling, spouse, child or grandchild (each an “Immediate Family Member”) of Kent M. Swig, (II) any trust for the benefit of Kent M. Swig or any Immediate Family Member of Kent M. Swig, or (III) any Person (A) 100% of whose issued and outstanding equity interests are directly or indirectly owned in the aggregate by one or more Persons described in the foregoing clauses (I) and/or (II) and (B) that is controlled by one or more Persons described in the foregoing clauses (I) and/or (II) (Kent M. Swig and any entities set forth in the preceding clauses (I), (II) and (III), each a “Swig Family Entity”), provided the foregoing clauses (a), (c), and (e) through (g) remain satisfied and either (1) Kent M. Swig controls Borrower or (2) Longwing Incorporated controls Borrower and the foregoing clause (h) remains satisfied, (y) Transfers of any direct or indirect interests in Borrower among the Sponsors (or their subsidiaries having a direct or indirect interest in Borrower), provided the foregoing clauses (a), (c), and (e) through (h) remain satisfied, or (z) Transfers of all of Longwing Incorporated’s direct or indirect equity interest in Borrower, provided (I) the foregoing clauses (a), (b)(i), (b)(ii), (c) and (e) through (g) remain satisfied, (II) one or more Swig Family Entities own twelve and one-half percent (12.5%) or more of the direct or indirect interest in Borrower, (III) the transferee shall have caused a replacement guarantor reasonably acceptable to Lender to execute and deliver a new guarantee substantially similar to the Longwing Guaranty executed and delivered on the date hereof by Longwing Guarantor in connection with the Loan, (IV) neither the transferee nor the replacement guarantor shall have interfered in bad faith with the exercise by any lender of its remedies in connection with a default with respect to any Indebtedness or defaulted under its obligations which caused a foreclosure with respect to any Indebtedness in a manner which is not reasonably acceptable to Lender; and (V) as of the date of such Transfer, the transferee (and/or such transferee’s shareholders, general partners or managing members that, directly or indirectly, (i) own fifty-one percent (51%) or more of legal, beneficial and economic interests in such transferee and (ii) are in control of such transferee, as of the date of such Transfer), must have an aggregate net worth (exclusive of the Property) and liquidity reasonably satisfactory to Lender (it being agreed that a net worth of not less than $100,000,000 shall be satisfactory to Lender). As used in this Section 8.2, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings.
Section 8.3.    Insolvency Opinion. Notwithstanding anything in this Agreement to the contrary, if after giving effect to any Transfer (including, without limitation, a Permitted Transfer), more than forty-nine percent (49%) in the aggregate of direct or indirect interests in any Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall deliver to Lender prior to the effective date of such Transfer an updated Insolvency Opinion acceptable to Lender and the Rating Agencies.
ARTICLE IX
SALE AND SECURITIZATION OF MORTGAGE
Section 9.1.    Sale of Mortgage and Securitization. (a) Lender shall have the right (i) to sell or otherwise transfer the Loan as a whole loan or sell or otherwise transfer any portion thereof or any interest therein, (ii) to sell participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof or any interest therein in one or more private or public securitizations. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transaction referred to in clause (iii) shall hereinafter be referred to as a “Securitization.” Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities.”) Within a reasonable period of time following any Secondary Market Transaction whereby the party acting as “Lender” hereunder shall have been replaced by a successor entity, Lender shall provide notice to Borrower of such Secondary Market Transaction, which notice shall include the identity of such successor entity acting as “Lender” hereunder and such successor entity’s address for notices hereunder. Notwithstanding anything herein to the contrary, in no event shall Lender sell or otherwise transfer all or any portion of the Loan or sell any participation interests in the Loan to any Prohibited Lender Entity without the consent of Borrower; provided, however, that the foregoing prohibition shall not in any way restrict the purchase of Securities in connection with a Securitization of the Loan (or any portion thereof or interest therein) by a Prohibited Lender Entity and no such purchase by any Prohibited Lender Entity shall constitute a violation of the provisions of this Agreement.
(b)    If requested by Lender, Borrower shall use commercially reasonable efforts to assist Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace, by the Rating Agencies or by any Legal Requirements in connection with any Secondary Market Transactions (including any Exchange Act Filings or any report that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements), including, without limitation, to:
(i)    (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, any Affiliate of Borrower or Guarantor and Manager (including, without limitation, the information set forth on Schedule V hereto), (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to the Property and (C) provide updated appraisals, market studies, environmental audits, reviews and reports (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the information required under clauses (A), (B) and (C) shall hereinafter be referred to collectively as the “Updated Information”), together with appropriate verification of the Updated Information through letters of auditors, certificates of third party providers or opinions of counsel reasonably acceptable to Lender and the Rating Agencies.

(ii)    provide opinions of counsel, which may be relied upon by Lender, any trustee in a Securitization and the NRSROs and their respective counsel, agents and representatives, as to bankruptcy non-consolidation, fraudulent conveyance, and “true sale” or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, Borrower, Guarantor and any Affiliate of Borrower or Guarantor, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies;
(iii)    provide, and cause to be provided, updated representations and warranties made in the Loan Documents and make, and cause to be made, such additional representations and warranties as may be requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof;
(iv)    subject in all cases to the applicable provisions of Section 9.3 hereof, execute, and cause to be executed, such amendments, replacements or other modifications to Borrower’s Organizational Documents or the Loan Documents as may be reasonably requested by Lender and/or the Rating Agencies or otherwise to effect the Secondary Market Transactions.
(v)    attend management meetings, provide access to the Property and conduct tours of the Property; and
(vi)    provide, and cause to be provided, certificates or other evidence of reliance satisfactory to Lender and the Rating Agencies with respect to any information or third party reports obtained in connection with the origination of the Loan or any Updated Information from Borrower, Guarantor, any Affiliate of Borrower or Guarantor, Manager and any accountants, appraisers, engineers, environmental assessment experts and other experts or third party providers of such information, reports or Updated Information.
(c)    If, at the time one or more Disclosure Documents are being prepared for or in connection with a Securitization, Lender reasonably expects that Borrower alone or Borrower and one or more Affiliates of Borrower (including any guarantor or other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request the following financial information:
(i)    if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut off date for such Securitization, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for the Property and the Related Properties for the most recent Fiscal Year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item 1112(b)(1) of Regulation AB), or
(ii)    if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X (or if Lender determines that the Property is the Significant Obligor and the Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) was acquired from an unaffiliated third party and the other conditions set forth in Rule 3-14 of Regulation S-X have been met, the financial statements required by Rule 3-14 of Regulation S-X)).
(d)    Further, if requested by Lender, Borrower shall, promptly upon Lender’s request, furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, for any tenant of the Property if, in connection with a Securitization, Lender reasonably expects there to be, as of the cut-off date for such Securitization, a concentration with respect to such tenant or group of Affiliated tenants within all of the mortgage loans included or expected to be included in the Securitization such that such tenant or group of Affiliated tenants would constitute a Significant Obligor. Borrower shall furnish to Lender, if requested by Lender, and reasonably required in connection with a Securitization as reasonably determined by Lender, financial data or financial statements with respect to such tenants meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (i) Exchange Act Filings in connection with or relating to the Securitization are required to be made under applicable Legal Requirements or (ii) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.
(e)    If Lender determines that Borrower alone or Borrower and one or more Affiliates of any Borrower collectively, or the Property alone or the Property and Related Properties collectively, are a Significant Obligor, then Borrower shall furnish to Lender, if requested by Lender, and reasonably required in connection with a Securitization as reasonably determined by Lender, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (i) Exchange Act Filings are required to be made under applicable Legal Requirements or (ii) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

(f)    Any financial data or financial statements provided pursuant to this Section 9.1 shall be furnished to Lender within the following time periods:
(i)    with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization, within ten (10) Business Days after notice from Lender; and
(ii)    with respect to information required under Sections 9.1(d) and (e) above, (A) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (B) not later than seventy-five (75) days after the end of each Fiscal Year of Borrower.
(g)    All financial data and financial statements provided by Borrower hereunder pursuant to Sections 9.1(c), (d), (e) and (f) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and any and all other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by independent accountants of Borrower reasonably acceptable to Lender in accordance with generally accepted auditing standards, Regulation S-X or Regulation S-K, as applicable, Regulation AB, and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and all other applicable Legal Requirements, and shall be further accompanied by a manually executed consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document, any Exchange Act Filing or any report that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document, any Exchange Act Filing or any report that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial data and financial statements (audited or unaudited) provided by Borrower shall be accompanied by an Officer’s Certificate which shall state that such financial data and financial statements meet the requirements set forth in the first sentence of this paragraph.
(h)    In the event Lender reasonably determines, in connection with a Securitization, that financial statements and financial data required in order to comply with Regulation AB or any amendment, modification or replacement thereto or any other Legal Requirements are other than as provided herein, then notwithstanding the foregoing provisions of this Section 9.1, Lender may request, and Borrower shall promptly provide, such other financial statements and financial data as Lender reasonably determines to be necessary or appropriate for such compliance.
(i)    Without limiting the generality of Section 9.1(h) above, if reasonably requested by Lender, Borrower shall promptly provide Lender with any financial statements or financial, statistical, operating or other information as Lender shall reasonably determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or any other Legal Requirements in connection with any Disclosure Document, any Exchange Act

Filing or any report that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements or as shall otherwise be reasonably requested by Lender.
(j)    Borrower agrees that Lender may disclose any information relating to Borrower, its Affiliates, the Property or any aspect of the Loan (including information provided by or on behalf of Borrower or any of its Affiliates to Lender) to the parties requesting such information and, if applicable, the NRSROs in connection with any Secondary Market Transaction. Borrower also understands that the findings and conclusions of any third-party due diligence report obtained by Lender or other Securitization Indemnified Parties may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act, any rules promulgated thereunder or any other applicable Legal Requirements.
(k)    In connection with Lender’s efforts to effect any Secondary Market Transaction, all reasonable out-of pocket third party costs and expenses actually incurred by Borrower, Guarantor or their respective Affiliates pursuant to this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) in connection with any such Secondary Market Transaction shall be reimbursed by Lender, and Borrower shall not be responsible for any of Lender’s costs incurred in connection with any such Secondary Market Transaction.
Section 9.2.    Securitization Indemnification. (a) Borrower understands that information provided to Lender by Borrower or its agents, counsel and representatives may be included in Disclosure Documents in connection with a Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the NRSROs and other advisory and service providers relating to a Securitization. In the event that any Disclosure Document is required to be revised prior to the sale of all Securities in connection with a Securitization, Borrower will cooperate with Lender (or, if applicable, the holder of the applicable interest in the Loan) in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.
(b)    Borrower shall certify, in connection with any Disclosure Document provided to Borrower by Lender in connection with a Securitization, that Borrower has examined the provisions of such Disclosure Document, reasonably designated in writing by Lender for Borrower’s review and pertaining to Borrower, Guarantor, Manager and/or the Property (which designation shall in no event include the descriptions or summaries of the terms and conditions of the Loan Documents) and any special risks or considerations relating thereto (but not including risks or special considerations relating to local or federal law) (the “Covered Disclosure Information”) and such Covered Disclosure Information does not (except to the extent noted by Borrower in writing to Lender if Borrower does not agree with the statements therein), as of the date of such certification, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Borrower hereby agrees to indemnify Lender, UBSRESI, any Affiliate of UBSRESI that has filed any registration statement relating to the Securitization or has acted as the issuer, the sponsor or depositor in connection with a Securitization, any Affiliate of UBSRESI that acts as an underwriter, placement agent or initial purchaser of the Securities issued in connection with a Securitization, any other issuers, depositors, underwriters, placement agents or initial purchasers of the Securities issued in connection with a Securitization, and each of their respective directors, officers, partners, employees, representatives, agents and Affiliates, and each Person that controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Securitization Indemnified Parties”) for any liabilities, obligations, actual losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (collectively, the “Securitization Indemnification Liabilities”) to which any Securitization Indemnified Party may become subject insofar as the Securitization Indemnification Liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated in the Covered Disclosure Information or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) a breach of the representations and warranties made by Borrower in Section 3.1.34 of this Agreement (except that (A) Borrower’s obligation to indemnify in respect of any information contained in a Disclosure Document that is derived in part from information provided by Borrower or any Affiliate of Borrower and in part from information provided by others unrelated to or not employed or engaged by Borrower shall be limited to any untrue statement or omission of material fact therein known to Borrower that results directly or indirectly from an error in any information provided (or which should have been provided) by Borrower and (B) Borrower shall have no responsibility under this Section 9.2 for (x) any untrue statements contained in any Disclosure Document to which Borrower or its authorized representative have objected to in writing to Lender so long as such objection is not inconsistent with information furnished to Lender by or on behalf of Borrower in connection with the origination of the Loan or (y) numbers which have been submitted by Borrower and adjusted by any of the Securitization Indemnified Parties from those submitted by Borrower, to the extent of such adjustment). Borrower also agrees to reimburse each Securitization Indemnified Party, within ten (10) Business Days after request therefor, for any legal or other costs and expenses reasonably incurred by such Securitization Indemnified Party in connection with investigating or defending the Securitization Indemnification Liabilities. Borrower’s liability under this paragraph will be limited to any such Securitization Indemnification Liability that arises out of or is based upon an untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Documents or in connection with the underwriting or closing of the Loan (including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property). This indemnity provision will be in addition to any obligation or liability which Borrower may otherwise have.
(c)    In connection with Exchange Act Filings and information therein or other reports containing comparable information that are required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements, as it relates to the Property, Borrower, Guarantor, any Affiliate of Borrower or Guarantor, Manager or any other aspect of the Loan, Borrower agrees to (i) indemnify the Securitization Indemnified Parties for Securitization Indemnification Liabilities to which any Securitization Indemnified Party may become subject insofar as the Securitization Indemnification Liabilities arise out of, or are based upon, an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document, in connection with the underwriting or closing of the Loan or any of the reports, statements or other information furnished by or on behalf of Borrower pursuant tothe terms of this Agreement, including financial statements of Borrower, operating statements and rent rolls with respect to the Property and (ii) reimburse each Securitization Indemnified Party, within ten (10) Business Days of demand therefor, for any legal or other costs and expenses reasonably incurred by such Securitization Indemnified Party in connection with defending or investigating the Securitization Indemnification Liabilities.
(d)Promptly after receipt by a Securitization Indemnified Party of notice of any claim or the commencement of any action or suit, such Securitization Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against Borrower, notify Borrower in writing of the claim or the commencement of such action or suit; provided, however, that the failure to notify Borrower shall not relieve Borrower from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify Borrower shall not relieve Borrower from any liability which it may have to any Securitization Indemnified Party otherwise than under the provisions of this Section 9.2. If any such claim, action or suit shall be brought against any Securitization Indemnified Party, and it shall notify Borrower thereof, Borrower shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to such Securitization Indemnified Party. After notice from Borrower to the applicable Securitization Indemnified Party of Borrower’s election to assume the defense of such claim, action or suit, Borrower shall not be liable to such Securitization Indemnified Party for any legal or other costs and expenses subsequently incurred by such Securitization Indemnified Party in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action or suit include both Borrower, on the one hand, and one or more Securitization Indemnified Parties on the other hand, and a Securitization Indemnified Party shall have reasonably concluded that there are legal defenses available to it and/or other Securitization Indemnified Parties that are different or in addition to those available to Borrower, the Securitization Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action or suit on behalf of such Securitization Indemnified Party or Parties. Borrower shall not be liable for the reasonable costs and expenses of more than one (1) such separate counsel unless a Securitization Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Securitization Indemnified Party. The Securitization Indemnified Party shall instruct its counsel to maintain reasonably detailed billing records for reasonable fees and disbursements for which such Securitization Indemnified Party is seeking or intends to seek reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s reasonable fees and disbursements are related solely to the defense of a claim for which Borrower is required hereunder to indemnify such Securitization Indemnified Party.
(e)    Without the prior written consent of the applicable Securitization Indemnified Party (which consent shall not be unreasonably withheld or delayed), Borrower shall not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Securitization Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless Borrower shall have given the applicable Securitization Indemnified Party reasonable prior notice thereof and shall have obtained an unconditional release of each Securitization Indemnified Party from all Securitization Indemnification Liabilities arising out of or relating to such claim, action, suit or proceeding. As long as Borrower has complied with its obligations to defend and indemnify hereunder, Borrower shall not be liable for any settlement made by any Securitization Indemnified Party without the consent of Borrower (which consent shall not be unreasonably withheld or delayed).
(f)    Borrower agrees that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Securitization Indemnified Party harmless (with respect only to the Securitization Indemnification Liabilities that are the subject of this Section 9.2), then Borrower, on the one hand, and such Securitization Indemnified Party, on the other hand, shall contribute to the Securitization Indemnification Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (i) in such proportion as is appropriate to reflect the relative benefits to Borrower, on the one hand, and such Securitization Indemnified Party, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative faults of Borrower, on the one hand, and all Securitization Indemnified Parties, on the other hand, as well as any other equitable considerations. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (A) the Securitization Indemnified Parties and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (B) the opportunity to correct and prevent any statement or omission; and (C) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Notwithstanding the provisions of this Section 9.2, (I) no Person found liable for a fraudulent misrepresentation shall be entitled to contribution from any other Person who is not also found liable for such fraudulent misrepresentation, and (II) Borrower agrees that in no event shall the amount to be contributed by the Securitization Indemnified Parties collectively pursuant to this Section 9.2(f) exceed the amount of the fees actually received by the Securitization Indemnified Parties in connection with the closing of the Loan.
(g)    Borrower agrees that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Securitization Indemnified Party is a formal party to any claim, action, suit or proceeding. Borrower further agrees that the Securitization Indemnified Parties are intended third party beneficiaries under this Section 9.2.
(h)    The liabilities and obligations of Borrower and the Securitization Indemnified Parties under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.
Section 9.3.    Limitation on Obligations. Notwithstanding anything to the contrary in this Article IX or any other provision of this Agreement (other than Sections 11.29 and 11.30 hereof) or any other Loan Document, but subject to Sections 11.29 and 11.30 hereof, none of Borrower, Guarantor or Manager shall be obligated to agree to any modification of the Note, this Agreement, the Security Instrument or the other Loan Documents, or of their respective Organizational Documents, or to take any other action, that would, in the aggregate (a) change the outstanding principal balance of the Loan; (b) change the weighted average interest rate (except that the weighted average interest rate may subsequently change due to involuntary prepayments or if an Event of Default shall occur); (c) increase any scheduled amortization of the principal amount of the Loan; (d) shorten the Maturity Date of the Loan, or provide for other or additional circumstances or events upon which Lender will be entitled to accelerate the maturity of the Loan; (e) alter in any way the transfer restrictions relating to direct or indirect interests in the Property (including any equity interests in the direct or indirect owners of Borrower); (f) affect the limitations on recourse against Borrower and Guarantor and any other exculpated parties under the Loan Documents; (g) increase the amounts of reserves or escrows; (h) affect the compensation payable to Manager; (i) affect Borrower’s right to repay or prepay the Loan; (j) affect Borrower’s right to enter into, modify or terminate Leases or contracts; (k) reduce the materiality thresholds (whether expressed in dollars or otherwise) appearing in any provision of this Agreement or any other Loan Document, including those relating to Alterations, casualty and condemnation; (l) increase any servicing or similar fee required to be paid or reimbursed by Borrower; (m) add additional Events of Default, or shorten any grace or cure period applicable to an existing Event of Default; (n) require Borrower or any other Person (i) to provide additional collateral security, credit support, indemnities or guaranties for or in respect of the Loan or (ii) to increase or expand the scope or extent of any existing security, credit support, indemnity or guaranty; (o) violate or cause the violation of any existing agreement to which Borrower or any of its Affiliates is a party or any applicable Legal Requirements; or (p) materially increase any obligation or materially decrease any rights of Borrower, Guarantor, Manager or any Affiliate of the foregoing pursuant to any of the Loan Documents.
ARTICLE X
DEFAULTS
Section 10.1.    Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):
(i)    (A) if any monthly Debt Service, any monthly deposit of Reserve Funds or the payment due on the Maturity Date is not paid when due or (B) if any other portion of the Debt is not paid when due; provided that, with respect to this clause (B), such nonpayment continues for five (5) Business Days following notice to Borrower that the same is due and payable;
(ii)    if any of the Taxes or Other Charges are not paid when due;
(iii)    if the Policies are not kept in full force and effect;
(iv)    if Borrower commits, permits or suffers a Transfer in violation of the provisions of this Agreement or Article 6 of the Security Instrument;

(v)    if any certification, representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date such certification, representation or warranty was made;
(vi)    (A) if Borrower or Sole Member shall make an assignment for the benefit of creditors or (B) upon the declaration by Lender that the same constitutes an Event of Default (which declaration may be made by Lender in its sole and absolute discretion), if Guarantor shall make an assignment for the benefit of creditors;
(vii)    (A) if Borrower or Sole Member admits in a legal proceeding its inability to pay debts generally as they become due or (B) upon the declaration by Lender that the same constitutes an Event of Default (which declaration may be made by Lender in its sole and absolute discretion), if any Guarantor admits in a legal proceeding its inability to pay debts generally as they become due;
(viii)    (A) if a receiver, liquidator or trustee shall be appointed for Borrower or Sole Member or if Borrower or Sole Member shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Sole Member, or if any proceeding for the dissolution or liquidation of Borrower or Sole Member shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Sole Member, upon the same not being discharged, stayed or dismissed within sixty (60) days, or (B)upon the declaration by Lender that the same constitutes an Event of Default (which declaration may be made by Lender in its sole and absolute discretion), if a receiver, liquidator or trustee shall be appointed for any Guarantor or if any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Guarantor, or if any proceeding for the dissolution or liquidation of any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days or if an order for relief is entered;
(ix)    if Borrower or any Guarantor assigns its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(x)    subject to any rights of Borrower to contest any such Liens in accordance with the terms of the Loan Documents, if Borrower shall be in default beyond any applicable cure periods under any agreement (other than the Loan Documents) creating a Lien on the Property or any part thereof;

(xi)    with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;
(xii)    if Borrower shall continue to be in Default under any of the terms, covenants or provisions set forth in Section 9.1, Section 11.29 or Section 11.30 hereof, or fails to cooperate with Lender in connection with a Secondary Market Transaction in accordance with the terms, covenants and provisions set forth in Section 9.1 hereof, for three (3) Business Days after notice to Borrower from Lender;
(xiii)    if any of the assumptions contained in any Insolvency Opinion is or shall become untrue in any material respect;
(xiv)    if Borrower breaches any representation, warranty or covenant contained in Section 3.1.24 hereof in any material respect;
(xv)     intentionally omitted;
(xvi)    if there is any modification or amendment to any of the Mezzanine Loan Documents made without the prior written consent of Lender, except to the extent any such modification or amendment is permitted pursuant to the Intercreditor Agreement;
(xvii)    intentionally omitted;
(xviii)    if a material default has occurred and continues beyond any applicable cure period under the Management Agreement and such default permits Manager thereunder to terminate or cancel the Management Agreement;
(xix)    intentionally omitted;
(xx)    intentionally omitted;
(xxi)    if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in clauses (i) to (xx) above, for ten (10) Business Days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; or
(xxii)    if there shall be Default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower, Guarantor or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.
(b)    Upon the occurrence of an Event of Default (other than an Event of Default described in Section 10.1(a)(vi), (vii) or (viii) above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 10.1(a)(vi), (vii) or (viii) above, the Debt shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 10.2.     Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any portion of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or initiated or taken other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole and absolute discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that, if an Event of Default has occurred and remains outstanding,(i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its rights and remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Debt has been paid in full.
(b)    With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any order, proportion or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its sole and absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole and absolute discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments or

(ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.
(c)    Upon the occurrence of an Event of Default (but without limiting Lender’s rights under Section 9.1, Section 11.29 or Section 11.30 hereof), Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (collectively, the “Severed Loan Documents”) in such denominations and priority as Lender shall determine in its sole and absolute discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender; provided, however, Borrower shall not be required, in the aggregate, to materially increase its obligations with respect to the Loan. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and other matters and documentation in connection therewith. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
(d)    Any amounts recovered from the Property or any other collateral for the Loan after the occurrence of an Event of Default may be applied by Lender toward the payment of any principal and/or interest of the Loan and/or any other amounts due under the Loan Documents in such order, proportion and priority as Lender in its sole and absolute discretion shall determine.
Section 10.3.    Right to Cure Defaults. Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or under the other Loan Documents or being deemed to have cured any Event of Default, make, do or perform any obligation of Borrower hereunder or under the other Loan Documents in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes. All reasonable out-of-pocket costs and expenses incurred by Lender in remedying or attempting to remedy such Event of Default or such other breach or default by Borrower or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate from the date such costs and expenses were incurred to the date reimbursement payment is received by Lender. All such costs and expenses incurred by Lender, together with interest thereon calculated at the Default Rate, shall be deemed to constitute a portion of the Obligations, shall be secured by the liens and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.
Section 10.4.     Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole and absolute discretion. No delay or omission to exercise any right, power or remedy accruing upon an Event of Default shall impair any such right, power or remedy or shall be construed as a waiver thereof, but any such right, power or remedy may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any right, power or remedy consequent thereon.
ARTICLE XI
MISCELLANEOUS
Section 11.1.    Successors and Assigns. This Agreement and all agreements, covenants, representations and warranties in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender. Lender or its designee, acting solely for purposes of this Section 11.1 as an agent of Borrower, shall keep a copy of each assignment of the Loan and maintain a register for the recordation of the names and addresses of each assignee and principal amount of the Loan owing to such assignee pursuant to the terms hereof from time to time. A copy of an endorsement of the Note (via an allonge or otherwise) payable to an assignee or to the order of an assignee shall be sufficient to evidence an assignment of the Loan to such assignee; provided that upon the request of such assignee, the Borrower shall execute a replacement Note payable to such assignee, whereupon the replaced Note shall be cancelled and returned to Borrower. Failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s obligations in respect of the Loan. The entries in such register shall be deemed conclusive absent manifest error, and Borrower and Lender or its designee may treat each Person whose name is recorded in such register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. Such register shall be available for inspection by Borrower and Lender or its designee at any reasonable time and from time to time upon reasonable prior notice. Borrower shall pay Lender or its designee for all costs and expenses incurred by Lender or its designee in connection with maintaining said register and facilitating inspections of same by Borrower.
Section 11.2.    Lender’s Discretion. Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefore.
Section 11.3.     Governing Law. (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE

JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
United Corporate Services, Inc.
874 Walker Road, Suite C
Dover, Delaware 19904
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE AGENT IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 11.4.    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 11.5.    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement in, or exercising any right, power, remedy or privilege under, this Agreement or any other Loan Document shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6.    Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing (a) sent by telefax (with answer back acknowledged), (b) sent by registered or certified mail, postage prepaid, return receipt requested, (c) delivered by hand or (d) delivered by reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (i) if sent by telefax, on the date of sending the telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (ii) if sent by registered or certified mail, on the date of delivery or the date of the first attempted delivery, in either case on a Business Day (otherwise on the next Business Day), (iii) if delivered by hand, on the date of delivery if delivered during business hours on a Business Day (otherwise on the next Business Day), and (iv) if sent by an overnight commercial courier, on the next Business Day, in each case addressed to the parties as follows:
If to Lender:     UBS Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention: Transaction Management – Henry Chung
Facsimile No.: (212) 821-2943
with a copy to:     Dechert LLP
1095 Avenue of the Americas
New York, New York
Attention: Timothy A. Stafford, Esq.
Facsimile No.: (212) 698-3599
If to Borrower:     110 William, LLC
c/o Swig Equities, LLC
110 William Street, 1st Floor
New York, New York 10038
Attention: Kent M. Swig
Facsimile No.: (212) 508-7610
with a copy to:     Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Robert Sorin, Esq.
Facsimile No.: (212) 859-4000
with a copy to:     Silverpeak Real Estate Partners
1330 6th Avenue, Suite 1200
New York, New York 10019
Attention: Anthony Juliano
Facsimile No.: (212) 716-2065

with a copy to:     Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104-0050
Attention: Jeffrey J. Temple, Esq.
Facsimile No.: (212) 903-3620
Section 11.7.    Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
Section 11.8.    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 11.9.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 11.10.    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations. To the extent Borrower makes any payment to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or a portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 11.11.    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to the applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12.    Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender or its agent has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 11.13.    Expenses; Indemnity. (a) Subject to Section 9.1(k) and the last sentences of Sections 11.29 and 11.30(c), Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, this Agreement, any other Loan Document, the Property, or any other security given for the Loan; (vi) enforcing any obligations of, or collecting any payments due from, Borrower or Guarantor under this Agreement or the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; and (vii) securing Borrower’s compliance with any requests made by Lender pursuant to the provisions of this Agreement, including Section 9.1, Section 11.29 or Section 11.30 hereof; provided, however, that Borrower shall not be liable for the payment of any costs or expenses under this Section 11.13 to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. At Lender’s discretion, any such costs and expenses due and payable to Lender may be paid to Lender from any amounts in the Clearing Account or the Cash Management Account if not paid by Borrower within ten (10) Business Days after demand by Lender.
(b)    Borrower shall indemnify, defend and hold harmless Lender Indemnitees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, out-of-pocket costs and expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and expenses of counsel for any Lender Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Lender Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Lender Indemnitee in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, (ii) any misstatement or omission in any report, certificate, financial statement, other agreement, instrument or document or other materials or information provided by or on behalf of Borrower pursuant to this Agreement or any other Loan Document or in connection with the Loan, or (iii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnitees.
(c)    Borrower shall pay for or, if Borrower fails to pay, to reimburse Lender for, any fees, costs and expenses of any Rating Agency in connection with any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees, costs and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.
Section 11.14.    Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 11.15. Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 11.16. No Joint Venture or Partnership. Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender or to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
Section 11.17. Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media which refers to the Loan, the Loan Documents or Lender or any of its Affiliates shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender’s own promotional and marketing activities, including in connection with a Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender’s participation therein in the Loan.
Section 11.18.    Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners, members and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.
Section 11.19. Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.
Section 11.20. Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges and agrees that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any legal, beneficial or economic interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 11.21. Brokers and Financial Advisors. Borrower hereby represents that, except for Eastdil Secured (“Broker”), it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower will pay Broker a commission pursuant to a separate agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.
Section 11.22. Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under this Agreement, the Note, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents, and in any other collateral given to Lender, and Lender, by accepting this Agreement, the Note, the Security Instrument and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with this Agreement, the Note, the Security Instrument or the other Loan Documents. The provisions of this Section 11.22 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (c) affect the validity or enforceability of any guaranty or indemnity made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its rights and remedies against the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with, and Borrower shall be personally liable for, the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as the “Borrower’s Recourse Liabilities”):
(i)    fraud or intentional material misrepresentation by Borrower, any Sponsor, any Guarantor or any Affiliate of Borrower, any Sponsor or any Guarantor in connection with the Loan;
(ii)    the willful misconduct by or on behalf of Borrower, any Sponsor, any Guarantor or any Affiliate of Borrower, any Sponsor or any Guarantor in connection with the Loan;
(iii)    the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Security Instrument concerning Environmental Laws and Hazardous Substances and any indemnification of Lender and other Persons with respect thereto in the Environmental Indemnity or the Security Instrument;
(iv)    the removal or disposal of any portion of the Property during the continuation of any Event of Default except to the extent such removal or disposal is expressly permitted by the Loan Documents;
(v)    the misappropriation, misapplication or conversion by Borrower of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards or other amounts received in connection with a Condemnation of all or a portion of the Property, (C) any Rents to the extent such Rents are not deposited in accordance with the Clearing Account Agreement, or (D) any Rents collected for more than one (1) month in advance to the extent not applied to the payment of Taxes, Insurance Premiums, Debt Service and other amounts due under the Loan Documents;
(vi)    any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of the applicable Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;
(vii)    (A) Borrower’s failure to obtain and maintain in full force and effect fully paid for Policies as required by this Agreement except, with respect to any such Policy (other than any blanket Policy insuring one (1) or more properties in addition to the Property), to the extent such failure arises solely from insufficient cash flows from the operation of the Property or (B) Borrower’s failure to pay any Taxes or assessments affecting the Property except to the extent such failure arises solely from insufficient cash flows from the operation of the Property; provided, however, there shall be no liability under this clause (vii) in the event that no Event of Default exists and there are sufficient Insurance Funds in the Insurance Account or sufficient Tax Funds in the Tax Account (as applicable) to pay for such Policies or such Taxes or assessments (as applicable);
(viii)    failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property (which are not subordinate to the Lien of the Security Instrument) except, with respect to any such charges incurred by Borrower in accordance with the Loan Documents, to the extent such failure arises solely from insufficient cash flows from the operation of the Property;
(ix)    Borrower’s indemnification of Lender set forth in Section 9.2 hereof;
(x)    any intentional physical waste of the Property caused by Borrower, any Guarantor, or any of their principals, officers, agents or employees;
(xi)    Intentionally Omitted;
(xii)    Borrower fails, after ten (10) Business Days following written notice from Lender, to permit on-site inspections of the Property, fails to provide financial information, or fails to appoint or, if applicable, cause the appointment of, a new property manager upon the request of Lender, in each case as required by, and in accordance with the terms and provisions of, the Loan Documents;
(xiii)     forfeiture of the Property due to Borrower’s commission of a criminal act;
(xiv)    (A) the breach of any representation set forth in Section 3.1.24 hereof (except with respect to Sections 3.1.24(f) and (j), to the extent compliance would require any direct or indirect equity owner of Borrower to make any capital contributions to Borrower), or (B) the failure by Borrower to maintain its status as a special purpose entity as required by, and in accordance with, the terms and provisions of the Loan Documents (except with respect to Sections 3.1.24(f) and (j), to the extent compliance would require any direct or indirect equity owner of Borrower to make any capital contributions to Borrower); or
(xv)    if Borrower, Guarantor or any Affiliate of Borrower or Guarantor contests, impedes, delays or opposes the exercise by Lender of any enforcement actions, remedies or other rights it has under or in connection with this Agreement or the other Loan Documents, provided that the foregoing shall not include any defense, claim or counterclaim raised in good faith.
Notwithstanding anything to the contrary in this Agreement, the Note or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b) or 1111(b) or any other provisions of the U.S. Bankruptcy Code or any other Bankruptcy Law to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that any of the following occurs (each, a “Springing Recourse Event”): (1)(x) Borrower fails to maintain its status as a single purpose entity as required by, and in accordance with, the terms and provisions of, this Agreement and the other Loan Documents except as a result of Borrower’s inability to comply with Sections 3.1.24(f) and (j) hereof and (y) a court of competent jurisdiction orders a substantive consolidation of Borrower’s assets in a bankruptcy or insolvency proceeding of a Person other than Borrower and such failure is a material consideration in such order; (2) Borrower fails to obtain Lender’s prior consent to any Indebtedness secured by the Property except to the extent expressly permitted by this Agreement (for the avoidance of doubt, Permitted Trade Payables, unsecured loans made by any Person that owns a direct or indirect interest in Borrower to another Person that owns a direct or indirect interest in Borrower, or other payables or liabilities incurred in connection with the operation, management or leasing of the Property shall not constitute Indebtedness for the purposes of this sub-clause (2), although any such Indebtedness may nevertheless constitute a Default or an Event of Default if it violates any provision of any of the Loan Documents); (3) Borrower fails to obtain Lender’s prior consent to any voluntary Transfer of all or substantially all of the Property or to any Transfer which results in a change of control of Borrower except to the extent expressly permitted by this Agreement or the Security Instrument; (4) Borrower files a voluntary petition under the Bankruptcy Law; (5) any Affiliate of Borrower which controls, directly or indirectly, Borrower files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (6) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it by any other Person under the Bankruptcy Law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (7) any Affiliate of Borrower which controls, directly or indirectly, Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; or (8) Borrower makes an assignment for the benefit of creditors, or admits, in writing (other than in any information provided to Lender pursuant to this Agreement or the other Loan Documents or any financial statement of Borrower) or in any action or proceeding, its insolvency or inability to pay its debts as they become due.
As used in this Section 11.22, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings.
Section 11.23.    Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Mortgage and Mezzanine Term Sheet dated May 1, 2012 between Swig Equities, LLC and Longwing, Inc. and Lender, are superseded by the terms of this Agreement and the other Loan Documents.
Section 11.24. Servicer. (a) At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, nominees or designees, are collectively referred to herein as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement and/or other agreement providing for the servicing of one (1) or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for (i) any reasonable set-up fees or any other initial costs and expenses relating to or arising under the Servicing Agreement, but not including the legal costs incurred in connection with the negotiation of the Servicing Agreement, and (ii) any fees and expenses of Servicer (including, without limitation, attorneys’ fees and disbursements) in connection with any release of the Property, any prepayment, defeasance, assumption, amendment or modification of the Loan, any documents or matters requested by Borrower, special servicing or work-out of the Loan or enforcement of the Loan Documents, and all property inspections and/or appraisals of the Property (or any updates to existing inspections or appraisals) that Servicer may be required to obtain. Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under this Agreement and the other Loan Documents.
(b)    Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Guarantor pursuant to the provisions of this Agreement and the other Loan Documents.

(c)    Provided Borrower shall have been given notice of Servicer’s identity and address by Lender, Borrower shall deliver, or cause to be delivered, to Servicer duplicate originals of all notices and other documents and instruments which Borrower or Guarantor may or shall be required to deliver to Lender pursuant to this Agreement and the other Loan Documents (and no delivery of such notices or other documents and instruments by Borrower or Guarantor shall be of any force or effect unless delivered to Lender and Servicer as provided above).
Section 11.25. Joint and Several Liability. If Borrower consists of more than one (1) Person, the representations, warranties, covenants, obligations and liabilities of each Person shall be joint and several.
Section 11.26. Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Security Instrument or any of the other Loan Documents, Lender may at any time grant a security interest in all or any portion of its rights under this Agreement, the Note, the Security Instrument or any of the other Loan Documents (including, without limitation, the payments owing to it) (a) to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or to the central reserve bank or similar authority of any other country to secure any obligation of Lender or its Affiliates to such bank or similar authority or (b) to secure any borrowing by Lender or its Affiliates from any company that purchases or funds financial assets by issuing commercial paper.
Section 11.27. Intentionally Omitted.
Section 11.28. Set-Off. In addition to any other rights and remedies of Lender provided by the Loan Documents and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder or under the other Loan Documents (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate of Lender to or for the credit or the account of Borrower. Lender agrees to promptly notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
Section 11.29. Component Notes. Without in any way limiting Lender’s other rights under this Agreement or any other Loan Document (including Lender’s rights under Section 9.1 and Section 11.30 hereof), Lender shall have the right, at any time and in its sole and absolute discretion, to require Borrower to execute and deliver new component notes (including senior and junior notes) to replace the original note or modify the original note to reflect multiple components of the Loan, which notes may be paid in such order of priority as may be designated by Lender, provided that (a) the aggregate principal amount of such component notes shall, on the date created, equal the Outstanding Principal Balance immediately prior to the creation of such component notes, (b) the weighted average interest rate of all such component notes shall, on the date created, equal the interest rate which was applicable to the Loan immediately prior to the creation of such component notes, (c) the scheduled debt service payments on all such component notes shall, on the date created, equal the scheduled debt service payments under the Loan immediately prior to the creation of such component notes, and (d) Borrower shall not be required, in the aggregate, to materially decrease its rights or materially increase its obligations with respect to the Loan (except that the weighted average interest rate may subsequently change due to involuntary prepayments due to the application of Proceeds or an Award following a Casualty or Condemnation or if an Event of Default shall occur or otherwise pursuant to a prepayment under Section 5.3.2(i)). Borrower shall cooperate with all reasonable requests of Lender in order to establish the component notes and shall execute and deliver, and cause to be executed and delivered, such documents as shall reasonably be required by Lender or any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and, if applicable, satisfactory to such Rating Agency (including, without limitation, the severance of security documents). Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to establish the component notes as described in this Section 11.29, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Lender shall reimburse Borrower for all reasonable out-of-pocket third party costs and expenses actually incurred by Borrower, Guarantor, Manager and their respective Affiliates subsequent to the Closing Date in connection with the creation of the component notes and all requirements relating thereto, and Borrower shall not be responsible for any of Lender’s costs incurred in connection with the creation of the component notes and all requirements relating thereto.
Section 11.30.     Additional Mezzanine Loan. Without in any way limiting Lender’s other rights under this Agreement or any other Loan Document (including Lender’s rights under Section 9.1 and Section 11.29 hereof), Lender shall have the right (the “Mezzanine Option”) at any time, in its sole and absolute discretion, to divide the Loan into two parts: a mortgage loan (the “Mortgage Loan”) and one or more mezzanine loans (each individually, an “Additional Mezzanine Loan”). In effectuating the foregoing, Lender (in its capacity as the lender under the Additional Mezzanine Loans, “Additional Mezzanine Lender”) will make one or more mezzanine loans to single purpose, bankruptcy remote entities that own, directly or indirectly, all of the legal, beneficial and economic interests in Borrower (each individually, an “Additional Mezzanine Borrower”) in the amount of the related Additional Mezzanine Loan; each Additional Mezzanine Borrower will contribute the amount of its Additional Mezzanine Loan and the proceeds of any junior Additional Mezzanine Loan contributed to such Additional Mezzanine Borrower by its immediately junior Additional Mezzanine Borrower to Borrower (Borrower, in its capacity as the borrower under the Mortgage Loan, “Mortgage Borrower”) or to its immediately senior Additional Mezzanine Borrower, as applicable; and Mortgage Borrower will apply the contribution to pay down the Loan to the amount of the Mortgage Loan. In connection with the Mezzanine Option:
(a)    Lender shall have the right to establish different interest rates and debt service payments for the Mortgage Loan and the Additional Mezzanine Loans and to require the payment of the Mortgage Loan and the Additional Mezzanine Loans in such order of priority as may be designated by Lender; provided, that (i) the aggregate principal amount of the Mortgage

Loan and the Additional Mezzanine Loans shall equal the Outstanding Principal Balance immediately prior to the creation of the Mortgage Loan and the Additional Mezzanine Loans, (ii) the weighted average interest rate of the Mortgage Loan and the Additional Mezzanine Loans shall, on the date created, equal the interest rate which was applicable to the Loan immediately prior to creation of the Mortgage Loan and the Additional Mezzanine Loans, (iii) the scheduled debt service payments on the Mortgage Loan and the Additional Mezzanine Loans shall, on the date created, equal the scheduled debt service payments under the Loan immediately prior to creation of the Mortgage Loan and the Additional Mezzanine Loans, and (iv) neither Borrower nor its Affiliates shall be required, in the aggregate, to materially decrease their rights or materially increase their obligations with respect to the Loan existing immediately prior to creation of the Mortgage Loan and the Additional Mezzanine Loans (except that the weighted average interest rate may subsequently change due to involuntary prepayments due to the application of Proceeds or an Award following a Casualty or Condemnation or if an Event of Default shall occur or otherwise pursuant to a prepayment under Section 5.3.2(i)).
(b)    Each Additional Mezzanine Borrower shall be a single purpose, bankruptcy remote entity under the criteria established by the Rating Agencies and shall own directly one hundred percent (100%) of the legal, beneficial and economic interests in Mortgage Borrower or its immediately senior Additional Mezzanine Borrower, as applicable. The security for any Additional Mezzanine Loan shall include a pledge by the related Additional Mezzanine Borrower of one hundred percent (100%) of the direct ownership interests in Mortgage Borrower or its immediately senior Additional Mezzanine Borrower, as applicable.
(c)    Borrower, Mortgage Borrower and Additional Mezzanine Borrowers shall cooperate with all reasonable requests of Lender in order to convert the Loan into the Mortgage Loan and the Additional Mezzanine Loans and shall execute and deliver, and cause to be executed and delivered, such documents as shall reasonably be required by Lender or any Rating Agency in connection therewith, all in form and substance substantially similar to the Mezzanine Loan Documents and otherwise reasonably satisfactory to Lender and, if applicable, satisfactory to such Rating Agency (including, without limitation, the delivery of bankruptcy nonconsolidation opinions and the modification of organizational documents and loan documents). Each of Borrower, Mortgage Borrower and Additional Mezzanine Borrowers hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to convert the Loan as described in this Section 11.30, each of Borrower, Mortgage Borrower and Additional Mezzanine Borrowers ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Lender shall reimburse Borrower for all reasonable out-of-pocket third party costs and expenses actually incurred by Borrower, Guarantor, Manager and their respective Affiliates subsequent to the Closing Date in connection with the creation of the Mortgage Loan and the Additional Mezzanine Loans and all requirements relating thereto, and Borrower shall not be responsible for any of Lender’s costs incurred in connection with the creation of the Mortgage Loan and the Additional Mezzanine Loans and all requirements relating thereto.
Section 11.31.     Approvals; Third Parties; Conditions. (a) All approval rights retained or exercised by Lender with respect to any Leases, contracts, plans, studies and other matters are solely to facilitate Lender’s credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person.
(b)    This Agreement and the other Loan Documents are for the sole and exclusive use of Borrower and Lender and may not be enforced, nor relied upon, by any other Person. Nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon any Person other than Borrower and Lender any right to insist upon or to enforce the performance or observance of any of the terms, covenants and conditions contained herein or therein. All conditions to the obligations of Lender hereunder or under the other Loan Documents are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make the Loan (or, if applicable, make any advances) or otherwise perform or satisfy such obligations in the absence of strict compliance with any or all of such conditions and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in Lender’s sole and absolute discretion.
Section 11.32.    Limitation on Liability of Lender’s Officers, Employees, etc. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Lender’s interest in the Property only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any other asset or property of Lender or the asset or property of any of Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
Section 11.33.    Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, upon reasonable notice to Borrower, Lender shall have:
(a)    the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of Hazardous Substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times upon reasonable notice;
(b)    the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;
(c)    the right, in accordance with the terms of this Agreement, including, without limitation, Section 4.1.6 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness (in each case only to the extent Borrower is otherwise required to provide such reports pursuant to the terms of this Agreement); and

(d)    the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property).
The rights described above in this Section 11.33 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender. As used in this Section 11.33, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings.
[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives. all as of the day and year first above written.

LENDER:
UBS REAL ESTATE SECURITIES INC.,
a Delaware corporation

By: /s/ Timothy McGuire
Name:     Timothy McGuire
Title:     Director

By: /s/ Maryann Fisher
Name:     Maryann Fisher
Title:     Director

BORROWER:
110 WILLIAM, LLC,
a Delaware limited liability company
By:     110 William Mezz, LLC,
a Delaware limited liability company,
its sole equity member
By:    110 William Mezz Parent, LLC,
a Delaware limited liability company,
its sole equity member
By:    SE 110 William Management, LLC,
a New York limited liability company,
its managing member
By: /s/ Kent M. Swig
Name:     Kent M. Swig
Title:     Managing Member

[Signature Page to Loan Agreement]

SCHEDULE I
(RENT ROLL)

[Signature Page to Loan Agreement]

Database: SWIGEQUITIES
Bldg Status: Active only

Page: 1
Date: 6/8/2012
Time: 11:06 AM

Rent Roll
110 WILLIAM, LLC
6/30/2012

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases: Cat	Date	Monthly Amount	PSF
Vacant Suites													
11000 -0010	Vacant			742									
11000 -0030	Vacant			103									
11000 -0060	Vacant			646									
11000 -0160	Vacant			810									
11000 -0910	Vacant			10,559									
11000 -1440	Vacant			574									
11000 -2200	Vacant			8,514									
11000 -2901	Vacant			3,095									
11000 -SB-D	Vacant			288									
11000 -SB-E	Vacant			178									
11000 -SB-M	Vacant			374									
11000 -SB-O	Vacant			226									
11000 -SB-P	Vacant			248									
Occupied Suites													
11000 -0020	BUILDING PLAN ROOM	8/1/2006	12/31/2049	1,151									
11000 -0040C	COGENT COMMUNICATIONS	1/11/2002	12/31/2012	84	650.00	92.86			50.00				
11000 -0050	HSBC BANK USA	5/1/2001	4/30/2021	5,356	36,780.57	82.41				RRU	5/1/2016	41,194.24	92.29
11000 -0100	MANAGEMENT OFFICE	1/1/2008	12/31/2049	2,515									
11000 -0105	KINKO'S, INC	6/19/2000	9/30/2015	4,000	13,416.67	40.25	745.90	2,525,917.03					
11000 -0110	GATEWAY NEWSSTAND	11/30/1999	1/31/2020	200	1,962.50	117.75			66.67	RRU	2/1/2015	2,471.88	148.31
11000 -0120	HSBC BANK USA	5/1/2001	4/30/2021	7,790	53,495.26	82.41				RRU	5/1/2016	59,914.70	92.29
11000 -0130	CP at William Street, Inc.	8/1/2010	3/30/2021	2,528	9,991.63	47.43			1,121.49	RRU	8/1/2015	11,490.38	54.54
11000 -0140	Swig Equities, LLC	8/23/2011	8/22/2013	1,575					3,018.75

Database: SWIGEQUITIES
Bldg Status: Active only

Rent Roll
110 WILLIAM, LLC
6/30/2012

Page: 2
Date: 6/8/2012
Time: 11:06 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
11000 -0170	CP at William Street, Inc.	8/1/2010	3/30/2021	443									
11000 -0180	Messenger Center	1/1/2001	1/1/2022	400									
11000 -0400	ECONOMIC DEVELOPMENT	1/1/2004	8/31/2019	37,465	87,418.33	28.00	5,654.13	3,690,498.84	1,000.00	FRE	9/1/2014	-90,384.31	-4.13
										FRE	9/1/2015	-90,384.31	-4.13
										FRE	2/1/2019	-90,384.31	-4.13
										RCM	9/1/2014	90,384.31	4.13
	Additional Space 11000 -0040	7/26/2007	11/30/2013	1,127					1,725.00				
	Additional Space 11000 -0200	1/1/2004	8/31/2019	36,417	84,973.00	28.00	5,648.58	3,690,498.84		FRE	9/1/2014	-87,856.01	-28.95
										FRE	9/1/2015	-87,856.01	-28.95
										FRE	2/1/2019	-87,856.01	-28.95
										RCM	9/1/2014	87,856.01	28.95
	Additional Space 11000 -0300	1/1/2004	8/31/2019	37,621	87,782.33	28.00	5,760.98	3,690,498.84		FRE	9/1/2014	-90,760.66	-28.95
										FRE	9/1/2015	-90,760.66	-28.95
										FRE	2/1/2019	-90,760.66	-28.95
										RCM	9/1/2014	90,760.66	28.95
	Additional Space 11000 -0500	1/1/2004	8/31/2019	37,707	87,983.00	28.00	5,665.71	3,690,498.84		FRE	9/1/2014	-90,968.14	-28.95
										FRE	9/1/2015	-90,968.14	-28.95
										FRE	2/1/2019	-90,968.14	-28.95
										RCM	9/1/2014	90,968.14	28.95
	Additional Space 11000 -0600	1/1/2004	8/31/2019	37,722	88,018.00	28.00	5,780.46	3,690,498.84		FRE	9/1/2014	-91,004.33	-28.95
										FRE	9/1/2015	-91,004.33	-28.95
										FRE	2/1/2019	-91,004.33	-28.95
										RCM	9/1/2014	91,004.33	28.95
	Additional Space 11000 -0700	12/31/2003	8/31/2019	37,837	88,286.34	28.00	5,941.19	3,690,498.84	3,379.40	FRE	9/1/2014	-91,281.76	-28.95
										FRE	9/1/2015	-91,281.76	-28.95
										FRE	2/1/2019	-91,281.76	-28.95
										RCM	9/1/2014	91,281.76	28.95
	Additional Space 11000 -0800	12/31/2003	8/31/2019	37,735	88,048.33	28.00	5,928.05	3,690,498.84		FRE	9/1/2014	-91,035.69	-28.95
										FRE	9/1/2015	-91,035.69	-28.95
										FRE	2/1/2019	-91,035.69	-28.95
										RCM	9/1/2014	91,035.69	28.95
			Total	263,631	612,509.33		40,379.10		6,104.40				
11000 -0900	NYC HOUSING DEVELOPMENT CORP	7/15/1999	11/18/2022	13,385	33,462.50	15.11	8,132.82	2,525,917.03					
	Additional Space 11000 -0905	1/29/2007	11/18/2022	6,477	16,192.50	30.00	561.58						
	Additional Space 11000 -910A	1/18/2012	11/18/2022	6,710					1,677.50	RCM	11/18/2017	18,648.21	33.35
			Total	26,572	49,655.00		8,694.40		1,677.50				
11000 -0900s	INFOHIGHWAY COMM. (EUREKA)	1/27/2000	1/31/2005	155	300.00	23.23			20.00				
11000 -0915	METROPOLITAN FIBER (VERIZON)	7/26/2004	7/25/2014	94					30.00	RCM	7/26/2012	950.08	121.29
										RCM	7/26/2013	978.58	124.93
										RCM	7/26/2014	1,007.94	128.67

Database: SWIGEQUITIES
Bldg Status: Active only

Rent Roll
110 WILLIAM, LLC
6/30/2012

Page: 3
Date: 6/8/2012
Time: 11:06 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
11000 -1000	NYC HOUSING DEVELOPMENT CORP	7/15/1999	11/18/2022	34,803	87,007.50	30.00	21,146.42	2,525,917.03	583.34				
11000 -1100	ACCESS INTELLIGENCE (CHEM WK)	3/13/2000	9/30/2015	33,607	94,057.59	23.18	15,563.96	2,574,143.34	416.67				
	Additional Space 11000 -1810	3/13/2000	9/30/2015	15,076	37,792.17	30.08	6,981.84	2,574,143.34					
			Total	48,683	131,849.76		22,545.80		416.67				
11000 -1200	LOVELL SAFETY MANAGEMENT	2/15/2007	11/30/2017	23,871	52,715.13	26.50			250.00	RCM	10/1/2012	58,185.56	29.25
11000 -1201	Change to Win	5/31/2011	5/31/2013	3,255	6,967.73	25.69			813.75				
11000 -1300	NYC DEPT OFJUVENILE JUSTICE	10/31/2007	2/28/2018	36,847	107,658.86	35.06				RCM	2/1/2014	111,624.13	28.15
	Additional Space 11000 -1430	10/31/2007	2/28/2018	10,737									
			Total	47,584	107,658.86		0.00		0.00				
11000 -1400	Derive Technologies, LLC	10/18/2011	9/30/2018	9,790	18,764.17	23.00				RCM	10/18/2012	19,233.27	23.57
										RCM	10/18/2013	19,714.10	24.16
										RCM	10/18/2014	20,206.96	24.77
										RCM	10/18/2015	21,757.42	26.67
										RCM	10/18/2016	22,301.35	27.34
										RCM	10/18/2017	22,858.88	28.02
11000 -1410	BOLTON-ST. JOHNS	9/9/2006	10/8/2013	4,399	10,976.54	29.94			1,249.75	RCM	4/1/2013	11,250.95	30.69
11000 -1420	NYC DEPT OF ADMIN SVCS (IBO)	2/1/2000	8/10/2021	8,503	20,548.92	29.00				RCM	8/11/2016	22,603.81	31.90
11000 -1500	NYS - Superintendent of Insur	11/3/2010	1/31/2026	36,500	281,638.33	29.00	6,960.96		1,569.83	RCM	1/3/2016	330,196.66	36.77
										RCM	1/3/2021	378,755.00	42.18
	Additional Space 11000 -1600	10/1/2010	12/31/2025	36,500									
	Additional Space 11000 -1700	10/1/2010	12/31/2025	34,750									
	Additional Space 11000 -1801	10/1/2010	12/31/2025	8,790									
			Total	116,540	281,638.33		6,960.96		1,569.83				
11000 -1800	GBCHEALTH	10/16/2008	9/30/2015	12,014	38,290.06	38.25			3,103.50	RCM	2/1/2013	39,438.77	39.39
										RCM	2/1/2014	40,621.93	40.57
										RCM	2/1/2015	41,840.59	41.79
11000 -1900	MOTOR VEHICLE ACCIDENT, CORP.	6/1/1987	1/31/2013	32,453	62,201.58	23.00	20,439.60	2,561,038.00					
	Additional Space 11000 -SB-F	5/23/1988	1/31/2013	777									
	Additional Space 11000 -SBF	2/9/1993	1/31/2013	288					26.67				
			Total	33,518	62,201.58		20,439.60		26.67				
11000 -2005	NYC DEPT OF ACS	11/1/2010	10/16/2017	25,397	62,963.40	29.75							
11000 -2010	NYC DEPT OF ACS	9/28/2006	10/16/2017	5,499	13,632.94	29.75			1,260.19

Database: SWIGEQUITIES
Bldg Status: Active only

Rent Roll
110 WILLIAM, LLC
6/30/2012

Page: 4
Date: 6/8/2012
Time: 11:06 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
11000 -2100	United States Fire Ins. Co.	9/15/2009	9/30/2013	18,500	57,966.90	37.60				RCM	9/1/2012	59,705.91	38.73
11000 -2202	Don Congdon Associates, Inc.	12/15/2011	4/30/2022	4,460	10,406.67	28.00			1,115.00	RCM	12/15/2012	10,718.87	28.84
										RCM	12/15/2013	11,040.43	29.71
										RCM	12/15/2014	12,114.98	32.60
										RCM	12/15/2015	12,478.43	33.57
										RCM	12/15/2016	12,852.78	34.58
										RCM	12/15/2017	13,981.70	37.62
										RCM	12/15/2018	14,401.15	38.75
										RCM	12/15/2019	14,833.18	39.91
										RCM	12/15/2020	15,278.18	41.11
										RCM	12/15/2021	15,736.52	42.34
11000 -2210	CAMPBELL SOLBERG ASSOC INC	5/15/2010	12/31/2015	4,200					1,050.00	FRE	11/1/2012	-2,750.00	-7.86
										FRE	5/1/2013	-11,182.80	-31.95
										FRE	9/1/2013	-2,750.00	-7.86
										FRE	5/1/2014	-11,462.37	-32.75
										FRE	7/1/2014	-2,750.00	-7.86
										FRE	5/1/2015	-11,748.94	-33.57
										RCM	5/15/2013	11,307.35	32.31
										RCM	5/15/2014	11,590.04	33.11
										RCM	5/15/2015	11,879.79	33.94
11000 -2300	WB Engineering & Consult.PLLC	4/11/2011	8/10/2021	16,735	47,600.62	34.13				FRE	4/11/2016	-56,830.52	-40.75
										RCM	4/11/2013	48,790.63	34.99
										RCM	4/11/2014	50,010.40	35.86
										RCM	4/11/2015	51,260.66	36.76
										RCM	4/11/2016	56,830.52	40.75
										RCM	4/11/2017	58,251.28	41.77
										RCM	4/11/2018	59,707.56	42.81
										RCM	4/11/2019	61,200.25	43.88
										RCM	4/11/2020	62,730.26	44.98
										RCM	4/11/2021	64,298.50	46.11
11000 -2400	INSURANCE INFORMATION INSTITU	9/1/1987	12/31/2015	16,408	29,985.01	21.93	11,512.70	2,420,245.00					
11000 -2500	HARDIN, KUNDLA, MCKEON	7/1/2009	3/31/2016	12,516	29,204.00	28.00	1,149.75			FRE	8/1/2012	-29,204.00	-28.00
										FRE	3/1/2013	-15,000.00	-14.38
										FRE	8/1/2013	-29,204.00	-28.00
										FRE	3/1/2014	-15,000.00	-14.38
										FRE	8/1/2014	-29,204.00	-28.00
										FRE	3/1/2015	-15,000.00	-14.38
										FRE	8/1/2015	-29,204.00	-28.00
11000 -2505	HART ENERGY PUBLISHING, LLLP	10/1/2009	11/30/2014	2,143	6,316.11	35.37			730.75	RCM	11/2/2012	6,489.80	36.34
										RCM	11/2/2013	6,668.27	37.34
										RCM	11/2/2014	6,851.65	38.37
11000 -2510	EFG Asset Management , Inc.	1/27/2012	7/31/2016	1,785	4,945.94	33.25			728.44	RCM	1/27/2013	5,081.95	34.16
										RCM	1/27/2014	5,221.70	35.10

Database: SWIGEQUITIES
Bldg Status: Active only

Rent Roll
110 WILLIAM, LLC
6/30/2012

Page: 5
Date: 6/8/2012
Time: 11:06 AM

Bldg Id	Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
											RCM	1/27/2015	5,365.30	36.07
											RCM	1/27/2016	5,512.84	37.06
11000	-2601	WILENTZ, GOLDMAN & SPITZER	7/28/2006	12/31/2013	11,487	28,526.05	29.80			3,121.75				
11000	-2602	SQN Capital Partners, LLC	5/3/2011	6/30/2018	3,010	7,584.57	30.24			847.50	RCM	5/3/2013	7,774.19	30.99
											RCM	5/3/2014	8,482.75	33.82
											RCM	5/3/2015	8,694.82	34.66
											RCM	5/3/2016	8,912.19	35.53
											RCM	5/3/2017	9,134.99	36.42
											RCM	5/3/2018	9,363.37	37.33
11000	-2700	StackExchange	6/11/2012	6/10/2023	15,120									
11000	-2800	StackExchange	6/11/2012	6/10/2023	15,110						RCM	6/11/2014	87,578.83	69.55
											RCM	6/11/2015	89,549.35	71.12
											RCM	6/11/2016	91,564.21	72.72
											RCM	6/11/2017	93,624.41	74.35
											RCM	6/11/2018	95,730.96	76.03
											RCM	6/11/2019	97,884.90	77.74
											RCM	6/11/2020	100,087.31	79.49
											RCM	6/11/2021	102,339.28	81.28
											RCM	6/11/2022	104,641.91	83.10
11000	-2900	T.Y. LIN INTERNATIONAL	1/24/2011	5/31/2021	10,350	27,472.78	31.85			2,782.50	FRE	9/1/2016	-33,280.40	-38.59
											RCM	2/1/2013	28,228.28	32.73
											RCM	2/1/2014	29,004.56	33.63
											RCM	2/1/2015	29,802.19	34.55
											RCM	2/1/2016	33,280.40	38.59
											RCM	2/1/2017	34,195.61	39.65
											RCM	2/1/2018	35,135.99	40.74
											RCM	2/1/2019	36,102.23	41.86
											RCM	2/1/2020	37,095.04	43.01
											RCM	2/1/2021	38,115.16	44.19
11000	-3000	Sharedbook Inc.	8/25/2011	12/31/2014	6,070	13,005.48	25.71			1,692.50	RCM	6/17/2013	14,944.13	29.54
											RCM	6/17/2014	15,317.73	30.28
11000	-3010	PACO GROUP, INC	1/28/2010	12/31/2015	5,714	15,154.96	31.83			1,428.50	RCM	1/28/2013	15,609.61	32.78
											RCM	1/28/2014	16,077.89	33.77
											RCM	1/28/2015	16,560.23	34.78
11000	-3100	THE HEFFNER AGENCY	2/1/2000	12/31/2014	7,773	28,754.17	32.70							
		Additional Space 11000 -3110	10/10/2002	12/31/2014	2,527									
		Additional Space 11000 -SB-L	2/1/2000	12/31/2014	253					379.50				
				Total	10,553	28,754.17		0.00		379.50				
11000	-3200	KNOWLEDGE DELIVERY SYSTEMS	12/8/2006	8/31/2012	3,960	14,130.00	42.82			150.00				
		Additional Space 11000 -3200S	12/1/2006	8/31/2012	326					650.00

Database: SWIGEQUITIES
Bldg Status: Active only

Rent Roll
110 WILLIAM, LLC
6/30/2012

Page: 6
Date: 6/8/2012
Time: 11:06 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Cat	Date	Monthly Amount	PSF
	Additional Space 11000 -3201	12/1/2007	8/31/2012	750									
			Total	5,036	14,130.00		0.00		800.00				
11000 -9901	AT&T CORPORATION	8/1/2002	7/31/2012	0	3,092.40				31.69				
11000 -CABS	CAPTIVATE NETWORK	11/17/2010	5/17/2013	0									
11000 -ROOF1	ABOVENET COMMUNICATIONS	7/1/2000	6/30/2015	0	1,184.50				25.00	TLC	7/1/2012	1,220.04	0.00
										TLC	7/1/2013	1,256.64	0.00
										TLC	7/1/2014	1,294.34	0.00
11000 -SB-A	SECURITY GUARD LOCKER ROOM	1/1/2008	12/31/2049	153									
11000 -SB-B	PORTER LOCKER ROOM	1/1/2005	12/31/2049	178									
11000 -SB-C	Building Storage	1/1/2001	1/1/2021	586									
11000 -SB-G	Cleaning Storage	1/1/2001	1/1/2021	205									
11000 -SB-I	BLDG. CLEANING SUPPLIES	1/1/2008	12/31/2049	405									
11000 -SB-K	Building Storage	1/1/2001	1/1/2021	181									
11000 -SB-N	CON EDISON COMMUNICATIONS	5/20/2003	5/31/2011	90	1,425.65	190.09			31.69				

(Future Rent Increases: Cat, Date, Monthly Amount, PSF)

		%	Units	GLA Sqft	Monthly Base Rent	Monthly Cost Recovery	Monthly Other Income
Totals:	Occupied Sqft:	97.00%	72 Units	851,345	2,000,731.69	133,574.63	36,127.33
	Leased/Unoccupied Sqft:		0 Units	0			
	Vacant Sqft:	3.00%	13 Units	26,357			
	Total Sqft:		85 Units	877,702	2,000,731.69		
Total 110 WILLIAM, LLC:	Occupied Sqft:	97.00%	72 Units	851,345	2,000,731.69	133,574.63	36,127.33
	Leased/Unoccupied Sqft:		0 Units	0			
	Vacant Sqft:	3.00%	13 Units	26,357			
	Total Sqft:		85 Units	877,702	2,000,731.69		
Grand Total:	Occupied Sqft:	97.00%	72 Units	851,345	2,000,731.69	133,574.63	36,127.33
	Leased/Unoccupied Sqft:		0 Units	0			
	Vacant Sqft:	3.00%	13 Units	26,357			
	Total Sqft:		85 Units	877,702	2,000,731.69

SCHEDULE II
(REQUIRED REPAIRS)

Item	Immediate Total	Time to Complete (from Closing Date)
Facade inspection	$60,000	6 months
Curtain wall repairs	$120,000	6 months
Window replacement	$550	6 months
Infrared (IR) survey	$10,000	6 months
Provide inspection certificates (Action Item)	$0	6 months
Fire alarm panel	$500,000	When necessary
Complete ADA Compliance Upgrades	$1,250	6 months
Close out open violations (Action Item)	$0	6 months
Total Repair Cost	$694,000

SCHEDULE III
(ORGANIZATIONAL CHART)
SEE ATTACHED

110 WILLIAM STREET New York, New York (Property)
110 William, LLC, a Delaware Limited Liability Company (Borrower)
110 William Mezz, LLC, a Delaware Limited Liability Company
100.00% shareholder
110 William Spring, Inc., a Delaware Corporation (Springing Member)
110 William Mezz Parent, LLC, a Delaware Limited Liability Company
75%
0.0001%
24.9999%
Longwing 110 William, LLC, a Delaware Limited Liability Company
100%
Longwing 110 William Ownership, LLC, a Delaware Limited Liability Company
100%
Longwing Real Estate Ventures, LLC, a Delaware Limited Liability Company
1.667%
98.333%
Longwing Incorporated, a Delaware Corporation
Others
SE 110 William Management, LLC, a New York Limited Liability Company (Managing Member)
100.00%
Kent M. Swig (Sole Member)
SE 110 William Property, LLC, a New York Limited Liability Company
SBE 110 William Ownership, LLC (NY) (.001%)
SBE 110 William Director, LLC (DE) (managing member) (.001%)
SBE 110 William Capital 2, LLC (DE) (49.998%)
Costa NYC, LLC (PA) (50%)
Kent M. Swig (sole member)
Kent M. Swig (sole member)
Kent M. Swig, his Family Members and Family Trusts
Frank Costa (managing member)

SCHEDULE IV
(RESERVED)

SCHEDULE V
(UPDATED INFORMATION)

1.	Any proposed program for the renovation, improvement or development of the Property, or any part thereof, including the estimated cost thereof and the method of financing to be used.

2.	The general competitive conditions to which the Property is or may be subject.

3.	Management of the Property.

4.	Occupancy rate expressed as a percentage for each of the last five (5) years.

5.	Principal businesses, occupations and professions carried on, in or from the Property.

6.
Number of tenants occupying 10% or more of the total rentable square footage of the Property, the principal business of each such tenant, and the principal provisions of the Leases with such tenants (including, but not limited to: rent per annum, expiration date, and renewal options).

7.	The average effective annual rent per square foot or unit for each of the last three (3) years.

8.	Schedule of the lease expirations for each of the ten (10) years starting with the year in which the Securities issued in connection with a Securitization are issued, stating:
(a)     The number of tenants whose leases will expire.
(b)    The total area in square feet covered by such Leases.
(c)    The annual rent represented by such Leases.
(d)    The percentage of gross annual rent represented by such Leases.

9.	Such additional information as requested by Lender in order to comply with the disclosure requirements of Item 1111 or Regulation AB.

SCHEDULE VI
(MATERIAL AGREEMENTS)
Material Agreements

•	Perfect Building Maintenance

•	Classic Security, LLC

•	Hess Corporation

SCHEDULE VII
(NYC DEPARTMENT OF BUILDING VIOLATIONS)

DOB Violation Display for 093010E9028/356934 Page 1 of 1

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DOB Violation Display for 093010E9028/356934

Premises: 110 WILLIAM STREET MANHATTAN **BIN:** 1001186 **Block:** 77 **Lot:** 8

Issue Date:	09/30/2010	**Violation Category:**	V - DOB VIOLATION - ACTIVE
Violation Type:	E - ELEVATOR		
Violation Number:	9028/356934	**Device No.:**	01P24377
ECB No.:			
Infraction Codes:			
Description:			

Disposition:
Code: **Date:**
Inspector:
Comments:

If you have any questions please review these Frequently Asked Questions, the Glossary, or call the 311 Citizen Service Center by dialing 311 or (212) NEW YORK outside of New York City.

http://a810-bisweb.nyc.gov/bisweb/ActionViolationDisplayServlet?requestid=15&allbin=1... 5/13/2012

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Premises: 110 WILLIAM STREET MANHATTAN **BIN: 1001186 Block: 77 Lot: 8**

Issue Date:	12/13/2011	**Violation Category:**	V - DOB VIOLATION - ACTIVE
Violation Type:	E - ELEVATOR		
Violation Number:	9028/411645	**Device No.:**	01P24377
ECB No.:			
Infraction Codes:			
Description:			

Disposition:
Code: **Date:**
Inspector:
Comments:

If you have any questions please review these Frequently Asked Questions, the Glossary, or call the 311 Citizen Service Center by dialing 311 or (212) NEW YORK outside of New York City.

http://a810-bisweb.nyc.gov/bisweb/ActionViolationDisplayServlet?requestid=16&allbin=1... 5/13/2012

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DOB Violation Display for 121311E9028/411646

Premises: 110 WILLIAM STREET MANHATTAN **BIN: 1001186 Block: 77 Lot: 8**

Issue Date: 12/13/2011
Violation Category: V - DOB VIOLATION - ACTIVE
Violation Type: E - ELEVATOR
Violation Number: 9028/411646
Device No.: 0001E409
ECB No.:
Infraction Codes:
Description:

Disposition:
Code: **Date:**
Inspector:
Comments:

If you have any questions please review these Frequently Asked Questions, the Glossary, or call the 311 Citizen Service Center by dialing 311 or (212) NEW YORK outside of New York City.

http://a810-bisweb.nyc.gov/bisweb/ActionViolationDisplayServlet?requestid=16&allbin=1... 5/13/2012

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DOB Violation Display for 121311E9028/411647

Premises: 110 WILLIAM STREET MANHATTAN **BIN: 1001186 Block: 77 Lot: 8**

Issue Date:	12/13/2011	**Violation Category:**	V - DOB VIOLATION - ACTIVE
Violation Type:	E - ELEVATOR		
Violation Number:	9028/411647	**Device No.:**	0001E408
ECB No.:			
Infraction Codes:			
Description:			

Disposition:
Code: **Date:**
Inspector:
Comments:

If you have any questions please review these Frequently Asked Questions, the Glossary, or call the 311 Citizen Service Center by dialing 311 or (212) NEW YORK outside of New York City.

http://a810-bisweb.nyc.gov/bisweb/ActionViolationDisplayServlet?requestid=16&allbin=1... 5/13/2012

DOB Violation Display for 092810E9028/356932 Page 1 of 1

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DOB Violation Display for 092810E9028/356932

Premises: 110 WILLIAM STREET MANHATTAN **BIN:** 1001186 **Block:** 77 **Lot:** 8

Issue Date:	09/28/2010	**Violation Category:**	V - DOB VIOLATION - ACTIVE
Violation Type:	E - ELEVATOR		
Violation Number:	9028/356932	**Device No.:**	01P23896
ECB No.:			
Infraction Codes:			
Description:			

Disposition:
Code: **Date:**
Inspector:
Comments:

If you have any questions please review these Frequently Asked Questions, the Glossary, or call the 311 Citizen Service Center by dialing 311 or (212) NEW YORK outside of New York City.

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ECB Violation Details Page 1 of 2

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ECB Violation Details

Premises: 110 WILLIAM STREET MANHATTAN **Filed At: 110 WILLIAM STREET , MANHATTAN , NY 10038**

BIN: 1001186 Block: 77 Lot: 8 **Community Board: 101**

ECB Violation Summary

VIOLATION OPEN

ECB Violation Number: 34260562Y

Severity: HAZARDOUS

Certification Status: NO COMPLIANCE RECORDED
Hearing Status: IN VIOLATION
Penalty Balance Due: $0.00

Respondent Information

Name:	GRAHAM RESTORATION CO INC
Mailing Address:	365 BROADWAY , NEW YORK , NY 10013

Violation Details

Violation Date:	01/09/2002	**Violation Type:**	CRANES & DERRICKS
Served Date:	02/26/2002	**Inspection Unit:**	

Infraction Codes	Section of Law	Standard Description
B1X	27-1046(D)(2)	USE SCAFFOLD WITH FIBER ROPES WHEN UPPER BLOCK > 100' ABOVE PLATFO
B1N	27-201	WORK CONTRARY TO APPROVED DEPT OF BLDGS PLANS AND APPLICATION
B1Z	27-1042(G)	FAIL TO PROVIDE TOE BOARD ON 2 POINT/MULTI-POINT SUSP SCAFFOLD
B2E	27-1009	OPERATION OF CRANE/DERRICK OR EQUIPMENT IN AN UNSAFE MANNER

Specific Violation Condition(s) and Remedy:

USING A 2PTS SUSPENDED SCAFFOLD WITH FIBER ROPE WHEN THE UPPER BLOCK IS 100 FT ABOVE THE PLATFORM OUTRIGGERS NOT SET-UP ACCORDING TO APPROVED DOB PLANS USING A TWO PTS SUSPENDED SCAFFOLD WITHOUT A TOEBOARD, USI

Issuing Inspector ID:	0770	**DOB Violation Number:**	010902CSSCW11
Issued as Aggravated Level:	MULTIPLE OFFENSE		

Dept. of Buildings Compliance Information

Certification Status:	NO COMPLIANCE RECORDED
Compliance On:	

A Certificate of Correction must be submitted to the Administrative Enforcement Unit (AEU) for all violations. A violation that is not dismissed by ECB will continue to remain ACTIVE or "open" on DOB records until acceptable proof is submitted to the AEU, even if you have paid the penalty imposed by ECB.

ECB Hearing Information

Scheduled Hearing Date:	05/16/2002	**Hearing Status:**	IN VIOLATION

http://a810-bisweb.nyc.gov/bisweb/ECBQueryByNumberServlet?requestid=2&ecbin=342... 5/13/2012

ECB Violation Details Page 2 of 2

Hearing Time: 8:30

ECB Penalty Information

Penalty Imposed:	$6,000.00
Adjustments:	$0.00
Amount Paid:	$6,200.00
Penalty Balance Due:	$0.00

ECB Violation History

Compliance Events	**Hearing Events**

If you have any questions please review these Frequently Asked Questions, the Glossary, or call the 311 Citizen Service Center by dialing 311 or (212) NEW YORK outside of New York City.

http://a810-bisweb.nyc.gov/bisweb/ECBQueryByNumberServlet?requestid=2&ecbin=342... 5/13/2012

SCHEDULE VIII
(LEASING EXCEPTIONS)
Tenant Subleases
Access Intelligence, LLC sublease of Suite 1810 to Committee for Hispanic Children &
Families, Inc.
Access Intelligence, LLC sublease of Suite 1100 to Artemiss, LLC
Don Congdon Associates, Inc. sublease of 231 square feet within Suite 2202 to Dunham
Literary, Inc.
Tenant Termination Options
City of NY - Department of Juvenile Justice
City of NY - Independent Budget Office
Stack Exchange, Inc.
Superintendent of Insurance of the State of New York
WB Engineering & Consulting, PLLC
Tenant Options to Lease Additional Space
Access Intelligence, LLC (fka Chemical Week)
NYC Housing Development Corp.
Superintendent of Insurance of the State of New York
Tobmar Int'l, Inc. (dba Gateway Newsstands)
WB Engineering & Consulting, PLLC